Exhibit 10.9

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] or [Redacted] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TECHNOLOGY AS A SERVICE AGREEMENT

Between

HOF Village NEWCO, LLC

as Customer

- and -

Johnson Controls, Inc.

as Provider

October 9, 2020

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

TABLE OF CONTENTS

Article 1 AGREEMENT DOCUMENTS AND DEFINITIONS		2
1.1	Agreement Documents	2
1.2	Principles of Interpretation	3
1.3	Schedules, Annexes and Attachments.	4
1.4	Definition; Recitals	5

Article 2 PERFORMANCE of THE Project WORK		5
2.1	Provider’s Obligation to Perform the Phase 2 Work	5
2.2	Provider’s Obligation to Perform the Phase 3 Work	6
2.3	Provider Subcontracted Work	7
2.4	Project Labor Agreement	7
2.5	Project Diversity Goals	7

Article 3 Support of Project Work and Project Services		8
3.1	Customer’s Obligation to Support Project Work and Project Services.	8
3.2	Provider Additional Obligations	9
3.3	Communications	9
3.4	Co-ordination with General Contractor(s)	10

Article 4 maintenance and lifecycle obligations		10
4.1	Interim Services	10
4.2	General	10
4.3	Key Performance Indicators	10
4.4	KPI Remedy Limitation	12
4.5	Monthly Performance Report.	12
4.6	Planned and Emergency Maintenance or Replacement. Annual Scheduled Maintenance Plan.	12
4.7	KPI Remedy Not Applicable	13
4.8	Phase 1 Planned Services Agreement	13

Article 5 TERM		14
5.1	Overall Term of Agreement	14

Article 6 Payment		14
6.1	Payments.	14
6.2	Taxes	15
6.3	Overdue Amounts	15

Article 7 COMPLIANCE WITH LAWS/CHANGES		15
7.1	Compliance With Law.	16
7.2	Change in Law/Customer Policies.	16
7.3	Changes.	16
7.4	Excused Failure.	16

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Article 8 WARRANTY DISCLAIMER		16
8.1	No Implied Warranty	16
8.2	Tax Treatment	16

Article 9 insurance		16
9.1	Insurance	16
9.2	Damage or Destruction.	17
9.3	Net Proceeds.	17
9.4	Liability for Property Damage.	17

Article 10 CONFIDENTIALITY		17
10.1	Confidentiality	17
10.2	Disclaimer	18
10.3	Return of Materials	18
10.4	Patent or Copyright Infringement	18
10.5	Term	18
10.6	Remedies	19
10.7	Press Releases	19

Article 11 Representations		19
11.1	Customer Representations	19
11.2	Provider Representations	20

Article 12 EVENTS OF DEFAULT; REMEDIES; LIMITATION OF LIABILITY		20
12.1	Default by Provider	20
12.2	Default by Customer	23
12.3	Limitation of Liability.	25
12.4	Force Majeure Event; Termination.	26

Article 13 INDEMNITY		26
13.1	General Indemnity	26
13.2	Notice.	27
13.3	Indemnifying Party’s Right to Dispute Direct Claim by Indemnified Party.	27
13.4	Indemnifying Party’s Right to Assume Defense of Third Party Claims.	27
13.5	Compromise and Settlement of Third Party Claims.	27
13.6	Insurance Proceeds.	28

Article 14 ENVIRONMENTAL		28
14.1	Provider’s Environmental Obligations	28
14.2	Customer’s Environmental Duties	28

Article 15 intellectual property		29
15.1	Intellectual Property.	29
15.2	Intellectual Property Indemnity.	29
15.3	Intellectual Property Indemnity Limitation	29
15.4	Naming Rights and Sponsorship Agreement	29

Article 16 Assignment		29
16.1	Assignment by Provider	29
16.2	Assignment by Customer	29

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Article 17 notices and change of address		30
17.1	Notices and Change of Address	30

Article 18 MISCELLANEOUS		31
18.1	Time of the Essence; Effect of Waiver; Remedies	31
18.2	Governing Law; Venue	31
18.3	Further Assurances	31
18.4	Severability	31
18.5	Joint and Several	31
18.6	Counterparts and Electronic Signature	32
18.7	Independent Contractor	32
18.8	Final Agreement; Amendments; Binding Nature	32
18.9	Survival	32

Schedule 1	Definitions
Schedule 2	Maintenance and Lifecycle
Schedule 3	Payment and Deductions
Schedule 4	Insurance
Schedule 5	Dispute Resolution Procedure
Schedule 6	Customer Support Services
Schedule 7	Changes
Schedule 8	Customer Policies
Schedule 9	Reliance Documents
Schedule 10	Construction Additional General Terms and Conditions
Schedule 11	Design Assist Services Agreement
Schedule 12	Project Labor Agreement
Schedule 13	Planned Services Agreement

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

TECHNOLOGY AS A SERVICE AGREEMENT

This Technology as a Service Agreement is entered into as of October 9, 2020 (the “Effective Date”), by and between:

HOF VILLAGE NEWCO, LLC, a Delaware limited liability corporation

(hereinafter referred to as “Customer”)

- and -

JOHNSON CONTROLS, INC., a Wisconsin corporation

(hereinafter referred to as “Provider”)

Hereinafter, each of the foregoing may be individually referred to as a “Party” and collectively as the “Parties”.

RECITALS:

A.	WHEREAS Customer owns, directly or indirectly, a controlling ownership interest in the “HOF Village Complex”, which is a commercial, educational, retail and recreational complex being developed by, or on behalf of, Customer and anchored by The Tom Benson Hall of Fame Stadium (the “Stadium”) and the Pro Football Hall of Fame, all of which is collectively referred to herein as the “Project”.

B.	AND WHEREAS the Project is comprised of three phases (“Phase 1”, “Phase 2” and “Phase 3” as defined in this TAAS Agreement) which, collectively include but are not limited to: (i) extensive redevelopment of, and improvements to, the Stadium, (ii) construction of numerous turf playing fields and related improvements for youth sporting events, (iii) construction of a Hotel and Conference Center, (iv) construction of the Center For Excellence, (v) construction of the NFL Experience, (vi) construction of parking facilities, both structured and surface parking lots, and (vii) construction of other retail, entertainment, and residential improvements within the HOF Village Complex;

C.	AND WHEREAS in connection with the development of the Project, Customer has engaged the following parties, each pursuant to separate written agreements: (i) each of Turner Construction Company and Welty Building Company has been engaged to serve as a Construction Manager for the HOF Village Complex; (ii) DuSoul Company Inc. dba TSAV has been engaged to serve as technology program manager with respect to the technology, and other related systems for the Project; and (iii) Prime AE Group Inc has been engaged as the lead architect for the Project;

D.	AND WHEREAS Provider and HOF Village, LLC negotiated and entered into an amended and restated sponsorship and naming rights agreement dated July 02, 2020 whereby HOF Village, LLC granted Provider certain naming and sponsorship rights with respect to the Project, as more fully described therein, which agreement was assigned to the Customer by a contribution agreement dated June 30, 2020 (“the amended and restated sponsorship and naming rights agreement, as assigned, the “Naming Rights and Sponsorship Agreement”).

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

E.	AND WHEREAS Customer and Provider entered into a design assist services agreement dated October 20, 2016 pertaining to certain design assistance and performance of certain scopes of work in respect of the Project, a copy of which is attached as Schedule 11 [Design Assist Services Agreement];

F.	AND WHEREAS Customer desires to engage, cause related entities of Customer who are tenants of the Facilities to engage, or cause unrelated entities of the Customer who are involved in Phase 2 or Phase 3 to engage Provider directly to provide certain design assist consulting, equipment sales and turn-key installation services in respect of specified systems, as more particularly described herein, to be constructed as part of Phase 2 and Phase 3 of the Project;

G.	AND WHEREAS the Phase 2 scope of work is intended to be valued at approximately [***] and the Phase 3 scope of work is intended to be valued at approximately [***];

H.	AND WHEREAS Customer desires to engage Provider to provide certain maintenance and lifecycle services in respect of certain systems constructed as part of Phase 1, and to be constructed as part of Phase 2 and Phase 3, of the Project, as more particularly described herein.

NOW THEREFORE in consideration of the mutual promises and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
AGREEMENT DOCUMENTS AND DEFINITIONS

1.1	Agreement Documents. This Technology as a Service Agreement and the Schedules listed below and attachments hereto or thereto (collectively, the “Agreement” or the “TAAS Agreement”) constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and shall supersede and take the place of any and all agreements, negotiations or understandings (whether written or oral) including without limitation documents, minutes of meetings, letters, emails, texts, requests for proposals, proposals and any other materials on the subject matter which may, prior to the Effective Date, be in existence. For the avoidance of doubt, the foregoing sentence does not apply to: (a) the Naming Rights and Sponsorship Agreement and, to the extent of any conflict between this Agreement and the Naming Rights and Sponsorship Agreement, the Naming Rights and Sponsorship Agreement shall prevail; and (b) the Design Assist Services Agreement and documents delivered or created pursuant to the Design Assist Services Agreement, and, to the extent of any conflict between this Agreement and the Design Assist Services Agreement, this Agreement shall prevail. Specifically, in respect of the Naming Rights and Sponsorship Agreement, the Parties intend, acknowledge and understand that: (i) Customer’s performance under the Agreement is essential to, and a condition to Provider’s performance under, the Naming rights and Sponsorship Agreement and (ii) Provider’s performance under the Naming Rights and Sponsorship Agreement is essential to, and a condition to Customer’s performance under, the Agreement. The Parties represent, warrant and agree that the transactions, agreements and obligations contemplated under the Agreement and the Naming Rights and Sponsorship Agreement are intended to be, and shall be, interrelated, integrated and indivisible, together being essential to consummating a single underlying transaction necessary for the Project.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

1.2	Principles of Interpretation. In this Agreement, unless the context otherwise requires:

(a)	any table of contents, titles, captions, headings, the rendering of text in bold and italics and similar items contained in this Agreement or any Schedule or Annex or attachments hereto or thereto are for convenience and reference only and shall not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa and the masculine, feminine and neuter genders include all genders;

(c)	the words “hereof”, “herein”, and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)	a reference to a Section, paragraph, clause, Party, exhibit, Annex, Attachment or Schedule is a reference to that Section, paragraph, clause of, or that Party, exhibit, Annex, attachment or Schedule to, this Agreement unless otherwise specified;

(e)	a reference to this Agreement shall mean this Agreement including any amendment or supplement to, or replacement, novation or modification of this Agreement, but disregarding any amendment, supplement, replacement, novation or modification made in breach of this Agreement;

(f)	a reference to a person or entity includes that person’s or entity’s successors and permitted assigns;

(g)	the term “including” means “including without limitation” and any list of examples following such term shall in no way restrict or limit the generality of the word or provision in respect of which such examples are provided;

(h)	references to any amount of money shall mean a reference to the amount in US Dollars;

(i)	the expression “and/or” when used as a conjunction shall connote “and any or all of”; and

(j)	any inconsistency in or conflict between the terms and conditions of this Agreement including the main body of this Agreement, any Schedule, Annex, exhibit or attachment hereto or thereto, shall be resolved by giving precedence first to the main body of this Agreement, second to Schedule 10 [Construction Additional General Terms and Conditions], third to Schedule 2 [Maintenance and Lifecycle], fourth to Schedule 3 [Payment and Deductions] and then to all other Schedules to this Agreement in numerical order. Subject to the foregoing sentence, in the event of a conflict, a mathematical formula describing a concept or defining a term shall prevail over words describing a concept or defining a term.

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1.3	Schedules, Annexes and Attachments.

(a)	This Agreement has the following Schedules, Annexes, Attachments and Exhibits, which hereby are incorporated as part of this Agreement:

Schedule 1     Definitions

Attachment 1.1 – In-Scope Systems

Attachment 1.2 – Project Facilities

Attachment 1.3 – Intentionally Deleted

Attachment 1.4 - Labor Costs for Provider’s Personnel for Phase 2

Schedule 2     Maintenance and Lifecycle

Exhibit A – O&M Plans and O&M Reports

Exhibit B – Excluded O&M Services

Attachment 1 – Key Performance Indicators & Deductions

Attachment 2 – Key Personnel

Attachment 3 – Handback and Useful Life Requirements

Schedule 3     Payment and Deductions

Appendix A – Pro Forma

Schedule 4     Insurance

Schedule 5     Dispute Resolution Procedure

Appendix A – Form of Retainer Agreement

Schedule 6     Customer Support Services

Schedule 7     Changes

Schedule 8     Customer Policies

Schedule 9     Reliance Documents

Schedule 10   Construction Additional General Terms and Conditions

Attachment 1A – Construction Payments—Phase 2

Attachment 1B – Construction Payments—Phase 3

Attachment 1C – Progress Payment Provisions

Attachment 2A – Customer Schedule Phase 2

Attachment 2B – Customer Schedule Phase 3

Attachment 3A – Design Documentation Phase 2

Attachment 3B – Design Documentation Phase 3

Attachment 4 – Modified AIA Document A201-2007

Attachment 5 – Extended Warranties

Schedule 11   Design Assist Services Agreement

Schedule 12   Project Labor Agreement

Schedule 13   Planned Services Agreement

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

1.4	Definition; Recitals. Capitalized terms used in this Agreement are defined in Schedule 1 [Definitions] or shall have the meanings given them when first defined. The recitals are incorporated into this Agreement by reference.

Article 2
PERFORMANCE of THE Project WORK

2.1	Provider’s Obligation to Perform the Phase 2 Work.

(a)	Phase 2 Work. Provider shall perform the Phase 2 Work in accordance with the terms and conditions stated in this Agreement and consistent with the applicable Design Documentation. For clarity, any Phase 2 Work performed prior to the date of this Agreement shall be deemed to have been performed in accordance with the terms of this Agreement

(b)	Additional Phase 2 Work Conditions. The additional conditions specified in Schedule 10 [Construction Additional General Terms and Conditions] hereto shall be applicable to the performance of the Phase 2 Work, to the extent of any Phase 2 Work that Provider is retained directly by Customer to perform. Each of Provider and Customer shall perform, to the extent of any Phase 2 Work that Provider is retained directly by Customer to perform, all of its obligations in respect of the Phase 2 Work in accordance with the terms of Schedule 10 [Construction Additional General Terms and Conditions].

(c)	Tenant Fit-Out Work. While the Parties understand and agree that decisions regarding tenant fit-out work for Phase 2 will be made by each tenant, the Customer will make best efforts to facilitate Provider’s involvement in tenant fit-outs. For clarity, tenant fit-out work shall not form part of Project Work and Provider shall not be responsible to provide Project Services in respect of any tenant’s equipment and technologies unless such work and/or services are incorporated into this Agreement by Change Order. The Customer shall incorporate in all tenant leases a covenant from each tenant that, if such tenant elects to use In-Scope Systems which are not Provider products, and such In-Scope Systems are public facing in any of the Project Facilities, the tenant shall remove the template identifying, or white out the name of, the provider of such In-Scope Systems. Customer shall use commercially reasonable efforts to enforce such covenant provided that Customer shall not be required to terminate the lease or evict such tenant. The provisions of this Section 2.1 shall not apply to entities related to Customer and the Parties agree that fit-outs of tenants related to Customer shall form part of the Project Work and Project Services.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

2.2	Provider’s Obligation to Perform the Phase 3 Work.

(a)	Phase 3 Work. Provider shall perform the Phase 3 Work in accordance with the terms and conditions stated in this Agreement and consistent with the applicable Design Documentation.

(b)	Additional Project Work Conditions. The additional conditions specified in Schedule 10 [Construction Additional General Terms and Conditions] hereto shall be applicable to the performance of the Phase 3 Work, to the extent of any Phase 3 Work that Provider is retained directly by Customer to perform. Each of Provider and Customer shall perform, to the extent of any Phase 3 Work that Provider is retained directly by Customer to perform, all of its obligations in respect of the Phase 3 Work in accordance with the terms of Schedule 10 [Construction Additional General Terms and Conditions].

(c)	Adjustment to Phase 3 Work. Customer and Provider acknowledge that there is a greater certainty regarding the Phase 2 Work then the Phase 3 Work (and the cost of the Phase 3 Work). As a result, Provider’s and Customer’s expectations regarding the Phase 3 Work may require reasonable adjustments as the Phase 3 development evolves. Customer shall nonetheless award Provider all work associated with the supply and installation of all of the Phase 3 Equipment / Technology that is under control of the Customer

(d)	Liquidated Damages. Customer and Provider have estimated the value of the Phase 3 Work (the “Provider Phase 3 Work”) to be [***] (Index Linked) pending final design. If due to Customer’s development decisions (including not proceeding with the Provider Phase 3 Work, terminating the Provider Phase 3 Work, or electing to reduce the scope of the Provider Phase 3 Work or changing the mix of the Project Facilities for Phase 3), the value of the Provider Phase 3 Work is reduced by [***] or more from the expected amount of [***] (Index Linked), then Customer shall pay to Provider, as Provider’s sole remedy for the reduction in the Provider Phase 3 Work, the Phase 3 Work Liquidated Damages. Any Phase 3 Work Liquidated Damages shall be paid by Customer to Provider as follows:

(i)	50% upon Provider achieving Substantial Completion of the Phase 3 Work; and

(ii)	50% upon completion of all Phase 3 construction work (as evidenced by the issuance of certificates of occupancy (or other equivalent) for all Project Facilities comprising Phase 3),

provided that, if the Phase 3 construction work has not been completed by December 31, 2025 any outstanding Phase 3 Work Liquidated Damages shall be paid by Customer to Provider within thirty (30) days of such date.

It is acknowledged that the failure by Customer to award Provider the Provider Phase 3 Work in an amount that materially comports with the expected amount stated above will cause Provider to incur substantial economic damages and losses of types and in amounts which are impossible to compute and ascertain with certainty as a basis for recovery by Provider of actual damages, and that the Phase 3 Work Liquidated Damages represent a fair, reasonable and appropriate estimate thereof. Such Phase 3 Liquidated Damages are intended to represent estimated actual damages and are not intended as a penalty.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	Technology as a Service Agreement EXECUTION VERSION

(e)	Tenant Fit-Out Work. While the Parties understand and agree that decisions regarding tenant fit-out work for Phase 3 will be made by each tenant, the Customer will make best efforts to facilitate Provider’s involvement in tenant fit-outs. For clarity, tenant fit-out work shall not form part of Project Work and Provider shall not be responsible to provide Project Services in respect of any tenant’s equipment and technologies unless such work and/or services are incorporated into this Agreement by Change Order. The Customer shall incorporate in all tenant leases a covenant from each tenant that, if such tenant elects to use In-Scope Systems which are not Provider products, and such In-Scope Systems are public facing in any of the Project Facilities, the tenant shall remove the template identifying, or white out the name of, the provider of such In-Scope Systems. Customer shall use commercially reasonable efforts to enforce such covenant provided that Customer shall not be required to terminate the lease or evict such tenant. The provisions of this Section 2.2 shall not apply to entities related to Customer and the Parties agree that fit-outs of tenants related to Customer shall form part of the Project Work and Project Services.

Provider Subcontracted Work. Customer shall contract directly with Provider for all In-Scope Systems which previously were to be subcontracted to Provider through Turner and Welty.

2.3	Project Labor Agreement. Provider acknowledges that Customer has entered into a Project Labor Agreement (“PLA”) with the East Central Trades Council (a copy of which is set forth in Schedule 12 [Project Labor Agreement] hereto) and that, if the Phase 2 Work or the Phase 3 Work includes work governed by the PLA, Provider shall comply with all of Customer’s obligations set forth in the PLA to the extent they relate to the scopes of the Phase 2 Work or the Phase 3 Work, as applicable, which Provider is required to carry out pursuant to the terms of this Agreement. For clarity, Provider shall not be required to comply with the PLA in respect of any Project Services (being the maintenance and lifecycle services).

2.4	Project Diversity Goals. Customer and Provider agree that the diversity goals of the Project include the following:

(a)	a minimum of [***] of the Project Work subcontracted for the Project will be subcontracted to MBE, WBE, DBE and VBE; and,

(b)	the workforce for the Project Work will comprise [***] residents of Stark County, Ohio and adjacent communities.

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Provider shall use commercially reasonable efforts to assist Customer to achieve these goals, including:

(a)	requesting all sub-contract pricing to include diversity goals;

(b)	introducing various minority contractors to Customer and general contractor(s) with its preferred sub-contractors;

(c)	maintaining an organized sub-contractor/supplier list broken out by DBE type and specialty; and

(d)	participating in Diversity events as they are scheduled by Customer.

Article 3
Support of Project Work and Project Services

3.1	Customer’s Obligation to Support Project Work and Project Services.

(a)	Access. Customer shall provide Provider, its employees, independent contractors and subcontractors such access to the Premises as is necessary for Provider to perform the Project Work (including the Phase 2 Work and the Phase 3 Work) and deliver the Project Services to Customer in accordance with the terms and condition of this Agreement. Customer shall ensure that Provider has access to any portion of the Premises as required by Provider to complete the Project Work including in accordance with the schedule for each of Phase 2 and Phase 3 of the Project Work and to perform the Project Services in accordance with the requirements of this Agreement. Customer shall provide such access to Provider effective as of the Effective Date for the Term. Such access shall be at Customer’s cost and expense.

(b)	License. Accordingly, Customer does hereby grant and convey to Provider and its employees, agents, independent contractors and subcontractors, a non-exclusive license for the purpose of performing the Project Work and delivering the Project Services over, across and upon the Premises, for the Term of this Agreement. Such license shall include a right of ingress and egress to the Premises and the right to access, use, construct, supply, test, commission, operate, maintain, repair, replace and to perform any other act as required to perform the Project Work in accordance with the terms and conditions of this Agreement and deliver the Project Services during the Term of this Agreement.

(c)	Customer Support Services. In conjunction with Provider’s performance of the Project Work, Customer shall provide the Customer Support Services. Notwithstanding the foregoing, Customer shall be excused from its obligation to provide the Customer Support Services for the duration of a Force Majeure Event if a Force Majeure Event occurs and Customer is prevented from providing the Customer Support Services by such Force Majeure Event.

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(d)	Customer Representative. Within 10 (ten) days following the Effective Date, Customer shall designate an authorized representative (“Customer Representative”), who shall meet regularly, at a time set by the Parties, with Provider’s Representative to schedule and facilitate each Phase of the Project Work. Customer shall provide Provider with at least ten (10) days prior written notice in the event it elects to designate a new authorized representative.

(e)	Permits. Subject to the terms hereof, Provider shall be responsible to obtain the Provider Permits and Customer shall be responsible to obtain the Customer Permits.

(f)	Provider Permits. Customer shall provide all assistance as Provider may reasonably request in order for Provider to obtain the Provider Permits, including entering into or applying for Permits where reasonably required to be entered into or applied for in the name of Customer. Notwithstanding the foregoing, to the extent related to any Project Work or Project Services, Provider shall retain the risk of performance of the Provider Permits.

(g)	Permits Information. Customer shall apply for and deliver or otherwise make available to Provider such information as required and reasonably requested by Provider to facilitate Provider’s timely procurement of the Provider Permits. Customer shall provide such information that is within its possession to Provider within 10 (ten) Business Days of request by Provider and shall provide such information that is not within its possession to Provider as soon as reasonably practicable.

3.2	Provider Additional Obligations.

(a)	Provider Representative. Within ten (10) Business Days following the Effective Date, Provider shall designate an authorized representative (“Provider Representative”). Provider shall provide Customer with at least ten (10) days prior written notice in the event it elects to designate a new authorized representative.

3.3	Communications

(a)	Meetings. Provider Representative and Customer Representative shall meet regularly to schedule and facilitate the Project Work, and as soon as practicable after a request of either of them, throughout the Term.

(b)	Executive Meetings. At the request of either Provider Representative or Customer Representative for an executive meeting, executives of Customer (or the designees of such executives) and the Customer Representative shall meet with the Provider Representative and executives of Provider (or the designees of such executives); provided such designees have the requisite authority to make decisions or otherwise bind Provider and Customer.

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3.4	Coordination with General Contractor(s)

(a)	General. Provider acknowledges that Customer has or will be hiring one or more general contractors to design and construct the Project. Provider shall, and Customer shall cause its general contractor(s) to, cooperate and coordinate their respective activities on the Premises so as to promote the proper and timely construction of the Project and so as to minimize any delay and/or interference with the other party’s respective scope of work.

(b)	Coordination Agreement. Provider shall, and Customer shall cause its general contractor(s), to enter into a coordination agreement by and among Provider, Customer, and each of the general contractor(s) in respect of Phase 2 and Phase 3, as applicable, providing for the cooperation and coordination contemplated in Section 3.4(a) above, including specific rights and obligations in respect of access to the Premises, health and safety and coordination of installations and connections by November 15, 2020, in a form to be mutually agreed to by the parties thereto.

Article 4
maintenance and lifecycle obligations

4.1	Interim Services

Provider shall provide the Interim Project Services for each Project Facility from the commencement of the Interim Project Services Period for such Project Facility until the start of the Project Services Period for Phase 2 or Phase 3, as applicable, in accordance with the terms and conditions set forth in this Agreement. Interim Project Services shall be paid for by Transition Fees, invoiced and paid as Allowable Costs, during the performance of the Phase 2 Work and the Phase 3 Work. Transition Fees for Phase 2 will be paid monthly in advance on the first day of each month commencing January 1, 2021 until the start of the Project Services Period for Phase 2. Transition Fees for Phase 3 will be paid monthly in advance on the first day of each month commencing on the commencement of the Interim Project Services for the first Project Facility in Phase 3 until the start of the Project Services Period for Phase 3.

4.2	General

Provider shall provide the Project Services for all Project Facilities comprising each Phase from the commencement of the Project Services Period, in respect of the respective Phase, until the end of the Term, in accordance with the terms and conditions set forth in this Agreement.

4.3	Key Performance Indicators

(a)	KPIs. With respect to certain of the maintenance and repair obligations set forth in Part 2 [Project Services] of Schedule 2 [Maintenance and Lifecycle], this Agreement sets forth corresponding key performance indicators (collectively, “KPIs” and singularly “KPI”) that Provider shall achieve, subject to the occurrence of an Excused Failure. Provider shall measure its performance against each KPI for the applicable measurement periods specified in the KPI List, and report such performance to Customer in accordance with Section 4.4. If Provider fails to meet one or more KPI, Provider shall:

(i)	promptly investigate, assemble, and preserve pertinent information with respect to, and report on the causes of, the problem, including performing a root cause analysis of the problem;

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(ii)	advise Customer of the failure and the status of remedial efforts being undertaken with respect to such problem;

(iii)	minimize the impact of and correct the problem(s) causing such KPI not to be met;

(iv)	take appropriate preventive measures so that the problem does not recur; and

(v)	be subject to the Deductions set out in the KPI Deductions List, to the extent applicable, up to a maximum of the Service Payment - Monthly, in each case, in the respective Contract Month.

(b)	The Customer shall have the right, no more frequently then quarterly, to audit, at Customer’s cost, the Provider’s performance against each KPI provided that the Provider may participate in such audit during the course of any walk-throughs of the Project Facilities. Provider shall provide, at least annually, at Provider’s cost, an audit of Provider’s performance against each KPI.

(c)	Without prejudice to any other rights Customer may have under this Agreement, if a KPI Increased Monitoring Trigger occurs, Customer may, upon written notice to Provider, increase the level of its monitoring, inspection, testing and auditing of the Project Services and Provider’s compliance with this Agreement to such level as Customer determines, acting reasonably. Customer may continue to exercise its rights under this Section 4.3(c) until such time as Provider has demonstrated to the reasonable satisfaction of Customer that Provider intends to diligently perform and is capable of performing its obligations under this Agreement. Provider shall reimburse Customer for any reasonable increased or additional costs incurred by Customer in exercising its rights under this Section 4.3(c) within thirty (30) days of receiving an invoice from Customer with respect to such costs.

(d)	Without prejudice to any other rights Customer may have under this Agreement, if a KPI Remedial Plan Trigger occurs, Provider shall within fourteen (14) days of such occurrence submit to Customer a remedial plan (“KPI Remedial Plan”) for Customer’s review and approval. A KPI Remedial Plan must set out specific actions and an associated scheduled to be followed by Provider to improve its performance and reduce the number and frequency of Provider’s failure to meet KPIs in the future. Such actions may include: (i) changes in organizational and management structure; (ii) revising and restating management plans and procedures; (iii) improvements to quality control practices; (iv) increased monitoring and inspections; (v) changes in key personnel; (vi) replacement of Subcontractors; and (vii) other reasonable measures. Provider shall implement any approved KPI Remedial Plan in accordance with its terms.

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(e)	Without prejudice to any other rights Customer may have under this Agreement, if the KPI Default Trigger occurs, Customer may terminate this Agreement in accordance with Section 12.1.

4.4	KPI Remedy Limitation. Customer’s remedies for any breach by Provider of any KPI, whether asserted pursuant to contract, tort or other law, are limited solely to the recovery of Deductions and remedies set forth in Sections 4.3(c), (d) and (e) (including termination of this Agreement in accordance with the provisions of Section 12.1) below. In each Contract Year, the maximum aggregate amount of all Deductions that Customer is entitled to shall be equal to [***] of the Escalated Maintenance Payment - Annual, in respect of Phase 1, Phase 2 and Phase 3, as applicable.

4.5	Monthly Performance Report. Provider shall provide Customer with a monthly performance report, within fifteen (15) days after the end of each month, describing performance of the Project Services in such month in respect of the applicable Phase (the “Monthly Performance Report”), in a form to be agreed by Customer and Provider, each acting reasonably.

4.6	Planned and Emergency Maintenance or Replacement. Annual Scheduled Maintenance Plan.

(a)	Prior to the commencement of the Project Services Period for each Phase and prior to the last day of the eleventh (11th) month of each Contract Year after commencement of the Project Services Period for each Phase, Provider shall advise Customer as to any planned Maintenance or Replacement Work that is expected to cause an In-Scope System in respect of such Phase to be unable or unavailable to perform its function such that any applicable KPI will not be met. Provider and Customer shall jointly review and approve such Maintenance or Replacement Work plan and agree to the schedule for such work, during times that minimize the negative impact of the planned Maintenance or Replacement Work upon Customer. Customer agrees not to unreasonably withhold or delay its agreement to Provider’s planned schedule (the “Annual Scheduled Maintenance Plan”).

(b)	Changes to Annual Scheduled Maintenance Plan. Each of Provider and Customer (the “Notifying Party”) may notify the other of a need for a change to the Annual Scheduled Maintenance Plan for each Phase on at least five (5) Business Days’ prior written notice. Provider and Customer shall jointly review such requested change or update and agree to use commercially reasonable efforts to schedule such work during times that minimize the negative impact of the change upon the party which received the request for the change (the “Notified Party”). Each of Provider and Customer shall use all reasonable commercial efforts to promptly agree to any such change within the timeframe requested by the Notifying Party.

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(c)	Ordinary Maintenance. Provider may, from time to time, in its reasonable discretion and upon at least five (5) Business Days’ prior written notice to Customer, perform Maintenance or Replacement Work that is not included on the Annual Scheduled Maintenance Plan for the relevant Phase, if considered appropriate or necessary by Provider or manufacturer’s guidelines or specifications, or if done in accordance with Provider’s standard operating procedures and practices (“Ordinary Maintenance”), unless Customer has objected to the performance of such Ordinary Maintenance on the basis that the performance of the Ordinary Maintenance at the time and date selected by Provider will cause material disruption to the regular operations of Customer and performance of such Ordinary Maintenance at a different time or date would cause substantially less disruption to Customer’s regular operations. Provider shall use commercially reasonable efforts to schedule Ordinary Maintenance during periods that will minimize the amount of disruption to the regular operations of Customer caused by Ordinary Maintenance.

(d)	Emergencies. Provider may, upon the occurrence of an Emergency, perform Maintenance and Replacement Work for the purpose of responding to the Emergency. In addition, Provider shall promptly notify Customer and all appropriate Governmental Authorities of the nature of the Emergency and Provider’s response thereto.

4.7	KPI Remedy Not Applicable

(a)	KPI Remedy Not Applicable. Provider shall not be liable for any breach or noncompliance with this Agreement, and shall not be liable for any breach of any KPI in respect of or resulting from:

(i)	Provider’s performance of Scheduled Maintenance or Ordinary Maintenance in accordance with the terms of this Agreement;

(ii)	Emergency Maintenance, except to the extent the Emergency which caused the requirement for Emergency Maintenance was caused or contributed to by Provider or Provider Person; or

(iii)	any Excused Failure.

4.8	Phase 1 Planned Services Agreement. Customer and Provider acknowledge that they entered into a planned services agreement with respect to Phase 1 (the “Original PSA”). The Parties shall concurrently, with the execution of this Agreement, enter into a new planned services agreement (the “PSA”) substantially on the terms and conditions set forth in Schedule 13 [Planned Services Agreement]. The PSA shall provide that Provider shall be paid by Customer a not to exceed sum of [***] to bring the In-Scope Systems in respect of Phase 1 into good working order in three installments of [***] payable on October 15. 2020, November 15, 2020 and December 15, 2020, subject to adjustment once the final amount is agreed between the Parties. The PSA shall continue in full force and effect until the commencement of the start of the Project Services Period for Phase 2, after which, the Project Services for In-Scope Systems in respect of Phase 1 shall become part of the Project Services for In-Scope Systems in respect of Phase 2. The Customer shall pay the Provider, pursuant to the PSA, [***] in fourteen equal monthly installments in advance on the first day of each month commencing November 1, 2020; provided that if the Project Services Period for Phase 2 has not commenced by January 1, 2022, the term of the PSA shall continue until the Project Services Period for Phase 2 has commenced and the Provider shall be paid a monthly amount of [***] in advance on the first day of each month commencing on January 1, 2022. The amounts payable under the PSA shall be Index-Linked.] On-Site Work Space for Project Services. Customer will furnish Provider with defined office space throughout the Term of the Agreement in respect of the Project Services. Such space shall be located within the grounds of the Hall of Fame Village campus and shall be adequate to support the day to day activities of Provider staff. Provider will provide all equipment and furnishings.

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Article 5
TERM

5.1	Overall Term of Agreement. The term of this Agreement shall commence on the Effective Date and, subject to earlier termination as provided herein, shall continue until expiry of the Term.

Article 6
Payment

6.1	Payments.

(a)	Project Work Payments. Customer shall pay Provider for the Project Work in accordance with the requirements of Schedule 10 [Construction Additional General Terms and Conditions], including Attachment 1A [Construction Payments – Phase 2], Attachment 1B [Construction Payments – Phase 3], and Attachment 1C [Progress Payment Provisions] thereto, and the provisions of this Article 6, provided that the amount paid by Customer to Provider for the Project Work for Phase 2 and Phase 3 shall not exceed the GMP - Phase 2 or the GMP - Phase 3, as applicable.

(b)	Project Services Payments. From and after the commencement of the Project Services Period for a specific Phase, Customer shall, on a monthly basis, pay to Provider, in advance, the Indexed Payments for such Phase as set forth in Part 2 [Project Services Period Payments] to Schedule 3 [Payment and Deductions] hereto.

(c)	Project Services Payment Dates. The Indexed Payments shall be due and payable monthly in advance on the tenth (10th) day of each month respecting the Interim Project Services Period and the Project Services Period for each Project Facility or Phase, as applicable (the “Payment Dates”).

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(d)	Method of Payment. All Indexed Payments and other amounts owed hereunder, including without limitation, in respect of the Project Work (collectively, “Payments”) shall be in United States Dollars and shall be made by wire transfer of immediately available funds to Provider’s Payment Bank Account, or to such other account as Provider may specify by written notice to Customer from time to time.

(e)	Taxes Payable by Customer. Taxes, to the extent payable by Customer pursuant to the provisions of Section 6.2, shall be paid by Customer on the date when such taxes are due or, if invoiced to Customer by Provider, on the next occurring Payment Date. Customer represents that the Project Work is tax exempt and Customer shall provide to Provider the associated sales tax certificate.

6.2	Taxes. Customer has the responsibility for paying all applicable taxes pertaining to the provision of the Project Services, Project Work and all Indexed Payments and other payments, including but not limited to payment and discharge when due, or reimbursement of Provider on demand for all sales, use, property, employment and other taxes (excluding however, all taxes on or measured by Provider’s net income) (collectively, “Value Added Taxes”), together with any penalties or interest applicable thereto, now or hereafter imposed by any Governmental Authority upon the Payments and other amounts payable to Provider hereunder, whether the same be payable by or assessed to Provider or Customer.

6.3	Overdue Amounts. Any amount owed by one Party hereunder and not received by the other on the date due shall bear interest, payable on written demand, at the rate of [***] per month (or such lesser rate as is the maximum rate allowable under Applicable Law) from the date due to the date of receipt. Payment of such interest is not the limit of the paying Party’s liability for any breach by it of any provision of this Agreement. The paying Party’s liability shall include, without limitation, payment of late payment, penalty, fee, assessment or other charges incurred by a non-failing Party as a result of the other Party’s failure to make one or more Payments on time. The failing Party shall pay on demand any and all late payment, penalty, fee, assessment and other charges so incurred by the non-failing Party.

Article 7
COMPLIANCE WITH LAWS/CHANGES

7.1	Compliance With Law. Customer shall perform each and every one of its obligations under this Agreement in compliance with Applicable Law. Provider shall perform, each and every one of its obligations under this Agreement in compliance with Applicable Law.

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7.2	Change in Law/Customer Policies. Upon the occurrence of a Change in Law or a change in Customer Policies that Provider reasonably believes will materially affect the delivery or cost of, including any modification to, the Project Work or the Project Services, Provider shall notify Customer and shall submit a report that: (a) describes the potential effect of the Change in Law or change in Customer Policies; (b) identifies alternatives for complying with, and mitigating the effects of, the Change in Law or change in Customer Policies; (c) estimates the cost of each alternative and the potential impact of each alternative on the Payments; and (d) sets forth Provider’s recommended alternative and its reason for such recommendation. The Parties shall then cooperate to identify the most commercially reasonable alternative to mitigate the Change in Law or change in Customer Policies and to negotiate amendments to this Agreement (including but not limited to, an increase or decrease in any Payment and extensions of any time periods for the performance of Provider’s obligations hereunder) necessary to implement such alternative. If the Parties are unable to agree to the foregoing, the Change in Law or change in Customer Policies shall be treated as a Change Directive and governed by Schedule 7 [Changes].

7.3	Changes. If during the Term there is any change to the obligations of the Parties hereunder, not contemplated and dealt with elsewhere under this Agreement, the Parties shall follow the procedures outlined in Schedule 7 [Changes].

7.4	Excused Failure. Provider shall be entitled to a Change in accordance with Schedule 7 [Changes] in the case of the occurrence of an Excused Failure and, in the event that the Parties are unable to agree to a Change Order in respect thereof, such shall be treated as a Change Directive.

Article 8
WARRANTY DISCLAIMER

8.1	No Implied Warranty. Without limiting Provider’s obligations and Customer’s remedies in respect of KPIs, and except for any warranties in respect of the Project Work explicitly provided for in Schedule 10 [Construction Additional General Terms and Conditions], Provider hereby disclaims any and all warranties, whether express or implied, including without limitation, any implied warranty of fitness for any purpose, in respect of the Project Services, the Project Work, the Project Facilities or any other matter addressed in this Agreement.

8.2	Tax Treatment. The Parties acknowledge and agree that each Party makes no representation or warranty as to how this Agreement and its Annexes, Schedules and any attachments and exhibits hereto or thereto should be or will be treated or classified on the books and records of the other Party for accounting, tax, credit rating agency or regulatory purposes.

Article 9
insurance

9.1	Insurance. Throughout the Term, each Party shall maintain the insurance and comply with the provisions applicable to it in respect of insurance specified in Schedule 4 [Insurance] hereto.

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9.2	Damage or Destruction. If the Project Facilities or any portion thereof are destroyed (in whole or in part) or damaged by fire or other casualty, such that the Project Services cannot be delivered in accordance with the requirements of this Agreement, Customer shall have the rights specified in this Section 9.2 with respect to the Net Proceeds of any insurance or condemnation award. All Net Proceeds shall be applied to the prompt repair, restoration, modification, improvement or replacement of the Project Facilities by Customer and this Agreement shall continue in effect, or if Customer elects not to repair or rebuild, all Net Proceeds shall belong to Customer and this Agreement shall terminate and such termination shall be treated as if the Agreement was terminated pursuant to Section 12.2(b)(i), provided that any payment shall be reduced by any proceeds received by Provider in cash from Customer or any insurance required to be maintained by Provider hereunder in respect of such event.

9.3	Net Proceeds. Provider shall have no liability to Customer to the extent that the Net Proceeds are insufficient to repair, restore, modify, improve or replace the Project Facilities.

9.4	Liability for Property Damage. From the Effective Date, Provider shall have no liability hereunder for any property damage howsoever caused, except to the extent caused by Provider’s breach of this Agreement or the negligence or willful misconduct of Provider or any Provider Person. Customer specifically acknowledges and accepts this provision and allocation of risk.

Article 10
CONFIDENTIALITY

10.1	Confidentiality. All information and data furnished or obtained hereunder by any Party, the “Receiving Party”, respecting the operations or property of another Party, the “Disclosing Party” shall be held strictly confidential and shall not be disclosed to third parties without written authorization of the Disclosing Party (“Confidential Information”). The confidentiality obligations stated herein shall not apply to:

(a)	information in the public domain other than due to a breach of an obligation of confidentiality of the Receiving Party;

(b)	information that at the time of disclosure or acquisition was already known to the Receiving Party;

(c)	information that the Receiving Party is bound to disclose under Applicable Law; and

(d)	disclosures to the Receiving Party’s auditors, bankers, tax or legal advisors, contractors, subcontractors or consultants who are required to have access to this Agreement and the said information in the provision of their professional advice or services, provided that such auditors, bankers, tax or legal advisors, contractors, subcontractors or consultants are made to be bound by similar confidentiality obligations as those herein.

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10.2	Disclaimer. No representation, warranty, assurance or guarantee is being made by the Disclosing Party with respect to the accuracy or completeness of the Confidential Information it provides, subject (i) to the representation that such Disclosing Party will not knowingly provide any Confidential Information that is inaccurate or incomplete and (ii) to any specific representation or warranty provided in respect of information provided by one Party to the other Party under this Agreement.

10.3	Return of Materials. Except with regard to records and information that Provider must provide Customer at the expiration or termination of this Agreement, at the expiration or termination of this Agreement, any Confidential Information which has been furnished in tangible form to the Receiving Party, or otherwise obtained by the Receiving Party in connection with this Agreement, will be promptly returned or destroyed by the Receiving Party, at its sole discretion, accompanied by all copies of such documentation. With respect to Confidential Information that has been stored electronically, the Receiving Party shall provide written assurance to the Disclosing Party that all such material has been rendered inaccessible, deleted, or destroyed by the Receiving Party. The return or destruction of all Confidential Information shall occur within ten (10) Business Days after a written request of Disclosing Party. Notwithstanding the foregoing, the Receiving Party may keep archival copies of the Confidential Information (in whatever form) for regulatory, legal and compliance purposes in accordance with its document retention policies or as otherwise required by Applicable Law or its regulators’ policies.

10.4	Patent or Copyright Infringement. Nothing in this Agreement is intended to or shall grant any rights under any patent, copyright, trademark, trade secret or other Intellectual Property of Disclosing Party, nor shall this Agreement grant Receiving Party any rights in the Disclosing Party’s Confidential Information, except the limited right to review such Confidential Information in connection with the Project Facilities and the obligations of the parties as set forth in this Agreement. Further, Receiving Party agrees not to reverse engineer, attempt to reverse engineer, decompile or disassemble any computer software programs or devices supplied by the other Party.

10.5	Term. The obligations under this Article 10 shall continue in full force and effect for a period of two (2) years from the termination of this Agreement, or a longer period if required by Applicable Law, however, nothing set forth herein shall be deemed to obligate any Party with respect to continuation of its other obligations in connection with this Agreement. Notwithstanding the foregoing, the obligations of confidentiality under this Agreement shall remain in effect during the time that any Confidential Information is considered to be secret or confidential or to otherwise qualify for protection under any Law of the United States providing or creating Intellectual Property rights.

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10.6	Remedies. Each Party agrees that its obligations as a Receiving Party in respect of Confidential Information as provided in this Agreement are necessary and reasonable in order to protect the Disclosing Party and its business, and each Party expressly agrees that monetary damages may be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements in respect of Confidential Information set forth in this Agreement. Accordingly, the Receiving Party agrees and acknowledges that: (a) any such violation or threatened violation may well cause irreparable injury to the Disclosing Party; (b) the rights and remedies provided to the Disclosing Party herein in respect of Confidential Information are cumulative such that, in addition to any other remedies that may be available to the Disclosing Party, in law, in equity or otherwise, the Disclosing Party shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, regardless of whether monetary damages may be an adequate remedy.

10.7	Press Releases. Each Party shall be entitled to make public announcements or disclosure, in the press, radio, television or any other medium, of details of the Project and each Party’s involvement therein (including disclosure on each Party’s website), provided that the Party seeking to make such announcement or disclosure shall have first obtained the prior written consent of the other Party, such consent not to be unreasonably withheld.

Article 11
Representations

11.1	Customer Representations. Customer hereby represents, warrants and covenants to Provider that:

(a)	Customer: (i) is duly organized and existing and in good standing, under the laws of the state of Delaware; (ii) has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business in the state of Delaware and Ohio; and (iii) is in good standing in the states of Delaware and Ohio.

(b)	Customer has full power and authority to enter into this Agreement, to execute and deliver this Agreement and to incur its obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No additional consent or approval is required as a condition to the validity of this Agreement.

(c)	This Agreement constitutes the legal, valid and binding obligation of Customer, enforceable against it in accordance with its terms, subject to general principles of equity and the effect of bankruptcy, moratorium and insolvency laws.

(d)	There are no proceedings pending or, to Customer’s knowledge, threatened before any court or administrative agency which would materially adversely affect the financial condition or results of operation of Customer or its performance of this Agreement.

(e)	There is no charter, bylaw or provision of any other organizational document of Customer and no provision of any existing mortgage, indenture, contract or agreement binding on Customer or affecting its property that conflicts with or prohibits Customer’s execution, delivery or performance of its obligations under this Agreement except as would not have a material adverse effect on Customer’s ability to perform its obligations hereunder.

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(f)	Customer shall pay all real estate taxes, special assessments and other governmental charges of any kind which are at any time lawfully assessed or levied against or with respect to the Premises, Project Facilities or Project during the Term of this Agreement.

11.2	Provider Representations. Provider hereby represents and warrants to Customer that:

(a)	Provider: (i) is duly organized and existing under the laws of the state of Wisconsin; (ii) has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business in the states of Wisconsin and Ohio; and (iii) is in good standing in the states of Wisconsin and Ohio.

(b)	Provider has full power and authority to enter into this Agreement, to execute and deliver this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No additional consent or approval is required as a condition to the validity of this Agreement.

(c)	This Agreement constitutes the legal, valid and binding obligation of Provider, enforceable against it in accordance with its terms, subject to general principles of equity and the effect of bankruptcy, moratorium and insolvency laws.

(d)	There are no proceedings pending or, to Provider’s knowledge, threatened before any court or administrative agency which would materially adversely affect Provider’s ability to perform its obligations under this Agreement.

(e)	There is no charter, bylaw or provision of any other organizational document of Provider and no provision of any existing mortgage, indenture, contract or agreement binding on Provider or affecting its property that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement except as would not have a material adverse effect on Provider’s ability to perform its obligations hereunder.

Article 12
EVENTS OF DEFAULT; REMEDIES; LIMITATION OF LIABILITY

12.1	Default by Provider.

(a)	Provider Events of Default. The occurrence of any one of the following events or conditions, unless caused by and except to the extent contributed to by an Excused Failure, shall constitute an event of default by Provider (“Provider Event of Default”) under this Agreement:

(i)	Provider fails to pay any amount payable to Customer under this Agreement within thirty (30) days following the date such payment was due;

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(ii)	Provider fails to perform or observe any material covenant, condition or agreement to be performed or observed by Provider hereunder and such failure is not cured within sixty (60) days after Customer provides written notice of such failure, or, if such failure cannot reasonably be cured within such sixty (60) day; provided that if such failure is of a nature that cure cannot with diligence be completed within such sixty (60) -day period, such period shall be extended by such additional time, as is reasonably necessary to diligently effect cure;

(iii)	A KPI Default Trigger occurs;

(iv)	Any representation or warranty made by Provider in this Agreement proves to be false or misleading in any material respect when made or reaffirmed by Provider in writing which prejudices the benefit of this Agreement to Customer in any material respect if not cured within ten (10) Business Days;

(v)	Any insolvency or inability of Provider to pay its debts as they become due or any assignment by Provider for the benefit of its creditors or a voluntary commencement by Provider of any proceeding in bankruptcy, receivership or insolvency or the institution of any proceeding in bankruptcy, receivership or insolvency against Provider or the appointment of a trustee or receiver for Provider, unless such proceedings are discharged within sixty (60) days after their date of filing, provided, however, that none of the events specified in this Section 12.1(a)(iv) shall constitute a Provider Event of Default at any time at which Customer shall be in default of payment of any amount owed by Customer to Provider pursuant to this Agreement; and

(vi)	Failure to provide and maintain the insurance required to be provided and maintained by Provider in accordance with the terms of this Agreement if not cured within five (5) Business Days of notice of such failure received from Customer.

(b)	Customer’s Remedies Upon a Provider Event of Default. Upon the occurrence of a Provider Event of Default, and for so long as the Provider Event of Default is continuing, Customer may, at its option, exercise any one or more of the following remedies, but in all events subject to the provisions of Section 4.3(a)(v), Section 4.4 and Section 12.3 hereof:

(i)	terminate this Agreement by written notice to Provider, provided that Customer pays to Provider the amounts specified in Section 12.1(c) below;

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(ii)	bring and maintain any action at law or in equity to recover any payment required to be made by Provider to Customer pursuant to the terms of this Agreement;

(iii)	pursue any other right, remedy or privilege available to Customer under this Agreement, at law or in equity, provided however, that termination of this Agreement may only be pursued pursuant to clause (i) above; or

(iv)	suspend all payments to Provider.

(c)	Payments on Default.

(i)	After termination of this Agreement pursuant to Section 12.1(b)(i) and notwithstanding anything to the contrary contained herein, Customer shall pay to Provider or Provider shall pay to Customer, as the case may be, the following amount:

(A)	if the termination occurs prior to the commencement of the Project Services Period for all Project Facilities in a Phase, all commercially reasonable and documented Allowable Costs incurred by Provider up to the date of termination in connection with the construction, supply, testing and commissioning of the Project Work for such Phase together with the Provider’s Fee - Phase 2 and/or Provider’s Fee - Phase 3, as applicable, on such Allowable Costs (subject to the GMP - Phase 2 or the GMP - Phase 3, as applicable and except to the extent such costs, expenses and fees have already been compensated in accordance with Section 6.1(a)), less the commercially reasonable and documented costs and expenses incurred by Customer directly resulting from the Provider Event of Default and the exercise of Customer’s rights and remedies in respect thereof, including, without limitation, costs to complete the construction, supply, testing and commissioning of the Project Work for such Phase and reasonable attorney fees; plus

(B)	If the termination occurs on or after the commencement of the Interim Project Services Period for a Project Facility or the Project Services Period for a Phase, the sum of all past due Payments and any other amounts owed to Provider under this Agreement (except to the extent such costs, expenses and fees have already been compensated in accordance with Section 6.1(b) or Section 6.1(c)), less (i) any Deductions owing from Provider to Customer and (ii) all commercially reasonable and documented costs and expenses incurred by Customer directly resulting from the Provider Event of Default and the exercise of Customer’s rights and remedies in respect thereof, including, without limitation, reasonable attorney fees.

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(ii)	For the avoidance of doubt, in calculating the amount in accordance with Section 12.1(c)(i) such amount shall be calculated without any duplication or double counting of amounts.

(iii)	Customer hereby agrees that the amount determined under Section 12.1(c)(i) shall constitute a reasonable estimation of damages suffered by Provider and shall not constitute or be deemed a penalty;

12.2	Default by Customer.

(a)	Customer Events of Default. The occurrence of any one of the following events or conditions shall constitute an event of default by Customer (“Customer Event of Default”) under this Agreement:

(i)	Customer fails to pay any Payment or any other amount payable to Provider or its assignees under this Agreement within thirty (30) days following the date such payment was due;

(ii)	Customer fails to perform or observe any other material covenant, condition or agreement to be performed or observed by Customer hereunder and such failure is not cured within sixty (60) days after Provider provides written notice of such failure; provided that if such failure is of a nature that cure cannot with diligence be completed within such sixty (60) -day period, such period shall be extended by such additional time, as is reasonably necessary to diligently effect cure;

(iii)	Any representation or warranty made by Customer in this Agreement proves to be false or misleading in any material respect when made or reaffirmed by Customer in writing which prejudices the benefit of this Agreement to Provider in any material respect if not cured within ten (10) Business Days;

(iv)	Any insolvency or inability of Customer to pay its debts as they become due or any assignment by Customer for the benefit of its creditors or a voluntary commencement by Customer of any proceeding in bankruptcy, receivership or insolvency or the institution of any proceeding in bankruptcy, receivership or insolvency against Customer or the appointment of a trustee or receiver for Customer, unless such proceedings are discharged within sixty (60) days after their date of filing; and

(v)	Failure to provide the insurance required to be provided by Customer in accordance with the terms of this Agreement if not cured within five (5) Business Days of notice of such failure received from Provider.

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(b)	Provider’s Remedies upon Customer Default. Upon the occurrence of a Customer Event of Default, and for so long as the Customer Event of Default is continuing, Provider may, at its option, exercise any one or more of the following remedies, but in all events subject to Section 12.3 hereof:

(i)	Terminate this Agreement by written notice to Customer and declare due the following amounts:

(A)	if the termination occurs prior to the commencement of the Project Services Period for all Project Facilities in a Phase, the sum of: (1) all commercially reasonable and documented Direct Losses incurred by Provider as of the date of termination in connection with the construction, supply, testing and commissioning of the Project Work in a Phase or mobilization in respect of the Interim Project Services Period or Project Services Period (except to the extent such costs have already been compensated in accordance with Section 6.1(a) or Section 6.1(c)); (2) all commercially reasonable and documented subcontractor breakage and demobilization costs; and (3) all commercially reasonable and documented costs, losses and expenses incurred by Provider directly resulting from the Customer Event of Default and the exercise of Provider’s rights and remedies in respect thereof including reasonable attorney fees; and

(B)	if the termination occurs on or after the commencement of the Interim Project Services Period for one or more Project Facilities or the Project Services Period for a Phase, the sum of: (1) all past due Payments and any other amounts owed under this Agreement; (2) all commercially reasonable and documented subcontractor breakage and demobilization costs; and (3) all commercially reasonable and documented Direct Losses incurred by Provider directly resulting from the Customer Event of Default and the exercise of Provider’s rights and remedies in respect thereof, including reasonable attorney fees.

(C)	For the avoidance of doubt, in calculating the amount in accordance with this Section 12.2(b)(i) such amount shall be calculated without any duplication or double counting of amounts.

(D)	Customer hereby agrees that the amount determined under this Section 12.2(b)(i) shall constitute a reasonable estimation of damages suffered by Provider and shall not constitute or be deemed a penalty;

(ii)	Suspend the provision of Interim Project Services or Project Services hereunder, in which event Provider may also, if it so elects, extend the Term by a number of days equal to the number of days of such suspension; provided, that Provider shall give Customer at least five (5) Business Days’ advance written notice of any such suspension;

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(iii)	Set-off against any payments or other amounts owing by Provider to Customer under the Naming Rights and Sponsorship Agreement any payments or other amounts owing by Customer to Provider under this Agreement; or

(iv)	Pursue any other right, remedy or privilege which may be available to Provider pursuant to law or in equity.

12.3	Limitation of Liability.

(a)	To the extent allowed under Applicable Law, neither Party, nor any of their respective successors and assignees nor any affiliates, subsidiaries, partners, shareholders, directors, officers, agents, employees or representatives of any of them, shall have any liability with respect to, and each Party hereby waives, releases and agrees not to sue any other Party or its respective successors and assignees or affiliates, subsidiaries, subcontractors, partners, shareholders, directors, officers, agents, employees or representatives for, in any action at law or in equity, whether based on contract, tort, strict liability or otherwise, any special, consequential, indirect, incidental, punitive or exemplary damages or for loss of profits or revenues, loss of use or loss of business opportunity, whether or not a Party shall have been advised of the possibility of the same (“Indirect Losses”). Notwithstanding the foregoing, no payments, nor any other amount or cost or expense reimbursements due or to become due and owing by Customer to Provider or Provider to Customer under Article 4, Article 6, Section 12.1(c)(i), 12.2(b)(i), 12.4, 13.1, Schedule 7 [Changes] or Attachment 1 [Construction Payments] of Schedule 10 [Construction Additional General Terms and Conditions] of this Agreement shall fail by virtue of this Section 12.3 to be recoverable.

(b)	Notwithstanding any other term of this Agreement (save and except for Section 12.3(c)), to the extent allowed under Applicable Law, the liability of Provider to Customer hereunder whether such liability arises in contract, tort, strict liability or otherwise, or before or after termination of this Agreement, shall not exceed:

(i)	in the period beginning on the Effective Date and ending when all of the Phase 2 Work has achieved Substantial Completion and solely in respect of Provider, the Limit of Liability – Phase 2 Construction;

(ii)	in the period beginning on the Commencement of Phase 3 Work and ending when all of the Phase 3 Work has achieved Substantial Completion and solely in respect of Provider, the Limit of Liability – Phase 3 Construction;

(iii)	from the beginning of the Interim Project Services Period for a Phase until the expiry of the Term or earlier termination of this Agreement and solely in respect of the performance of the Interim Project Services for such Phase, the Interim Limit of Liability – Operating for such Phase; but subject to a cap in any one Contract Year in the amount of the Interim Limit of Liability – Yearly Operating for Phase 2 or Phase 3, as applicable; and,

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(iv)	from the beginning of the Project Services Period for a Phase until the expiry of the Term or earlier termination of this Agreement and solely in respect of the performance of the Project Services for such Phase the Limit of Liability – Operating for such Phase, but subject to a cap in any one Contract Year in the amount of the Limit of Liability – Operating for Phase 1, Phase 2 or Phase 3, as applicable.

(c)	The limitations of liability set forth in Section 12.3(b) do not apply to, nor shall the calculation thereof include:

(i)	any liabilities or obligations to the extent that: (x) the amount thereof is paid from the proceeds of insurance required to be maintained by Provider under this Agreement; (y) an amount is paid by Provider but subsequently recovered by Provider from the proceeds of insurance required to be maintained by Provider under this Agreement; or (z) the same would have been recovered through such insurance if Provider had maintained the coverage required to be maintained by it under this Agreement or if Provider had otherwise complied with its obligations under, and the limitations of, such insurance policies and diligently pursued the relevant insurance claim; or

(ii)	liabilities that arise out of the fraudulent conduct of Provider.

12.4	Force Majeure Event; Termination.

(a)	If a Party asserting an excuse for nonperformance of any of its obligations under this Agreement as the result of a Force Majeure Event is unable, despite its commercially reasonable efforts, to restore full performance of this Agreement or provide alternative performance within one hundred eighty (180) days from the time the nonperformance first occurs, then such Party shall be entitled to terminate this Agreement upon thirty (30) days’ written notice, in which event, such termination shall be treated as if this Agreement was terminated pursuant to Section 12.2(b)(i), provided that any Payment shall be reduced by any insurance proceeds received by Provider in cash in respect of such Force Majeure Event.

Article 13
INDEMNITY

13.1	General Indemnity. Each Party (the “Indemnifying Party”) expressly agrees to indemnify the other Party, and its affiliates, trustees, agents, officers, employees, directors, members and permitted assigns (collectively, the “Indemnified Party”) against (a) all claims, liability, fines, costs or expenses imposed by any Governmental Authority and (b) loss, damage or injury to the person or property of third parties, in each case caused by (i) the failure on the part of the Indemnifying Party to perform its obligations under this Agreement or (ii) the negligent acts or omissions or willful misconduct on the part of the Indemnifying Party, its subcontractors, affiliates, trustees, agents, officers, employees, directors, members.

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13.2	Notice. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim, event, or fact that may give rise to the Indemnifying Party’s obligation to indemnify under Section 13.1, stating the nature and basis of the claim, event, or fact and the amount, to the extent known.

13.3	Indemnifying Party’s Right to Dispute Direct Claim by Indemnified Party. The Indemnifying Party shall notify the Indemnified Party within ten (10) Business Days following receipt of the Indemnified Party’s notice pursuant to Section 13.2 to dispute its liability to the Indemnified Party with respect to the claim. The Parties shall negotiate in good faith to resolve this dispute and if such negotiations are unsuccessful, shall implement the dispute resolution process set forth in Schedule 5 [Dispute Resolution Procedure].

13.4	Indemnifying Party’s Right to Assume Defense of Third Party Claims. If the Indemnifying Party wishes to assume the defense of any claim by a third party or Governmental Authority, it shall do so by notifying the Indemnified Party of such assumption. The Indemnifying Party’s assumption of the defense acknowledges its obligation to indemnify. The Indemnified Party may participate in the defense of the claim and may retain counsel of its own choosing without the Indemnifying Party’s participation provided (a) the Indemnifying Party fails or refuses to defend the claim within ten (10) Business Days following its receipt of the Indemnified Party’s notice pursuant to Section 13.2; or (b) representation of both Parties would, in the opinion of counsel, constitute a conflict of interest. The Indemnifying Party shall not be responsible for the fees and costs of the Indemnified Party’s counsel unless either of these conditions is met or the Indemnifying Party otherwise consents.

13.5	Compromise and Settlement of Third Party Claims. If an Indemnifying Party assumes the defense of a claim by a third party or a Governmental Authority, it may not compromise or settle such claim without the consent of the Indemnified Party and the Indemnified Party shall have no liability with respect to any compromise or settlement of any such claim effected without its consent. The Indemnifying Party, however, may compromise or settle a claim by a third party or a Governmental Authority without the Indemnified Party’s consent if the following four conditions are met: (a) there is no finding or admission of any violation of Law or violation of the rights of any person and no effect on any other claim that may be made against the Indemnified Party; (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (c) the compromise or settlement includes, as an unconditional term, the release of the Indemnified Party by the claimant or the Governmental Authority in form and substance satisfactory to the Indemnified Party, from all liability in respect of the claim acting reasonably; and (d) the compromise or settlement will not significantly adversely impact the reputation of the Indemnified Party.

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13.6	Insurance Proceeds. If a Party is obligated to indemnify and hold the other Party harmless under Section 13.1, the amount owing to the Indemnified Party will be the amount of the Indemnified Party’s actual loss net of any insurance proceeds received by the Indemnified Party following a reasonable effort by the Indemnified Party to obtain such insurance proceeds.

Article 14
ENVIRONMENTAL

14.1	Provider’s Environmental Obligations. Notwithstanding any other provision of this Agreement to the contrary, Provider shall not be responsible for environmental damage or the existence of any Hazardous Materials on the Premises or in respect of the Project Facilities, Project Work, Interim Project Services or Project Services, save and except that Provider shall be responsible for the identification, clean-up, control, removal, and disposal and all related costs and expenses of environmental damage to the Premises, Project Facilities, Project Work caused by any negligent acts or omissions of Provider resulting from Hazardous Materials brought onto the Premises by Provider, or any of its agents, affiliates, consultants, subcontractors or other parties for whom Provider is in law or contract responsible.

14.2	Customer’s Environmental Duties. Customer shall be responsible for, or shall address, all environmental damage and the existence of Hazardous Materials in respect of the Project Facilities, the Project Work, Interim Project Services, Interim Project Services, the Project Services or any other matter in connection with this Agreement, including without limitation found in, on or under the Premises or in relation to the Project Facilities, Project Work, Interim Project Services or Project Services (including any matters discovered in annual insurance risk assessments performed by Customer), save for Provider’s obligations set forth in Section 14.1. Customer shall supply Provider with any information in its possession relating to the presence of Hazardous Materials at or underneath the Premises or in the Project Facilities, including copies of the relevant portions of any annual risk assessment describing the presence of Hazardous Materials. If either Customer or Provider becomes aware of or suspects any environmental damage or the presence of Hazardous Materials, at or underneath the Premises or in the Project Facilities or otherwise in connection with the Project Facilities, the Project Work, Interim Project Services, the Project Services or any other matter in connection with this Agreement, it shall promptly notify the other Party and the appropriate Governmental Authority (if required by Applicable Law) and such shall constitute an Excused Failure and Provider shall be entitled to suspend performance any Project Work or the provision of the Interim Project Services or the Project Services to the extent necessary to prevent any further contamination or as necessary to protect the health and safety of any person.

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Article 15
intellectual property

15.1	Intellectual Property. Each Party shall retain ownership of its respective Intellectual Property and the rights therein.

15.2	Intellectual Property Indemnity. Provider shall indemnify Customer and its employees, directors and officers from and against any all third party claims that the Project Materials infringe, misappropriate or violate a valid United States patent, trademark, copyright or other intellectual property right of such third party and shall pay all amounts awarded by a court of competent jurisdiction or agreed to in settlement by Provider, provided that, Customer shall: (a) promptly provide Provider with written notice of the claim, (b) give Provider sole control over the defense and settlement of the claim, provided that no such settlement will obligate Customer to take any action other than pay money that is paid in full by Provider on behalf of Customer, without the prior written consent of Customer; and (c) reasonably cooperate in Provider’s defense of the claim.

15.3	Intellectual Property Indemnity Limitation. Provider’s obligations set forth in Section 15.2 shall not apply to the extent any claim arises out of information, materials, or specifications that were provided to Provider by or on behalf of Customer.

15.4	Naming Rights and Sponsorship Agreement. Without limiting Section 1.1, in the event of a conflict or inconsistency between the terms of this Article 15 and the terms of the Naming Rights and Sponsorship Agreement, the terms of the Naming Rights and Sponsorship Agreement shall prevail.

Article 16
Assignment

16.1	Assignment by Provider. Provider may sell, delegate, transfer or assign this Agreement, Payments, or any other sums due or to become due hereunder, in whole or in part, to any person or entity, provided that other than in respect of an assignment to an affiliate of Johnson Controls, Inc., Customer shall have first provided its prior written consent, not to be unreasonably withheld or delayed.

16.2	Assignment by Customer. Customer shall not, without the prior written consent of Provider, which consent shall not be unreasonably withheld or delayed, transfer or assign all or any part of its rights and obligations herein to any party other than an affiliate of Customer. Customer shall continue to be liable for all obligations of this Agreement after an assignment, unless Provider, in its sole discretion, expressly releases Customer from its obligations.

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Article 17
notices and change of address

17.1	Notices and Change of Address. All notices to be given by either Party to the other shall be in writing and mailed by certified mail, return receipt requested, or sent by a courier service which renders a receipt upon delivery, or sent by electronic mail, addressed as set forth below, or at such other addresses as either Party may hereinafter designate by a notice to the other. Notices are deemed delivered upon actual receipt and the signed return receipt or courier receipt shall be prime facie proof thereof.

If to Customer, for all purposes:

HOF Village NEWCO, LLC

2626 Fulton Avenue NW

Canton, OH 44718

Attention: Michael Crawford, CEO

Email: Michael.Crawford@hofvillage.com

With copy to:

Hunton Andrews Kurth

2200 Pennsylvania Ave., NW

Washington, DC 20037

Attention: J. Steven Patterson, Partner

E-Mail: spatterson@HuntonAK.com

If to Provider:

Johnson Controls, Inc.

835 Greencrest Drive

Westerville, OH 43081

Attention: Bill Schumacher

Email: William.l.schumacher@jci.com

-and-

Attention: Michael McKenna

E-mail: Michael.K.McKenna@jci.com

with a copy to:

Building Technologies and Solutions Business Unit

Johnson Controls, Inc.

507 E. Michigan

Milwaukee, Wisconsin 53202

Attention: General Counsel

Fax: 414-524-5520

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Article 18
MISCELLANEOUS

18.1	Time of the Essence; Effect of Waiver; Remedies. Time shall be the essence of this Agreement. No failure on the part of a Party hereto to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or modify the terms of this Agreement. A waiver of any one default shall not be deemed to be a waiver of any other or subsequent default or a waiver of any of a Party’s rights hereunder. Any waiver, permit, consent or approval on the part of a Party of any breach or default under this Agreement, or any Schedule, or any Annex or attachment or exhibit hereto or thereto, or of any provision or condition hereof, must be in writing specifically setting forth the extent of such waiver, consent or approval. All remedies of a Party under this Agreement may, to the extent permitted by law, be exercised by such Party or its assignees concurrently or separately.

18.2	Governing Law; Venue. This Agreement and the construction and enforceability thereof shall be interpreted under the laws of the State of Ohio determined without regard to its conflict of laws principles. Any action, suit, or proceeding by either of the Parties and which arises from a dispute or claim under this Agreement or is brought to enforce any of this Agreement’s terms or provisions shall be referred to the dispute resolution procedure in accordance with Schedule 5 [Dispute Resolution Procedure]. Proceedings under Schedule 5 [Dispute Resolution Procedure] are barred unless commenced within the earlier of the applicable Ohio statute of limitations or repose for commencing actions and one (1) year from the date on which the injury in respect of which the proceeding is being made occurred.

18.3	Further Assurances. The Parties hereto shall execute and deliver all documents and take such further actions that may be reasonably necessary to more effectively carry out the intent and purposes of the provisions of this Agreement.

18.4	Severability. In the event that any provision of this Agreement or any Schedule, Annex or attachment hereto or thereto shall be prohibited by, or invalid or unenforceable under, Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without affecting the validity or enforceability of the remaining portions of this Agreement, Schedules, Annexes or attachments hereto or thereto.

18.5	Joint and Several. Where this Agreement has been executed by more than one corporation as Customer, then each covenant and agreement of Customer hereunder shall be deemed, for all purposes, to be a covenant or agreement of the corporations who comprise Customer and each of them, and the provisions hereof shall be read with all grammatical changes thereby rendered necessary and each reference to Customer shall include each corporation severally and all covenants and agreements herein contained on the part of Customer shall be deemed to be joint and several covenants and agreements of each such corporation, respectively.

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18.6	Counterparts and Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but collectively shall constitute one and the same instrument. This Agreement may be delivered by the Parties by email, facsimile or other electronic transmission to the other Party. When such signature pages so executed and delivered are attached to this Agreement, this Agreement shall be deemed executed and delivered.

18.7	Independent Contractor. The relationship of Provider to Customer shall be that of independent contractor, and Provider is not and will not become an employee, partner, principal or agent of Customer or its affiliates or customers for any purpose. Nothing in this Agreement shall be construed as granting to Customer any right to exercise any control over or to direct in any respect the actions of the employees of Provider.

18.8	Final Agreement; Amendments; Binding Nature. This Agreement may not be amended, modified or terminated, except in a writing signed by the Parties hereto. This Agreement (inclusive of all Schedules, Annexes and attachments hereto and thereto) shall inure to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and permitted assignees of the Parties hereto. This Agreement shall become binding when accepted in writing by Provider.

18.9	Survival. Section 4.4, Article 6, Article 7, Section 8.1, Article 10, Section 12.3, Article 13, Article 14, Article 15, Section 18.2, Section 18.4, Section 18.7, Section 18.8 and Schedule 5 [Dispute Resolution Procedure] shall survive the termination or earlier expiry of this Agreement.

[The remainder of this page is intentionally blank.
The signature page next follows.]

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto subscribe their names to this instrument on the date first above written.

Customer: HOFV VILLAGE NEWCO, LLC		Provider: JOHNSON CONTROLS, INC.

By:		By:
	Name: MICHAEL CRAWFORD		Name: LISA ROY
	Title: CEO		Title:

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Schedule 1
DEFINITIONS

In the TAAS Agreement, unless the context otherwise requires, the following terms have the following meanings:

1.1	“7/24/365(6)” means 24 hours per day 7 days per week, 365(6) days per year.

1.2	“Allowable Costs” means costs necessarily incurred by Provider in the proper performance of the Project Work and the Transition Fees payable by Customer in respect of the performance of Transition Services and the Interim Project Services. The Allowable Costs Agreement shall include only the items set forth below and is limited to the actual cost of the following.

(a)	Where, pursuant to the Agreement, any cost is subject to the Customer’s prior approval, Provider shall obtain such approval in writing prior to incurring the cost.

(b)	Costs shall be at rates not higher than the standard paid at the place of the Project, except with prior approval of Customer.

(c)	Labor Costs:

(i)	Wages or salaries of construction workers directly employed by Provider to perform the construction of the Project Work at the site or, with Customer’s prior approval, at off-site workshop.

(ii)	Wages or salaries of Provider’s supervisory and administrative personnel when stationed at the site and performing Project Work, with Customer’s prior approval.

(iii)	Wages or salaries of Provider’s supervisory and administrative personnel when performing Project Work and stationed at a location other than the site, but only for that portion of time required for the Project Work, and limited to the personnel and activities listed below:

(Provider has identified the personnel and their rates as well as type of activity for Phase 2 in Attachment 1.4. If applicable, any agreed upon percentage of time to be devoted to the Project Work shall be agreed to by the Parties and recorded as a Change Order.)

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(iv)	Wages or salaries of Provider’s supervisory or administrative personnel engaged at factories, or while traveling, in expediting the production or transportation of materials or equipment required for the Project Work, but only for that portion of their time required for the Project Work.

(v)	Costs paid or incurred by Provider, as required by law or collective bargaining agreements, for taxes, insurance, contributions, assessments, and benefits and, for personnel not covered by collective bargaining agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Allowable Costs under Sections (c)(i) through (c)(iii).

(vi)	Labor costs for Provider’s personnel for Phase 2 shall be as per the rate schedule attached as Attachment 1.4 including any future mutually agreed upon changes therein with both parties acting reasonably in lieu of actual costs.

(d)	Subcontract Costs:

(i)	Payments made by Provider to Subcontractors in accordance with the requirements of the subcontracts and this Agreement. For clarity, Project Work performed by Customer’s branch level personnel shall be considered Project Work provided by a Subcontractor.

(e)	Costs of Materials and Equipment Incorporated in the Completed Construction:

(i)	Costs, including transportation and storage at the site, of materials and equipment incorporated, or to be incorporated, in the completed construction where such costs are related to the Project Work.

(ii)	Costs of materials described in the preceding Section (i) in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become Customer’s property at the completion of the Project Work or, at Customer’s option, shall be sold by Provider. Any amounts realized from such sales shall be credited to Customer as a deduction from the Allowable Costs.

(f)	Costs of Other Materials and Equipment, Temporary Facilities and Related Items:

(i)	Costs of transportation, storage, installation, dismantling, maintenance, and removal of materials, supplies, temporary facilities, machinery equipment and hand tools not customarily owned by construction workers that are provided by Provider at the site and fully consumed in the performance of the Project Work. Costs of materials, supplies, temporary facilities, machinery, equipment, and tools, that are not fully consumed, shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by Provider shall meet fair market value.

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(ii)	Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by Provider at the site, and the costs of transportation, installation, dismantling, minor repairs, and removal of such temporary facilities, machinery, equipment, and hand tools. Rates and quantifies of equipment owned by Provider, or a related party as defined in Section (i) below, shall be subject to Customer’s prior approval. The total cost of any such equipment may not exceed the purchase price of any comparable item.

(iii)	Costs of removal of debris from the site of the Project Work and its proper and legal disposal.

(iv)	Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to Customer’s prior approval.

(g)	Miscellaneous Costs:

(i)	Premiums for that portion of Provider’s project specific insurance and bonds (and Provider’s Subcontractor’s insurance and bonds) required by the Agreement that can be directly attributed to this Agreement.

(ii)	Costs for self-insurance, for either full or partial amounts of the project specific or Subcontractor coverages required by the Agreement, with Customer’s prior approval.

(iii)	Costs for project specific or Subcontractor insurance through a captive insurer owned or controlled by Provider or Subcontractor, as applicable, with Customer’s prior approval.

(iv)	Sales, use, or similar taxes, imposed by a governmental authority, that are related to the Project Work and for which Provider is liable.

(v)	Fees and assessments for the building permit, and for other permits, licenses, and inspections, for which Provider is required by the Agreement to pay related specifically to the Project Work.

(vi)	Fees of laboratories for tests required by the Agreement; except those related to defective or non-conforming Project Work for which reimbursement is excluded under the provisions of the Agreement, and which do not fall within the scope of Section (h)(iii), subject to prior Customer approval.

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(vii)	That portion of royalties and license fees attributable to the Project Work which are paid for the use of a particular design, process, or product, required by the Agreement.

(viii)	(A) The cost of defending suits or claims for infringement of patent rights arising from requirements of the Agreement, payments made in accordance with legal judgments against Provider resulting from such suits or claims, and payments of settlements made with Customer’s consent, unless Provider had reason to believe that the required design, process or product was an infringement of a copyright or a patent, and Provider failed to promptly furnish such information to the lead architect. (B) The costs of legal defenses, judgments, and settlements, shall not be included in the Allowable Costs used to calculate Provider’s Fee - Phase 2 or Provider’s Fee - Phase 3, as applicable, or subject to GMP - Phase 2 or GMP - Phase 3, as applicable.

(ix)	Deposits lost for causes other than Provider’s negligence or failure to fulfill a specific responsibility in the Agreement.

(x)	Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between Customer and Provider, reasonably incurred by Provider after the execution of this Agreement in the performance of the Project Work, provided that they are not caused by negligent acts or omissions of the Provider and with Customer’s prior approval, which shall not be unreasonably withheld.

(xi)	Intentionally Deleted.

(xii)	Intentionally Deleted.

(h)	Other Costs and Emergencies:

(i)	Other costs incurred in the performance of the Project Work, with Customer’s prior approval.

(ii)	Costs incurred in taking action to prevent threatened damage, injury, or loss, in case of an emergency affecting the safety of persons and property, as provided in the Agreement.

(iii)	Costs of repairing or correcting damages or nonconforming Project Work executed by Provider, Subcontractors, or suppliers, provided that such damaged or nonconforming Project Work was not caused by the negligence of, or failure to fulfill a specific responsibility by, Provider, and only to the extent that the cost of repair or correction is not recovered by Provider from insurance, sureties, Subcontractors, suppliers, or others.

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(i)	Related Party Transactions:

(i)	For purposes of this Section (i), the term “related party” shall mean: (1) a parent, subsidiary, affiliate, or other entity having common ownership of, or sharing common management with, Provider; (2) any entity in which any stockholder in, or management employee of, Provider holds an equity interest in excess of ten percent in the aggregate; (3) any entity which has the right to control the business or affairs of Provider; or (4) any person, or any member of the immediate family of any person, who has the right to control the business or affairs of Provider.

(ii)	If any of the costs to be reimbursed arise from a transaction between Provider and a related party, Provider shall notify Customer of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If Customer, after such notification, authorizes the proposed transaction in writing, then the cost incurred shall be included as a cost to be reimbursed, and Provider shall procure the Project Work, equipment, goods, or service, from the related party, as a Subcontractor, according to the terms of the Agreement. If Customer fails to authorize the transaction in writing, Provider shall procure the Project Work, equipment, goods, or service from some person or entity other than a related party according to the terms of the Agreement,

(j)	Transition Costs,

provided that Allowable Costs shall not include the items listed below:

(A)	salaries and other compensation of Provider’s personnel stationed at Provider’s principal office or offices other than the site office, except as specifically provided in Section (c) above, or as otherwise provided in the Agreement;

(B)	Provider’s Project Executive and Safety Manager;

(C)	bonuses, profit sharing, incentive compensation, and any other discretionary payments, paid to anyone hired by Provider or paid to any Subcontractor or vendor, unless Customer has provided prior approval;

(D)	expenses of Provider’s principal office and offices, including the site office.

(E)	overhead and general expenses, except as may be expressly included in the definition of “Allowable Costs”;

(F)	the Contractor’s capital expenses, including interest on Provider’s capital employed for the Project Work;

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(G)	except as provided in Section (h)(iii) above, costs due to the negligence of, or failure to fulfill a specific responsibility of the Agreement by Provider, Subcontractors, and suppliers, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable;

(H)	any cost not specifically and expressly described in in the definition of “Allowable Costs”; and

(I)	costs, other than costs included in Change Orders approved by Customer, that would cause the GMP - Phase 2 or the GMP - Phase 3 to be exceeded.

1.3	“Annual Scheduled Maintenance Plan” has the meaning ascribed to it in Section 4.6(a) to the TAAS Agreement.

1.4	“Applicable Law” means all Laws which are applicable to Provider, Customer and/or the Project.

1.5	“Applicable Standards” means Applicable Law and manufacturers’ recommended maintenance and operations activities and maintenance and operations activities that would normally be undertaken in accordance with Good Industry Practices, provided that in the event of a conflict the more stringent standard shall apply.

1.6	“Arbitration Notice” has the meaning ascribed to it in Section 5.4 of Schedule 5 [Dispute Resolution Procedure].

1.7	“Arbitration Notice Response” has the meaning ascribed to it in Section 5.5 of Schedule 5 [Dispute Resolution Procedure].

1.8	“Arbitrator” has the meaning ascribed to it Section 5.8 of Schedule 5 [Dispute Resolution Procedure].

1.9	“As Built Drawings” means as built drawings in respect of the Project Work for Phase 2 or Phase 3, as applicable.

1.10	“Assisting Party” has the meaning ascribed to it in Article 12 of Schedule 4 [Insurance].

1.11	“Base Date” means January 1, 2020.

1.12	“Builder’s Risk Policies” has the meaning ascribed to it in Section 7.1(a) of Schedule 4 [Insurance].

1.13	“Building Occupants” means:

(a)	Customer’s students, users, guests, customers, staff, employees, contractors and other invited occupants;

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(b)	Customer’s visitors; and

(c)	Provider Parties.

1.14	“Business Days” means any day other than a Saturday, Sunday or statutory holiday in the State of Ohio.

1.15	“Change” has the meaning ascribed to it in Section 1.1 of Schedule 7 [Changes].

1.16	“Change Directive” has the meaning ascribed to it in Section 3.1 of Schedule 7 [Changes].

1.17	“Change in Law” means either of the following events or conditions which have, or which may reasonably be expected to have, an effect on the performance by either Party of its obligations under this Agreement: (i) the adoption of a new Law or change in any Law (or the interpretation thereof) from its status on the Effective Date, which adoption or change occurs after the Effective Date or (ii) a suspension, termination, interruption, denial, failure to renew, or imposition of a new condition in connection with, any Law.

1.18	“Change Order” has the meaning ascribed to it in Section 2.1 of Schedule 7 [Changes].

1.19	“Confidential Information” has the meaning ascribed to it in Section 10.1 of the TAAS Agreement.

1.20	“Construction Documents” means the drawings, specifications and documents prepared by or on behalf of Customer, and provided to Provider by or on behalf of Customer for the Project, Phase 2 or Phase 3, as applicable, based on the Design Documents (including the Design-Documentation-Phase 2 and the Design-Documentation-Phase 3).

1.21	“Construction Payments” has the meaning ascribed to it in Section 5.1 [Construction Payments] of Schedule 10 [Construction Additional General Terms and Conditions].

1.22	“Construction Price – Phase 2” means the sum of the Provider’s Fee - Phase 2 and the Allowable Costs for Phase 2.

1.23	“Construction Price – Phase 3” means the sum of the Provider’s Fee - Phase 3 and the Allowable Costs for Phase 3.

1.24	“Contract Month” means a calendar month.

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1.25	“Contract Year” means each year of the Term beginning on January 1st and ending on December 31st except that the first Contract Year shall begin on the Effective Date and end on December 31st immediately following the Effective Date and the last Contract Year will begin on January 1st and end on the last day of the Term.

1.26	“CPI” means the All Urban Consumers Data Index for Cleveland-Akron Ohio published by the United States Department of Labor, Bureau of Labor Statistics or, if no longer published by the United States Department of Labor, Bureau of Labor Statistics an equivalent index published by any successor organization, or if no longer published, an equivalent index agreed to by the Parties which approximates the same.

1.27	“Critical Spaces” means:

(i)	within Phase 1 scope including existing stadium: Customer Experience: Locker Rooms, Club Level Area, VIP Lounge and VIP Club; and, (ii) Critical Space - Infrastructure: (1) Event Level: IDF 166, FIRE PUMP 108, WATER ENTRANCE 109, PIPE CHASE Not labeled; (2) Second Level: AV IDF 227; ELECTRICAL 225; AV IDF 208; (3) Third Level: AV IDF 302; (4) Fourth Level: ELECTRICAL 407; (5) Mezzanine Level: MDF; DAS ROOM; and (6) Club Level: IDF 615; IDF 616;

(ii)	within Phases 2 and 3 Project Facilities:

●	Critical & Key Personnel/Guest spaces typical including VIP and exclusive recreation and refuge areas (Equivalent to VIP, Club Level as identified in existing Phase 1 facilities),

●	Emergency services and associated provider spaces (including any spaces, provided they are designated as such as mutually agreed upon, for use by first responders during a first-responders-active events),

●	Customer Executive Offices & assigned meeting room (“War Room”),

●	Communications infrastructure spaces typical (including IDF, MDF, Electrical, Telecom rooms, DAS rooms, Network Operations Center (NOC) and Security Operations Center (SOC), etc.),

●	Critical infrastructure spaces typical (including Fire Pump, Water Entrance, Pipe Chases, etc.),

●	Guest Egress areas; and,

●	Other mutually agreed upon spaces which are designated as such and documented via addendum to this Agreement.

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1.28	“Customer” has the meaning ascribed to it in the preamble to the TAAS Agreement.

1.29	“Customer Event of Default” has the meaning ascribed to it in Section 12.2(a) of the TAAS Agreement.

1.30	“Customer Permit” means all Permits specific to Customer business requirements and not any that are specific to Provider to perform the Project Work or Project Services.

1.31	“Customer Persons” means Customer’s contractors, subcontractors or any tier, agents, representatives, employees, directors, officers, affiliates and advisors in each case acting directly or indirectly for Customer in respect of this Agreement, or acting in respect of the Project Facility, Project Work, Interim Project Services or Project Services.

1.32	“Customer Policies” means the policies, rules and regulations of the Customer identified in Schedule 8 [Customer Policies], as the same may be amended from time to time.

1.33	“Customer Representative” has the meaning ascribed to it in Section 3.1(d) of the TAAS Agreement.

1.34	“Customer Schedule – Phase 2” is the construction schedule for Phase 2 attached to Schedule 10 [Construction Additional General Terms and Conditions] as Attachment 2A [Customer Schedule – Phase 2], being the Customer’s detailed current construction schedule for Phase 2 of the Project.

1.35	“Customer Schedule – Phase 3” is the construction schedule for Phase 3 attached to Schedule 10 [Construction Additional General Terms and Conditions] as Attachment 2B [Customer Schedule – Phase 3], being the Customer’s detailed current construction schedule for Phase 3 of the Project.

1.36	“Customer Support Services” means those obligations of the Customer identified in Schedule 6 [Customer Support Services].

1.37	“DBE” means disadvantaged business enterprise.

1.38	“Deductions” means the reductions to the Indexed Payments otherwise due to Provider from Customer for Project Services performed if KPIs are not achieved as set out in Attachment 1 of Schedule 2 [Maintenance and Lifecycle].

1.39	“Demand Maintenance” means Maintenance or Replacement Work performed by Provider in response to Service Requests made by the Customer.

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1.40	“Design Documentation – Phase 2” means the documents listed on Attachment 3A [Design Documentation] to Schedule 10 [Construction Additional General Terms and Conditions].

1.41	“Design Documentation – Phase 3” means the documents listed on Attachment 3B [Design Documentation] to Schedule 10 [Construction Additional General Terms and Conditions].

1.42	“Design Documents” means the Design Documentation-Phase 2 and the Design Documentation-Phase 3.

1.43	“Direct Losses” means any and all claims, demands, losses, liabilities, damages, obligations, payments, fines, penalties and reasonable costs and expenses whatsoever excluding Indirect Losses.

1.44	“Disclosing Party” has the meaning ascribed to it in Section 10.1 of the TAAS Agreement.

1.45	“Dispute” means any disagreement between the Customer and the Provider in respect of any matter related to any of the TAAS Agreement, the Project Work, the Project Facilities or the Project Services.

1.46	“Dispute Notice” has the meaning ascribed to it in Section 2.1 of Schedule 5 [Dispute Resolution Procedure].

1.47	“Dispute Resolution Procedure” means the various dispute resolution procedures described in Schedule 5 [Dispute Resolution Procedure].

1.48	“Effective Date” has the meaning ascribed to it in the preamble to this Agreement.

1.49	“Emergency” means an event or act that imminently threatens to harm persons and/or damage, destroy, or cause a material loss of all or any material portion of the Project Facilities or any part of the Premises.

1.50	“Emergency Maintenance” means Maintenance or Replacement Work performed upon the occurrence of an Emergency in accordance with Section 4.6 of the TAAS Agreement.

1.51	“Escalation Factor” means the amount calculated in accordance with Section 4 of Part A of Schedule 3 [Payment and Deductions] for each Phase, as applicable.

1.52	“Escalated Operations and Maintenance Payment – Annual” means the amount calculated in accordance Section 2.1 of Part A of Schedule 3 [Payment and Deductions] for each Phase, as applicable.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

1.53	“Excused Failure” means (x) an event of Provider’s breach or noncompliance with any of the terms or conditions of this Agreement, or (y) any increase in the cost to Provider in performing its obligations in accordance with the terms of this Agreement, in each case, that results directly from:

(a)	the occurrence of an Emergency, except to the extent caused by Provider or any Provider Person;

(b)	any breach of an obligation under this Agreement by Customer (provided such breach is not attributable to the occurrence of a Force Majeure Event), or any negligent act or omission by Customer or any Customer Person or any third party under the supervision or control of Customer or any Customer Person (other than Provider or any Provider Person) including:

(i)	any event relating to the Project Facilities such as construction, alteration, misuse, or repair by or on behalf of the Customer or any Customer Person of any part of portion of the Project Facilities;

(ii)	any failure to provide Customer Support Services in accordance with the requirements of this Agreement;

(iii)	failure by the Customer to apply for and execute in its name, or jointly with Provider any Permit; or

(iv)	failure by the Customer to deliver information that Provider requires to obtain Permits in accordance with this Agreement;

(v)	performance or non-performance by Customer of any Customer obligation in connection with Section 15.2, except to the extent that such is the responsibility of Provider in accordance with Section 15.1;

(vi)	any representation or warranty by Customer in this Agreement that proves to be have been untrue; or

(vii)	any other breach of Customer’s obligations under this Agreement;

(c)	the occurrence of a Force Majeure Event;

(d)	the absence of or delay in procuring any Permit, except to the extent that such Permit is a Provider Permit and Provider failed to act diligently and in accordance with Good Industry Practice in pursuing such Permit;

(e)	in respect of the determination of Deductions, the actions of any third party and, in all other respects, the actions of any third party user of the Project Facilities and any subcontractor of the Customer (excluding actions in the normal course of using the Project Facilities), which materially adversely affects performance of the Project Work or delivery of the Interim Project Services or the Project Services;

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(f)	the discovery of:

(i)	subsurface or otherwise concealed physical conditions that differ materially from the reports identified in Schedule 9 [Reliance Documents];

(ii)	unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided under this Agreement;

(iii)	any other feature of, in or under the Premises which differs materially from the reports identified in Schedule 9 [Reliance Documents];

(iv)	human remains, or the existence of burial markers, archaeological sites, or wetlands, not indicated in Schedule 9 – [Reliance Documents]; or

(v)	any element of any Permit as issued, being different from the version of the permit identified in Schedule 9 [Reliance Documents];

(g)	any damage or destruction to the Project Facilities, except to the extent caused by Provider or any Provider Party;

(h)	any limitation on Provider’s access to the Premises; or

(i)	any defect or deficiency or latent defect or deficiency in the Project Facilities except for any defect or deficiency or latent defect or deficiency in an In-Scope System, but excluding a defect or deficiency or latent defect or deficiency caused by any defect or deficiency or latent defect or deficiency in the design of the Project Facility or, unless installed, tested and commissioned the In-Scope System, the installation, testing or commissioning of the In-Scope System.

1.54	“Excluded O&M Services has the meaning ascribed to it in Schedule 2, Part 2, Article 1, Section 3 of this Agreement.

1.55	“Fast Track Dispute Resolution Procedure” means the fast track dispute resolution procedure described in Article 3 of Schedule 5 [Dispute Resolution Procedure].

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1.56	“Force Majeure Event” shall mean an event, casualty, occurrence, condition or circumstance of any kind or nature reasonably beyond the control of the Party contending the occurrence of the same, having a direct and substantial adverse effect on such Party’s ability or cost to perform any of its obligations under this Agreement, in full or in part. “Force Majeure Event” includes: compliance in good faith with any applicable Change in Law whether or not it proves to be invalid; acts of God; acts or omissions of any Governmental Authority (including any act which renders it commercially impracticable for Provider or Customer to perform all or a material part of its obligations under this Agreement, other than as a consequence of a breach by the Party contending that the event occurred); war; blockade; insurrection; riot; sabotage; terrorist activity; strike; slow-down or labor dispute (even if such difficulties could be resolved by conceding to the demands of a labor group) other than a labor dispute that only affects the Party itself; shortage or unavailability of equipment, parts, materials, natural gas, fuel oil or transportation; or fire, explosion, flood, nuclear emergency, epidemic, pandemic, landslide, earthquake, hurricane, tornado, storm, adverse weather or similar occurrence.

1.57	“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

1.58	“Good Industry Practice” means the exercise of that degree of skill, care, diligence, prudence and foresight that would reasonably and ordinarily be expected from a good and prudent provider of Interim Project Services, Project Services or Project Work in the United States, engaged in the same type of undertaking under the same or similar circumstances.

1.59	“Governmental Authority” means the federal government, or any state or other political subdivision thereof, or any agency, court or body of the federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

1.60	“GMP - Phase 2” is the amount determined in accordance with Section 5.3 of Article 5 of Schedule 10 [Construction Additional General Terms and Conditions], as the same may be adjusted in accordance with the terms of the TAAS Agreement. In the event that no amount is determined pursuant to Section 5.3 of Article 5 of Schedule 10 [Construction Additional General Terms and Conditions], the provisions pertinent to the GMP-Phase 2, whenever they appear in the TAAS Agreement, shall be individually inoperative and considered deleted from the TAAS Agreement.

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1.61	“GMP - Phase 3” is the amount determined in accordance with Section 5.3 of Article 5 of Schedule 10 [Construction Additional General Terms and Conditions], as the same may be adjusted in accordance with the terms of the TAAS Agreement. In the event that no amount is determined pursuant to Section 5.3 of Article 5 of Schedule 10 [Construction Additional General Terms and Conditions], the provisions pertinent to the GMP-Phase 3, whenever they appear in the TAAS Agreement, shall be individually inoperative and considered deleted from the TAAS Agreement.

1.62	“Handback Requirements” has the meaning ascribed to it in Section 4 of Article 4 of Part 2 of Schedule 2 [Maintenance and Lifecycle].

1.63	“Hazardous Materials” means any material or substance that, whether by its nature or use, is now or hereinafter defined or regulated as hazardous waste, hazardous substance, pollutant or contaminant under Applicable Laws, relating to or addressing public or employee health and safety or protection of the environment, or which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous, or which is or contains petroleum gasoline, diesel, fuel or other petroleum hydrocarbon products or polychlorinated biphenyls.

1.64	“Help Desk” means the service established by the Provider where Customer, Customer Persons, users of the Project Facilities and Provider can submit Service Requests via telephone, web, email and SMS.

1.65	“Indemnified Party” has the meaning ascribed to it in Section 13.1 of the TAAS Agreement.

1.66	“Indemnifying Party” has the meaning ascribed to it in Section 13.1 of the TAAS Agreement.

1.67	“Indexation Date” has the meaning ascribed to it in Section 4 of Part A of Schedule 3 [Payment and Deductions].

1.68	“Index Linked” when an amount is stated to be Index Linked, such amount shall be increased annually at the beginning of each Contract Year in accordance with the following formula:

[Amount1] = [Amount0] * Escalation Factor

where

[Amount1] is the relevant amount stated to be Index Linked after the first Contract Year.

[Amount0] is the relevant amount as stated in this TAAS Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

1.69	“Indexed Payment” means the Service Payment – Monthly for a Contract Month for each Phase and is the sum payable monthly by Customer to Provider in accordance with the provisions of Article 6 of this TAAS Agreement.

1.70	“Indirect Losses” has the meaning ascribed to it in Section 12.3(a) of the TAAS Agreement.

1.71	“In-Scope System” means each of the systems listed in Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.72	“Intellectual Property” means in connection with a specified subject matter, on a worldwide basis to the extent protected, all registered or unregistered trade-marks, trade names, patents, copyrights, trade secrets, designs, rights of publicity, mask work rights, utility models and other industrial or intangible property rights of a similar nature.

1.73	“Interim Limit of Liability – Operating” means the amount of [***] (Index Linked) for Phase 2 and for Phase 3 the amount of the Transition Fees for Phase 3 as agreed between the Parties (Index Linked)

1.74	“Interim Project Services” means the Services described in Part 1 of Schedule 2 [Maintenance and Lifecycle].

1.75	“Interim Project Services Period” means in respect of a Project Facility, the period beginning on Substantial Completion in respect of the Project Facility and ending the day before the commencement of the Project Services Period.

1.76	“KPI” and “KPIs” has the meaning ascribed to it in Section 4.3(a) of the TAAS Agreement.

1.77	“KPI Deductions List” means the list of KPIs attached as Attachment 1 [KPI Penalty List] to Schedule 2 [Maintenance and Lifecycle].

1.78	“KPI Default Trigger” means (i) the cumulative amount of Deductions assessed during any rolling three (3) -month calendar period equals or exceeds [***] (Indexed Linked) or (ii) the cumulative amount of Deductions assessed during any rolling twelve (12) -month calendar period equals or exceeds [***] (Indexed Linked).

1.79	“KPI Increased Monitoring Trigger” means (i) the cumulative amount of Deductions assessed during any rolling three (3) -month calendar period equals or exceeds [***] (Indexed Linked) or (ii) the cumulative amount of Deductions assessed during any rolling twelve (12) -month calendar period equals or exceeds [***] (Indexed Linked).

1.80	“KPI List” means the list of KPIs attached as Attachment 1 [KPI List] to Schedule 2 [Maintenance and Lifecycle].

1.81	“KPI Remedial Plan” has the meaning ascribed to it in Section 4.3(d) of the TAAS Agreement.

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1.82	“KPI Remedial Plan Trigger” means (i) the cumulative amount of Deductions assessed during any rolling three (3) -month calendar period equals or exceeds [***] (Indexed Linked) or (ii) the cumulative amount of Deductions assessed during any rolling twelve (12) -month calendar period equals or exceeds [***] (Indexed Linked).

1.83	“Law” or “Laws” means federal, state and local laws, rules, regulations, ordinances, codes, common law, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority.

1.84	“LC Periodical Aggregation” shall be the aggregate of Lifecycle Payments, as stated in the Pro Forma, for the following periods of time: (i) the three (3) years commencing on the third (3rd) Calendar Year following the commencement of the Project Services for Phase 2 [***] (Index Linked), (ii) the three (3) years commencing on the sixth (6th) Calendar Year following the commencement of the Project Services for Phase 2 [***] (Index Linked); and (iii) the four (4) years commencing on the ninth (9th) Calendar Year following the commencement of the Project Services for Phase 2 [***] (Index Linked).

1.85	“Lifecycle Payment” means the annual amounts as set out in Appendix B [Lifecycle Payment Amount] to Schedule 3 [Payment and Deductions] in respect of the replacement, refreshment and/or refurbishment of building systems, equipment and fixtures.

1.86	“Lifecycle Services” has the meaning ascribed to it in Schedule 2, Part 2, Article 2, Section 1(a).

1.87	“Limit of Liability – Phase 2 Construction” means the amount of [***] until the GMP-Phase 2 is established and, thereafter, the GMP-Phase 2.

1.88	“Limit of Liability – Phase 3 Construction” means the amount of [***] until the GMP-Phase 3 is established and, thereafter, the GMP-Phase 3.

1.89	“Limit of Liability – Operating” means the amount of [***] (Index Linked) for Phase 2 and [***] (Index Linked) for Phase 3.

1.90	“MBE” means minority business enterprise.

1.91	“Maintenance or Replacement Work” means work to maintain, replace, lifecycle or refurbish any In-Scope Systems as more particularly described in Schedule 2.

1.92	“Manual” or “Manuals” means policies, procedures, practices, guidelines, plans, checklists, deliverables, etc. that are developed, implemented and updated by Provider.

1.93	“Monthly Performance Report” has the meaning ascribed to it in Section 4.5(a) of the TAAS Agreement.

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1.94	“Net Proceeds” means any insurance proceeds or condemnation award, paid with respect to the Project Facilities, remaining after payment therefrom of all expenses incurred in the collection thereof and payment of Provider’s costs and losses in connection therewith.

1.95	“Normal Hours of Operations” means 8 a.m. to 5 p.m., Monday to Friday excluding non-Business Days.

1.96	“O&M Reports” has the meaning ascribed to it in Section 7 of Article 3 of Part 2 of Schedule 2 [Maintenance and Lifecycle].

1.97	“O&M Requirements” means the requirements of Provider to perform the [O&M Services] set forth in Schedule 2 [Maintenance and Lifecycle].

1.98	“O&M Services” has the meaning ascribed to it in Section 1.1(a) of Article 1 of Part 2 of Schedule 2 [Maintenance and Lifecycle].

1.99	“Ordinary Maintenance” means Maintenance or Replacement Work performed in accordance with Section 4.6(c) to the TAAS Agreement.

1.100	“Original PSA” has the meaning ascribed to it in Section 4.8 [Phase 1 Planned Services Agreement] of the TAAS Agreement.

1.101	“Party” or “Parties” has the meaning ascribed to it in the preamble to the TAAS Agreement.

1.102	“Payment Bank Account” means the bank account identified by Provider in any invoice submitted to Customer.

1.103	“Payment Dates” has the meaning ascribed to it in Section 6.1(d) of the TAAS Agreement.

1.104	“Payments” has the meaning ascribed to it in Section 6.1(e) of the TAAS Agreement.

1.105	“Permits” means all agreements, approvals, authorization, certificates, consents, licenses, permits, statutory necessary in connection with the Project, including to permit the design, construction, operation and maintenance of the Project Facilities and performance of the Project Work, Interim Project Services and Project Services.

1.106	“Phase” means Phase 1, Phase 2 or Phase 3 and “Phases” means Phase 1, Phase 2 and Phase 3.

1.107	“Phase 1” means the redevelopment, improvement, design and/or construction of the Phase 1 Project Facilities within the HOF Village Complex.

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1.108	“Phase 1 Equipment / Technology” means the In-Scope Systems for Phase 1 identified in subsection (a) of Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.109	“Phase 1 In-Scope Systems” has the meaning ascribed to it in subsection (a) of Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.110	“Phase 1 Project Facilities” means the Project Facilities listed in Part 1 of Attachment 1.2 [Project Facilities] to this Schedule 1 [Definitions].

1.111	“Phase 2” means the redevelopment, improvement, design and/or construction of the Phase 2 Project Facilities within the HOF Village Complex.

1.112	“Phase 2 Equipment / Technology” means the In-Scope Systems for Phase 2 identified in subsection (b) of Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.113	“Phase 2 In-Scope Systems” has the meaning ascribed to it in subsection (b) of Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.114	“Phase 2 Project Facilities” means the Project Facilities listed in Part 2 of Attachment 1.2 [Project Facilities] to this Schedule 1 [Definitions].

1.115	“Phase 2 Work” means the supply and/or installation of the Phase 2 Equipment/Technology.

1.116	“Phase 3” means the redevelopment, improvement, design and/or construction of the Phase 3 Project Facilities within the HOF Village Complex.

1.117	“Phase 3 Equipment / Technology” means the In-Scope Systems for Phase 3 identified in subsection (c) of Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.118	“Phase 3 In-Scope Systems” has the meaning ascribed to it subsection (c) of Attachment 1.1 [In-Scope Systems] to this Schedule 1 [Definitions].

1.119	“Phase 3 Project Facilities” means the Project Facilities listed in Part 3 of Attachment 1.2 [Project Facilities] to this Schedule 1 [Definitions].

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1.120	“Phase 3 Work” means the supply and/or installation of the Phase 3 Equipment/Technology.

1.121	“Phase 3 Work Liquidated Damages” means an amount equal to (i) [***] of (ii) the amount by which the value of the Phase 3 Work is less than [***] (Index Linked).

1.122	“PLA” means the Project Labor Agreement to be entered into by the Customer, which agreement shall apply to the Phase 2 Work and the Phase 3 Work but not the Project Services.

1.123	“Planned Maintenance” means Maintenance or Replacement Work performed in accordance with the Annual Scheduled Maintenance Plan as modified from time to time in accordance with this Agreement.

1.124	“Pollution Liability Policy” has the meaning ascribed to it in Section 6.1(e) of Schedule 4 [Insurance].

1.125	“Premises” means the Customer’s land, buildings, improvements, and facilities and includes the Project Facilities.

1.126	“Pro Forma” has the meaning ascribed to it in Part 2, Article 1, Section 1(a).

1.127	“Project” has the meaning ascribed to it in the Recitals to the TAAS Agreement.

1.128	“Project Facility” means each of the Phase 1 Project Facilities, Phase 2 Project Facilities and Phase 3 Project Facilities listed on Attachment 1.2 [Project Facilities] to this Schedule 1 [Definitions].

1.129	“Project Materials” means all drawings, reports, documents, plans, formulae, calculations and other data used in relation to the Project Work but expressly excludes any source codes for any software (but excluding un-compiled source code for Project-specific applications or editable versions of third party software application files, including CAD/BIM files). and any Intellectual Property of third parties, such as CAD software, that is used in the process of the Project Work or Project Services.

1.130	“Project Services” means the services to be provided by Provider to Customer in respect of In-Scope Systems as described in Schedule 2 [Maintenance and Lifecycle] other than the Interim Project Services.

1.131	“Project Services Period” means, in respect of each Phase the period beginning when the Project Work for such Phase has achieved Substantial Completion and ending on expiry of the Term, or earlier termination, of this Agreement.

1.132	“Project Work” means, collectively, the Phase 2 Work and the Phase 3 Work.

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1.133	“Project Work Schedule” has the meaning ascribed to it in Section 6.1 [Project Work Schedule] of Schedule 10 [Construction Additional General Terms and Conditions] and refers to the Phase 2 Project Work Schedule and the Phase 3 Project Work Schedule, as applicable.

1.134	“Provider” has the meaning ascribed to it in the preamble to the TAAS Agreement.

1.135	“Provider Event of Default” has the meaning ascribed to it in Section 12.1(a) of the TAAS Agreement.

1.136	“Provider Intellectual Property Rights” means all Intellectual Property, in or associated with the Project Materials, required for the Project Work or Project Services with the express exception of source codes.

1.137	“Provider Permits” means all permits, if any, required to be obtained by Provider in order to conduct its business in the normal course.

1.138	“Provider Person” means Provider’s subcontractors or any tier, agents, representatives, employees, directors, officers, affiliates and advisors in each case acting directly or indirectly for Customer in respect of this Agreement, or acting in respect of the Project Facility, Project Work, Interim Project Services or Project Services.

1.139	“Provider Phase 3 Work” has the meaning ascribed to it in Section 2.2(d) of the TAAS Agreement.

1.140	“Provider Representative” has the meaning ascribed to it in Section 3.2(a) of the TAAS Agreement.

1.141	“Provider’s Fee - Phase 2” means a percentage fee of [***] of the Allowable Costs for Phase 2 earned as the Allowable Costs for Phase 2 accrue.

1.142	“Provider’s Fee - Phase 3” means a percentage fee of [***] of the Allowable Costs for Phase 3 earned as the Allowable Costs for Phase 3 accrue.

1.143	“Provider Staff” means all Provider human resources and/or subcontractor resources, including employees and any other Persons providing Project Services.

1.144	“PSA” means the Planned Services Agreement as described in Section 4.8 of this Agreement, a summary of which is attached hereto as Schedule 13 [Planned Services Agreement].

1.145	“Receiving Party” has the meaning ascribed to it in Section 10.1 of the TAAS Agreement.

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1.146	“Rectification Times” means the time to rectify a Service Request set forth in Section 1b of Attachment 1 [Key Performance Indicators & Deductions] of Schedule 2 [Maintenance and Lifecycle] under the heading “KPI Notes and Clarifications”.

1.147	“Referee” has the meaning ascribed to it in Section 3.1 of Schedule 5 [Dispute Resolution Procedure].

1.148	“Referee Agreement” has the meaning ascribed to it in Section 3.1(b) of Schedule 5 [Dispute Resolution Procedure].

1.149	“Referee Notice” has the meaning ascribed to it in Section 3.1 of Schedule 5 [Dispute Resolution Procedure].

1.150	“Remaining Useful Life” means the remaining lifecycle, expressed in years, for which each In-Scope System is expected to remain in good condition and, if applicable, operating order, normal wear and tear (which shall not include the Provider’s failure to maintain in accordance with the requirements of this Agreement) excluded, before requiring complete replacement.

1.151	“Requesting Party” has the meaning ascribed to it in Article 12 of Schedule 4 [Insurance].

1.152	“Respondent” has the meaning ascribed to it in Section 5.5 of Schedule 5 [Dispute Resolution Procedure].

1.153	“Response Times” means the times to respond to a Service Request set forth in Section 1 of Attachment 1 [Key Performance Indicators & Deductions] of Schedule 2 [Maintenance and Lifecycle] under the heading “KPI Notes and Clarifications”.

1.154	“Safety Officer” means the individual appointed by the Customer as its representative in respect of safety matters in respect of the Project.

1.155	“Scheduled Maintenance” means Maintenance or Replacement Work performed in accordance with the Annual Scheduled Maintenance Plan.

1.156	“Service Payment – Annual” means the annual service payment in respect of Phase 1, Phase 2 or Phase 3, as applicable, calculated, in the case of Phase 1, in accordance with the PSA, and, in the case of Phase 2 and Phase 3, in accordance with Section 3.1 of Part A of Schedule 3 [Payment and Deductions].

1.157	“Service Payment – Monthly” means the monthly service payment in respect of Phase 1, Phase 2 or Phase 3, as applicable, calculated, in the case of Phase 1, in accordance with the PSA, and, in the case of Phase 2 and Phase 3, in accordance with Section 1.1 of Article 1 of Schedule 3 [Payment and Deductions].

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1.158	“Service Requests” means requests made to the Help Desk or directly to Provider’s on-site employees by an employee of the Customer for the Provider to perform Maintenance or Replacement Work.

1.159	“Settlement Meeting” has the meaning ascribed to it in Section 4.1 of Schedule 5 [Dispute Resolution Procedure].

1.160	“SP Subcontractor” means suppliers, vendors, subcontractors engaged by Provider to perform any part of the Project Services.

1.161	“Special Events” means scheduled events or meetings identified by the Customer.

1.162	“Subcontractor” means any person or entity performing all or a portion of the Project Work, for Provider.

1.163	“Submittal Schedule” has the meaning ascribed to in in Section 7.1 [Submittal Schedule] of Schedule 10 [Construction Additional General Terms and Conditions] and refers to the Submittal Schedule in respect of Phase 2 and the Submittal Schedule in respect of Phase 3, as applicable.

1.164	“Substantial Completion” means the Project Work to be completed at each Project Facility or in respect of each Phase, that such Project Facility or Phase has received a temporary certificate of occupancy or would have received, but for the negligent act or omission of Customer or those for whom it is responsible (including contractors, consultants and subcontractors) has achieved Substantial Completion in accordance with the requirements of this Agreement in respect of such Project Work or Project Facility or Phase.

1.165	“TAAS Agreement” or “Agreement” has the meaning ascribed to it in Section 1.1 of the TAAS Agreement.

1.166	“Term” means the period that begins on the Effective Date and ends December 31, 2034, as extended in accordance with the terms of this Agreement.

1.167	“Transition Fees” means the fees payable by Customer to Provider in respect of Transition Services and the Interim Project Services as set forth in, Attachment 1.5 - Transition Fees.”

1.168	“Transition Services” means the development and transition activities and services undertaken by the Provider for the purpose of enabling the Provider to provide to the Customer the Interim Project Services and the Project Services.

1.169	“Value Added Taxes” has the meaning ascribed thereto in Section 6.2 of the TAAS Agreement.

1.170	“VBE” means veterans business enterprise.

1.171	“Warranty Period” means the period of time identified in the AIA Documents (as defined in Schedule 10) that the Provider is obligated to honor the warranties described in the AIA Document.

1.172	“WBE” means women business enterprise.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

Attachment 1.1 – In-Scope Systems

(a) Phase 1 In-Scope Systems

1.	JCI Core Business: As described in the PSA.

2.	Technology: As described in the PSA

The following are the current anticipated In-Scope Systems for Phase 2 and Phase 3:

(b) Phase 2 In-Scope Systems

1.	JCI Core Business: Chillers; chiller controls; boilers; cooling towers; VAV fans & boxes; FCUs, UHs & CUHs; RTUs; EFs; BAS; DOAs, MAU & blowers; heat exchangers; CRAC units & duct split units; access control and CCTV; lighting controls; and fire alarm systems; and

2.	Technology: Structured cabling systems; converged network infrastructure; audio/visual to the extent procured by Customer in respect of Phase 2; sound masking to the extent procured by Customer in respect of Phase 2; mass notification system; emergency stations; emergency responder system; time clocks to the extent procured by Customer in respect of Phase 2; overhead paging system; and POS systems to the extent procured by Customer for Phase 1 , Active network components such as switches and servers are not in scope but may be added to scope at HOFV discretion,

(c) Phase 3 In-Scope Systems

1.	JCI Core Business: Chillers; chiller controls; boilers; cooling towers; VAV fans & boxes; FCUs, UHs & CUHs; RTUs; EFs; BAS; DOAs, MAU & blowers; heat exchangers; CRAC units & duct split units; access control and CCTV; lighting controls; and fire alarm systems; and

2.	Technology: Structured cabling systems; converged network infrastructure; audio/visual to the extent procured by Customer in respect of Phase 3; sound masking to the extent procured by Customer in respect of Phase 3; mass notification system; emergency stations; emergency responder system; time clocks to the extent procured by Customer in respect of Phase 3; overhead paging system; and POS systems to the extent procured by Customer for Phase 3; Active network components such as switches and servers are not in scope but may be added to scope at HOFV discretion.

The Parties acknowledge and agree that the In-Scope Systems for Phase 2 and Phase 3 will be modified as the Design Documents for each Phase are evolved. The In-Scope Systems for Phase 2 and Phase 3 will be finalized at the same time the GMP-Phase 2 and the GMP-Phase 3 are finalized in accordance with Section 5.3 of Article 5 of Schedule 10 [Construction Additional Terms and Conditions] and the revised In-Scope Systems for Phase 2 and Phase 3 will be incorporated into this Attachment 1.1 by Change Order.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

Attachment 1.2 – Project Facilities

Part 1 - Phase 1 Project Facilities:

➢	The Tom Benson Hall of Fame Stadium

➢	Playing Fields - Phase 1 and Related Improvements

Part 2 - Phase 2 Project Facilities:

➢	Tapestry by Hilton (on-site hotel)

➢	Constellation Center For Excellence

➢	Center For Performance

➢	HOFV Retail Promenade

➢	HOFV Waterpark

➢	Tom Benson Stadium East End Zone

➢	Youth Fields - Phase II

Part 3 - Phase 3 Project Facilities:

➢	Hall of Fame Experience

➢	Luxury Hotel (including retail)

➢	Multi-Family Housing

➢	Legends Landing

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

Attachment 1.3 – Responsibility Matrix

See Attached

Intentionally Deleted

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

Attachment 1.4 – Labor Costs for Provider’s Personnel for Phase 2

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 1 [Definitions] EXECUTION VERSION

Attachment 1.5 - Transition Fees

[Redacted]

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SCHEDULE 2

MAINTENANCE AND LIFECYCLE

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

PART 1

INTERIM PROJECT SERVICES

1.	General Requirements:

Provider shall, in respect of each of Phase 2 and Phase 3, provide the O&M Services and the other services and obligations described in Part 2 of this Schedule 2 [Maintenance and Lifecycle] for each Project Facility, commencing on Substantial Completion of such Project Facility and continuing until Substantial Completion of all Project Facilities in the applicable Phase. Customer acknowledges that certain Project Services described in Part 2 of Schedule 2 [Maintenance and Lifecycle], such as Lifecycle Services and certain reporting, will not be able to be provided until all Project Facilities in a particular Phase have achieved Substantial Completion and such Lifecycle Services and reporting requirements shall not form part of the Interim Project Services In addition, there shall be no Deductions, including in respect of KPI failures, in respect of Interim Project Services and the provisions of Attachment 1 to this Schedule 2 shall not apply.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

PART 2

PROJECT SERVICES

Article 1 o&m services

1.	GENERAL REQUIREMENTS:

(a)	Provider shall provide operation and maintenance services (“O&M Services”) (including warranty, software licensing, and other associated services) for the In-Scope Systems for each of Phase 1, Phase 2 and Phase 3, as more particularly described below). Upon commencement of the Project Services Period for Phase 2, the O&M Services shall include the O&M Services for the In-Scope Systems for Phase 1 and the In-Scope Systems for Phase 2. Upon commencement of the Project Services Period for Phase 3, the O&M Services shall include the O&M Services for the In-Scope Systems for Phase 1, the In-Scope Systems for Phase 2 and the In-Scope Systems for Phase 3. Provider’s Service Payment - Annual for such O&M Services are preliminarily priced pursuant to the pro forma financial model attached hereto as Exhibit 1 to Schedule 3 (“Pro Forma”). The Service Payment - Annual for each of Phase 2 and Phase 3 may vary by up to [***] of the amounts set forth in the Pro Forma (Index Linked), but the aggregate of all Service Payment - Annual for all Phases at the end of the Term shall be equal to the aggregate amount set forth in the Pro Forma (Index Linked). O&M Services will satisfy the Key Performance Indicators (KPIs) identified in Attachment 1.

(b)	Provider shall provide O&M Services 24/7/365(6) on a scheduled and unscheduled basis as may be required to meet the KPIs and shall:

(i)	provide safe, efficient, responsive, continuous, reliable, comprehensive and effective plant services, including maintenance activities of all In-Scope Systems, including those associated with buildings, building services, infrastructure, mechanical and electrical systems, water, building and property management, which are based on sound technical and operational requirements and Applicable Standards in accordance with Good Industry Practices, in order to meet the operational needs of Customer;

(ii)	ensure that the O&M Services do not cause or create any safety or environmental hazards at the Project Facilities or on the Premises or surrounding area;

(iii)	minimize disruption to Customer’s activities, and at a minimum:

A.	present the Annual Scheduled Maintenance Plan to Customer one month in advance; and

B.	provide adequate prior notice to Customer for all Scheduled Maintenance;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(iv)	where Provider is requesting or relaying third-party shut-down requests, clearly provide a written description and justification for such requests within requested timeframe;

(v)	maintain a safe, compliant, functional, working, barrier-free environment, applying the necessary available safe working practices, including the use of recognized Provider reviewed risk assessment/management systems to ensure that standards are maintained and that any adverse variance is recognized and corrected; and

(vi)	develop and keep up-to-date sets of instructions related to O&M Services on In-Scope Systems in order to minimize potential human error.

(c)	Provider shall exercise supervision, by a duly qualified competent resource, of the O&M Services at all times.

(d)	Provider shall ensure that all Service Requests for Maintenance or Replacement Work may be completed in accordance to the Response Times and Rectification Times and via the Help Desk.

(e)	Provider shall provide delivery functions (e.g., movement of equipment) as it relates to O&M Services.

(f)	Provider shall have sufficient inventory of spare parts in order to meet the Response Times and Rectification Times. Provider shall maintain a record of critical spare parts inventory levels accessible by Customer upon request.

(g)	Provider shall re-commission equipment on a regular cycle as per the manufacturers’ specifications. Provider shall initially witness the commissioning of In-Scope Systems and subsequently re-commission on a regular cycle as per the manufacturers’ specifications.

(h)	Provide compliance inspections, reviews and certification to meet all Applicable Standards for In-Scope Systems, as applicable.

(i)	Provider shall provide all testing and Maintenance or Replacement Work as required by Applicable Law, as appropriate to meet Good Industry Practices and, as required, to ensure compliance with the performance requirements of this Agreement.

(j)	Provider shall provide a report which will, at minimum, include the following:

(i)	copies of inspection reports, studies, analysis and tests that demonstrate that the In-Scope Systems, including building systems and equipment provided as part of the Project Work, are operating in accordance with the requirements of the Agreement;

(ii)	copies of inspection reports, studies, analysis and tests that demonstrate that the In-Scope Systems are operating in accordance with the commissioning program undertaken in connection with the Project Work;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(iii)	comparison and variation analysis of the results that were measured during commissioning against the results that were measured at the time of the one year performance review, including a recommendation on how any variance will be rectified.

2.	SPECIFIC REQUIREMENTS:

(a)	Provider shall provide:

(i)	full operation, maintenance and equipment repair services (including warranty, software licensing, and other associated services, including firmware upgrades, end of life upgrades and updates to documentation) for all of the In-Scope Systems included in the scope of work for all three Phases of the Project;

(ii)	use of the full suite of Provider’s digital solutions, inclusive of remote monitoring, help desk, computerized maintenance management system, predictive diagnostics and the Johnson Enterprise Management system;

(iii)	all equipment and tools required (computers, CMMS, supplies, consumables, uniforms, etc.);

(iv)	truck-based personnel to supplement on-site staff as needed to perform higher-level service work (chiller, fire alarms, BAS, etc.);

(v)	full Project reporting] throughout the term; and,

(vi)	on-site staffing. 8:00AM – 5:00PM Monday through Friday with Demand Maintenance 24 hours per day, 7 days per week.

(b)	Provider's O&M Services responsibilities include the following, as further described in this Schedule 2 [Maintenance and Lifecycle]:

(i)	Operations Management Services:

(A)	Service Requests services

(B)	Emergency and Incident Management Services

(C)	Environmental Management Services to the extent they pertain to the Services being delivered by the Provider

(ii)	In-Scope Systems Maintenance and Renewal Services:

(A)	Planned Maintenance

(B)	Demand Maintenance

(C)	Replacement Work

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(c)	Provider shall also be responsible for additional O&M Services, as required and agreed between the Parties, each acting reasonably, and such additional O&M Services shall be treated as Changes.

(d)	From the commencement of O&M Services for the In-Scope Systems, Provider shall maintain and renew such In-Scope Systems, including all associated elements and improvements. At a minimum, Provider shall:

(i)	Adhere to, update and maintain as current the version of the Annual Scheduled Maintenance Plan as approved by Customer;

(ii)	Properly operate, maintain and renew the In-Scope Systems and each element of the In-Scope Systems to ensure that the In-Scope Systems and all areas of the In-Scope Systems:

(A)	meet the Applicable Standards;

(B)	function, operate safely and perform in accordance with the O&M Requirements and the final Design Documents;

(C)	remain in compliance with Applicable Laws and manuals and guidelines; and

(D)	meet the Handback Requirements upon expiration of the Term.

(e)	Ensure that properly trained, licensed, and certified personnel address the range of Planned Maintenance, Demand Maintenance and Replacement Work;

(f)	Ensure that security, fire suppression and detection, emergency power supply, and mechanical systems are available for operation 7/24/365(6), as well as any other Critical Systems unless specifically authorized by Customer, the local or state authority having jurisdiction, and Safety Officer;

(g)	Unless otherwise provided in the O&M Requirements or TAAS Agreement, maintain all In-Scope Systems and all applicable equipment in accordance with manufacturer’s requirements and frequencies; and

(h)	In addition to the foregoing, Provider shall perform the following obligations, set out in Table 1 below, in respect of O&M Services:

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

TABLE 1

1.	Staffing, Operations and Maintenance In-Scope Systems will be maintained by a combination of on-site staff, truck-based service providers and remote monitoring and management services via the BMS.
(a)	Premium 24x7 Coverage of ALL In-Scope Systems within Phase 1, Phase 2 and Phase 3 projects. This means that all preventative maintenance, all repairs, troubleshooting, parts and labor on repairs will be covered for Phases 1, 2 and 3.
(b)	Provide HVAC technician(s) on site five (5) days a week. These technicians will have training on all mechanical equipment and be able to access and troubleshoot all HVAC equipment on site. Typically this will be Monday-Friday normal business hours.
2

Heating, Ventilation and Air Conditioning Systems (HVAC) Requirements.

The HVAC equipment and system includes all In-Scope Systems pumps, air handlers, computer room AC (CRAC) units, server room A/C units, exhaust systems, fan coil units, fresh air and return air fan systems, air compressors, pumps, VAV boxes, VFDs, thermostats, piping, duct work, air and water distribution devices, pressure valves, fire dampers and associated mechanical equipment within the Project Facilities

(a)	Operate, maintain and renew HVAC equipment and systems to ensure the areas served by the systems comply with applicable standards including ASHRAE Standard 62, ASHRAE Standard 55, and addendums to the standards;
(b)	Operate, maintain and renew HVAC equipment and systems to provide maximum efficiency for energy conservation in accordance with the Agreement without compromising the comfort of the Building Occupants.
(c)	Operate, maintain and renew HVAC equipment and systems to provide continuous operations with no controllable interruptions that affect Customer activities during Normal Hours of Operation;
(d)	Ensure flexibility to allow area set points to be adjusted during the Term as agreed to by Provider and Customer;
(e)	Test for bacteria, legionella and like contaminants on an ASHRAE approved frequency
(f)	Test and maintain building hydronic chemistry and report the rate of metal erosion and share results with the Customer upon request
(h)	Ensure that interior areas maintain an interior temperature of 72 degrees Fahrenheit DB, +/- 3 degrees

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

3.	Fire Protection and Life Safety Systems. Fire protection and life safety systems include devices that support the safety of users of the Project Facilities (the “Fire Protection and Life Safety Systems”) excluding sprinklers and their associated devices.. Typical devices include, without limitation, fire alarm system, mass notification system, emergency, fire and smoke dampers, fire dampers, opening protective systems, and all devices as adopted by Governmental Authorities.
(a)	Inspect, test, maintain and renew Fire Protection and Life Safety Systems to ensure continuous operation and availability;
(b)	Conduct all fire and life safety specific inspections, testing and maintenance of all Fire Protection and Life Safety Systems and components consistent with and at the frequencies required by the Applicable Law and the requirements set forth in NFPA Standards. Provide a written report to the Customer within one (1) month of such test or inspection performed describing the results of the inspections, testing and maintenance (if any) required;
(c)	Conduct all fire and life safety specific maintenance and testing of all fire doors and other opening protective devices consistent with and at the frequencies required by Good Industry Practices, Applicable Law and the requirements set forth in NFPA 80;
(d)	Submit the results of all inspections and testing of Fire Protection and Life Safety Systems and components, including fire doors and opening protective devices, to the appropriate governmental official, within one (1) month of such test or inspection being performed, and submit records relating to any other aspect of the Fire Protection and Life Safety Systems and components to the appropriate governmental official, upon request by the appropriate governmental official;
(e)	Provide immediate verbal and written notification to the appropriate governmental official of any impairment to or interruption of the Fire Protection and Life Safety Systems;
4.

Communication Systems and IT Infrastructure

Includes for all In-Scope Systems within Provider’s scope of work, all infrastructure cabling including telecommunications, audio visual, ERRS/First Responder DAS, video mesh wall, and data cabling as well as public address systems. Also, with respect to all structured cabling and all passive related equipment, includes all network infrastructure including Route/Switch Network (LAN), Wireless Network (WLAN) and Voice Network (VoIP/Analog) and all structured cabling. Integrations include Lighting Control Unit, Simplex Fire Alarm Control Unit, SNE Controller for Emergency Generator, Mecho Shade Network.

(a)	The communications systems shall be maintained in accordance with all relevant codes and standards.
(b)	All electrical communications and data transmission installations to comply with Applicable Standards
(c)	Access to all telecommunication rooms/closets shall be strictly controlled to authorized parties only in accordance with Customer direction
(d)	All electrical communications and data transmission installations to comply with relevant codes and standards
(e)	Shall function as intended.
5.	Building Management System (“BMS”), Building Technologies and Integrations
Provider shall maintain and renew all components of the BMS. Building Technologies and software integrations to ensure connectivity and control of the mechanical and electrical equipment in the In-Scope Systems. Includes but not limited to all BMS sensors, actuator, elements, meters and controllers. Network infrastructure including Route/Switch Network (LAN), Wireless Network (WLAN) and Voice Network (VoIP/Analog) and all structured cabling. Integrations include Lighting Control Unit, Simplex Fire Alarm Control Unit, SNE Controller for Emergency Generator, Mecho Shade Network.
6.	Access Control Includes all Software House software and components, CCTV cameras, wiring, controllers, door strikes, door locks, card readers, video management equipment, software and systems.
(a)	component replacement on the central processing unit, including reprogramming of system due to failure, replacement of circuit boards, and components in the control panels, annunciator panels, transponders, printers, keyboards monitors, and peripheral devices (Motion sensors, access control readers, closed circuit television cameras, monitors, audible/ visible units, door contacts.) associated with system. Replacement of faulty wiring, batteries, and/or ground faults are not covered.
(b)	trained technicians will perform inspections and diagnostic tests for the accessible peripheral devices listed and currently connected to the facility life safety system. Tests will be scheduled in advance.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

3.	EXCLUDED O&M SERVICES:

Provider shall not be responsible for providing any of the services described in Exhibit B [Excluded O&M Services] of this Schedule 2 [Maintenance and Lifecycle] hereto (collectively, the “Excluded O&M Services”), which Excluded O&M Services shall be the sole responsibility of Customer

Article 2 LIFECYCLE services

1.	GENERAL REQUIREMENTS:

(a)	Provider will provide equipment upgrades and refreshes during the Term relating to the In-Scope Systems (the “Lifecycle Services”). Provider’s preliminary pricing for yearly and aggregate Lifecycle Payments is as set forth in the Pro Forma, with the understanding that for each of the LC Periodical Aggregation: the Parties may, upon mutual agreement, adjust the yearly amount of Lifecycle Payments by up to [***] of the annual amounts stated in the Pro Forma, but only so long as the aggregate amount of actual Lifecycle Payments in any such LC Periodical Aggregation period equals the aggregate Lifecycle Payments stated in the Pro Forma for such LC Periodical Aggregation period.

(b)	A function of Provider is to ensure the long-term integrity, operational efficiency and ongoing operational integrity and serviceability of the In-Scope Systems through the delivery of the Lifecycle Services in accordance with the Annual Scheduled Maintenance Plan which defines the estimated design life of the In-Scope Systems (being the period of time during which an In-Scope System is expected to work within its specified parameters), specific replacement/refurbishment strategies, key assumptions, annual cost provisions for all types of In-Scope Systems. Provider shall be responsible to maintain and renew the In-Scope Systems and all equipment, components and systems/software described herein as required, such that, at termination or expiry of the Agreement, the In-Scope Systems are fully functional and capable of performing to the standards set out in the original Design Documentation.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

2.	SPECIFIC REQUIREMENTS:

(a)	Lifecycle Services will include but not be limited to:

(i)	turnkey replacement of In-Scope Systems that are failing or operating incorrectly or inefficiently;

(ii)	major repairs as required to meet KPIs;

(iii)	component repair and replacement as required to meet KPIs; and,

(iv)	all work will be done with off-site staff to ensure smooth operations of O&M Services;

(b)	Provider responsibilities shall include:

(i)	provision of Lifecycle Services that minimize disruption to Customer. Customer reserves the right to limit replacement/renewal or other project related activities to outside of the Normal Hours of Operation if they are deemed to be disruptive to Customer operations;

(ii)	initiation of an emergency procurement procedure (which will be documented in the O&M plan, which shall be presented to Customer its review and approval, acting reasonably) to enable timely replacement response in the event of unexpected or premature elements failure;

(iii)	competent supervision of the work at all times and of all Provider staff and/or Subcontractors performing Lifecycle Services;

(iv)	provision of advice, guidance and recommendations on lifecycle replacement and/or refurbishment of out-of-scope additions to the In-Scope Systems; and

(v)	Reporting and quality monitoring.

Article 3 GENERAL

1.	GENERAL PROVIDER RESPONSIBILITIES:

Provider shall operate, maintain, repair, replace and manage the In-Scope Systems on a 7/24/365(6) basis during the Project Services Period for each Phase in accordance with the requirements of this Schedule 2 [Maintenance and Lifecycle]. Provider shall provide all personnel, equipment, tools, materials, vehicles, supervision, and other items and services necessary to perform all services, tasks, and functions as set out herein and maintain a level of operations consistent with the Applicable Standards and Good Industry Practice.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

2.	OPERATING AND SERVICE HOURS:

Provider shall ensure the In-Scope Systems are fully accessible within the Normal Hours of Operation, except for public holidays officially observed by Customer and Special Events.

The Parties acknowledge and agree that the timeframes set out in Attachment 1 of Schedule 2 [Maintenance and Lifecycle] of this Agreement are intended to be applied during Normal Hours of Operation.

3.	DATA:

As part of the O&M Services and Lifecycle Services, Provider will collect facility data and information from In-Scope Systems. Customer will collect data from non-In-Scope Systems. Provider shall have the right to use such data and information on a de-identified basis in connection with its efforts to analyze and understand building efficiency and performance and the development of technology and tools relating thereto. Provider shall not, however, have rights associated with data that is restricted by Applicable Law or other governmental requirements. Furthermore, Provider acknowledges that (i) ownership of such data shall remain with Customer and license to collect and/or use such data does not constitute ownership thereof and (ii) such data collected and analysis thereof shall be made available to Customer in the same frequency and format as collected by Provider.

4.	RESPONSE PERIOD:

Provider shall respond to and cure all Service Requests within the times indicated in Attachment 1 of Schedule 2 [Maintenance and Lifecycle], as applicable.

Failure to meet KPIs outlined in Attachment 1 of Schedule 2 [Maintenance and Lifecycle] will result in Deductions to the Monthly Service Payment in respect of each Phase as set forth in this Agreement.

5.	HUMAN RESOURCES:

(a)	Provider shall:

(i)	to the extent applicable, adhere to prevailing wage requirements as defined by the Ohio Labor Code;

(ii)	provide qualified personnel to perform all of the Project Services during the Project Services Period for each applicable Phase (the job descriptions of Provider’s on-site personnel are attached as Attachment 2 to this Schedule 2); and

(iii)	ensure that employees have all required professional certifications, current, valid, and on file, before starting work.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

6.	MATERIAL, EQUIPMENT, AND SUBCONTRACT PURCHASES:

(a)	Provider shall:

(i)	purchase and manage, as applicable, all materials, equipment, and subcontracts to be used in the performance of these Provider Services; and

(ii)	maintain and manage sufficient materials and equipment to perform the Provider Services.

7.	O&M MONITORING AND REPORTING:

The Provider shall be responsible for periodic operation and maintenance reporting requirements (the “O&M Reports”) as set out in Exhibit A [O&M Plans and O&M Reports] of this Schedule 2 [Maintenance and Lifecycle]. The format of the O&M Reports will be subject to approval by Customer prior to the Substantial Completion of the first Project Facility in a Phase (except in respect of Phase 1, which shall be approved prior to the commencement of the Project Services in respect of Phase 1). The format of such O&M Reports will be amended and changed during the Term as agreed by Provider and Customer, both acting reasonably.

8.	COMPUTERIZED MAINTENANCE MANAGEMENT SYSTEM:

Provider shall utilize a CMMS and provide Customer with the ability to read, download and print data from the CMMS.  The CMMS shall be web-enabled. The CMMS shall, at a minimum, be used to track Planned Maintenance and Demand Maintenance, Service Requests made to the Help Desk, Maintenance or Replacement Work, and time to complete Maintenance or Replacement Work, Service Request Response Time and Rectification Time, vendor work, asset and equipment histories, cost data, space utilization and other relevant documentation required to actively manage the In-Scope System’s environment as required to meet the Applicable Standards.  All data and documentation contained in the CMMS shall be the property of Customer.

Article 4 OPERATIONS MANAGEMENT SERVICES

1.	SERVICE ORDER REQUESTS SERVICES:

(a)	Provider shall:

(i)	provide sufficient resources to address all Service Requests from the time they are received at the Help Desk through their completion in a manner that is consistent with the O&M Requirements and this Agreement;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(ii)	respond to all Service Requests through deployment of the correct level of support to resolve all matters in accordance with the O&M Requirements and this TAAS Agreement;

(iii)	establish with the Customer a system for receiving and processing Service Requests submitted by the Help Desk via telephone, web, e-mail and SMS and provide CMMS training to Customer representatives for purpose of work order entry. For clarity, Customer will be able to initiate Service Requests via web, mobile device, telephone or CMMS, or in person;

(iv)	comply with all relevant notification and reporting procedures set out in this Agreement;

(v)	ensure that all data relating to a Provider initiated Service Request is promptly reported and transferred to the Help Desk. Such data shall include the following, at a minimum, to the extent that such information is provided:

(A)	Requestor’s name;

(B)	Date and time of request;

(C)	Phone number;

(D)	Email address;

(E)	Location of requested service;

(F)	Asset type; and

(G)	Asset number.

(vi)	All notes, correspondence, and any other documentation provided by the requestor, if any, in each case, unaltered.

2.	EMERGENCY AND INCIDENT MANAGEMENT SERVICES:

(a)	At the request of Customer, Provider shall assign one (1) representative (acceptable to Customer, acting reasonably) to Customer’s emergency operations committee. In addition, Provider shall:

(i)	adhere to, update, and maintain as current, an emergency management and disaster recovery plan as approved by Customer;

(ii)	continue to provide critical O&M Services during an emergency (as defined in Provider’s emergency plan, which shall be consistent with and otherwise in compliance with Customer’s emergency plans). All In-Scope Systems related to such critical O&M Services shall be identified within the CMMS;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(iii)	ensure forty-eight (48) hour fuel supply at a minimum for auxiliary backup systems;

(iv)	work with the Safety Officer to develop and conduct fire and life safety training programs for all Provider and Customer personnel at the In-Scope Systems. Provider shall provide training to new personnel within their first sixty (60) days at the In-Scope Systems, and shall provide refresher sessions to all personnel every twelve (12) months;

(v)	assist Customer and the Safety Officer in the Customer’s performance of the annual fire drill and evacuation procedures at the In-Scope Systems and document attendance, in coordination with Customer and the Safety Officer;

(vi)	participate in Customer disaster back-up and recovery program development and effectively address assigned action steps in the event disaster recovery plans are activated; and

(vii)	establish emergency response escalation programs in accordance with Customer guidelines to ensure the appropriate Customer personnel are notified of emergency conditions,

(collectively, the “Emergency and Incident Management Services”).

3.	O&M INTERFACE OBLIGATIONS

(a)	Coordination with Excluded O&M Services

Customer and Provider acknowledge that there is interface between the O&M Services and the Excluded O&M Services. Provider and Customer shall coordinate the O&M Services and the Excluded O&M Services so that Provider can perform the O&M Services and Customer can perform, or cause to be performed, the Excluded O&M Services without material obstruction or limitation to either Party. Provider and Customer shall each adhere to, and Provider shall update, and maintain as current, the Co-Ordination Plan as approved by Customer.

(b)	Customer Activities and the Coordination of O&M Services

Provider shall coordinate the O&M Services to support and avoid disruption to the Customer activities. Customer shall coordinate the Excluded O&M Services to support and avoid disruption to Provider’s performance of the O&M Services.

(c)	Key Management

Provider shall ensure that keys and key cards assigned to Provider by Customer are not lost or misplaced and are not used by unauthorized persons. Provider shall immediately report lost or duplicate keys to Customer. Only Provider or Provider Persons engaged in the performance of O&M Services, or personnel authorized for entrance by Customer, shall be granted access to locked areas. Keys lock(s), locksets, and key cards provided to Provider are property of Customer. Lost keys or keycards assigned to Provider or Provider Persons shall be replaced at Provider’s expense. In order to maintain security, locksets requiring repining and the replacement of lock(s) or locksets as a result of lost or stolen keys assigned to Provider will be provided by Customer at Provider’s expense.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(d)	Replacement Work Notifications to Customer

In addition to complying with the notice and reporting obligations in the TAAS Agreement and O&M Requirements, Provider shall, seven (7) day prior to the commencement of any Replacement Work, notify the Customer Representative of such Replacement Work so as to minimize disruptions to Customer’s activities. In the event Customer requests a reschedule of Replacement Work, Provider shall make all reasonable efforts to accommodate such request.

(e)	O&M Services During Special Events

(i)	Provider shall not perform Lifecycle Work or Planned Maintenance during Special Events. Customer shall provide Provider due notice of the Special Event seven (7) days in advance of its occurrence.

(ii)	Provider shall only test fire alarms with advanced notification and approval by Customer and not at night, on weekends, holidays, or during any Special Event.

(iii)	Notwithstanding the restrictions set forth in this Agreement, Provider shall continuously provide all other O&M Services during Special Events;

Any additional Provider staff requested by the Customer during Special Events shall be treated as a Change.

4.	HANDBACK REQUIREMENTS AND PROCEDURES

(a)	Handback Requirements

Provider shall:

(i)	draft and submit to Customer for approval within 24 months following the date of this Agreement, the Handback Renewal Work Plan (which may include analysis from a third party, to be paid for equally by the Parties) for joint development by Customer and Provider;

(ii)	upon receipt of approval by Customer, implement and comply with the Handback Renewal Work Plan;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(iii)	perform the work identified in the Annual Handback Evaluation Reports in accordance with the Handback Renewal Work Plan and the TAAS Agreement (the “Handback Renewal Work”) and ensure that:

(A)	the In-Scope Systems and elements within the In-Scope Systems are in compliance with Applicable Law and performing in accordance with the O&M Requirements at the expiry of the Term; and

(B)	the In-Scope Systems and elements within the In-Scope Systems are in the condition required to achieve the Remaining Useful Life requirements set out in (c)(ii) below;

(iv)	transfer Replacement Parts to Customer. Customer and Provider shall create an inventory of Replacement Parts onsite at the commencement of the Project Services Period for each of Phase 2 and Phase 3 and shall transfer Replacement Parts in similar quality and quantity to Customer at the end of the Term, Critical, high-frequency (daily or weekly) materials/items will be stocked to a 3 month run rate at the end of the Term. In addition, Provider shall transfer to Customer all other Replacement Parts it has in stock at the end of the Term.

(b)	Inspections Prior to Handback

Prior to the expiry of the Term, Provider shall perform three (3) inspections of the In-Scope Systems as follows (the “Handback Inspections”):

(i)	The first Handback Inspection shall take place no earlier than forty (40) calendar months and be completed no later than thirty seven (37) calendar months prior to the expiry of the Term;

(ii)	The second Handback Inspection shall take place no earlier than sixteen (16) calendar months and be completed no later than thirteen (13) calendar months prior to the expiry of the Term; and

(iii)	The final Handback Inspection shall take place no earlier than four (4) calendar months and be completed no later than two (2) calendar months prior to the expiry of the Term.

Customer may participate in all aspects of the Handback Inspections. Provider shall provide Customer with reasonable notice of all inspection activities and tests to allow Customer or any Customer Person to fully participate in the Handback Inspections.

(c)	In-Scope Systems Condition and Remaining Useful Life

On the expiry of the Term:

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(i)	The In-Scope Systems and each of the elements comprising the In-Scope Systems shall be in a condition consistent with such In-Scope Systems and elements:

(A)	having been designed and constructed in accordance with the applicable industry minimum design life requirements; and

(B)	having been operated, maintained and renewed in accordance with this Agreement.

(ii)	The elements identified in Attachment 3 shall have, at a minimum, the Remaining Useful Life identified in Attachment 3.

(d)	Turnover or Replacement Parts

At the expiry of the Term, Provider shall transfer to Customer all spare fixed components and replacement parts (the “Replacement Parts”), at no cost to Customer, that Provider has in its inventory and possession for purposes of the maintenance of the In-Scope Systems. For further certainty, at the expiry of the Term, Provider shall have an inventory of Replacement Parts which is reasonably in accordance with the amount and type of inventory maintained throughout the Term. Provider shall ensure that all Replacement Parts are stored at the In-Scope Systems at locations previously approved by Customer as of the expiry of the Term. At the expiry of the Term, Provider shall release and transfer to Customer all its right, title and interest in any and all such Replacement Parts, free and clear of all liens and encumbrances. Customer reserves the right not to accept obsolete, damaged or any other Replacement Parts from Provider’s inventory the use of which Customer deems not to be in the best interest of Customer.

(e)	Handback Deliverables

(i)	Asset Inventory Report. Provider shall provide an up-to-date final Asset Inventory Report, including all records of warranties, as well as an inventory of spare parts and other infrastructure to be handed over to the Customer no later than one (1) calendar month prior to the expiry of the Term.

(ii)	Project Records. Provider shall provide to Customer the most current and up-to-date versions of all project records prepared in connection with the Project Work, including In-Scope Systems, systems manuals, and all instruction manuals, warranties and documents related to the In-Scope Systems.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

(iii)	Electronic Documents. Electronic files containing schedule information shall be compatible with the latest version of the scheduling software utilized by Customer at the expiry of the Term, be submitted in native format, and be editable by Customer. Electronic files containing computer aided design (“CAD”) drawing information shall be compatible with the latest version of CAD software used by Customer at the expiry of the Term, be submitted in native format, and be editable by Customer. Other electronic files shall be compatible with the most recent version of the corresponding software suite utilized by Customer at the expiry of the Term and be editable. Upon request by Customer, selected documents may be submitted in PDF format or another format as otherwise agreed by Customer and Provider. All electronic files shall be made available to Customer on a secure web-based portal managed by Customer or via other means specified by Customer and agreed to by Provider.

Article 5 ANNUAL REVIEW

1.	GENERAL REQUIREMENTS:

The Parties acknowledge and agree that the scope of the Project Services identified in this Schedule 2 has been developed before all Project Facilities for Phase 2 and Phase 3 have been fully designed or constructed. The Parties agreed to meet on an annual basis, commencing on the first anniversary of the commencement of the Project Services for Phase 2, to review the scope of the Project Services for the purpose of ensuring the intent of the Parties set out in this Agreement is being met with respect to the services intended to be provided and the services required in respect of the Project Facilities. If the Parties determine and agree acting reasonably that amendments are required to this Agreement the Parties shall work in good faith to negotiate fair and equitable amendments to this Agreement provided that the risk profile and the compensation payable in respect of the services to be provided following each review are consistent with the risk profile and compensation payable for the services provided by the Provider prior to each such review.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Exhibit A: O&M Plans and O&M Reports

Provider shall be responsible for preparing each of the plans referenced in Table 1 – Work Plans below (collectively, the “Work Plans”) for submission to Customer for review and approval, acting reasonably.

Unless otherwise stated:

(a)	Provider and Customer will agree upon a schedule for review and approval at delivery of the initial Work Plans (which delivery shall not be less than 90 days in advance of the commencement of the Project Services Period for Phase 2 or Phase 3, as applicable), ensuring the Project Work Plans are approved by Customer upon Substantial Completion of each Phase (excluding Phase 1, which such Plans shall be approved as soon as reasonably possible following the execution of this Agreement); and

(b)	from time to time, Provider shall have the right to update the Project Work Plans, as required to reflect material changes, subject to prior notification to and approval by Customer in respect of such updates.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Table 1 – Work Plans

Plan #	Name of Plan	Description	Frequency
Collaboration Plan

Provider shall prepare and submit to the Customer for review and approval, acting reasonably, a Collaboration Plan (“CP”) which review will include review by the Customer’s operations team and collaboration between the Parties including defining response/feedback time and deliverables for Customer’s review. The CP shall, at a minimum:

(a)   For the period prior to Substantial Completion of each Project Facility, include a plan and framework for meetings with Customer, other interested stakeholders, and Provider to collaborate on Project issues, access issues, coordination issues, and any other issues arising prior to Substantial Completion of the In-Scope Systems during the Project Work period, with a view towards streamlining the satisfactory resolution of issues arising during the Project Work.

(b)   For the Project Services Period, include a plan and framework for Provider to participate with the Customer to discuss O&M Services performance issues, custodial interface services, general communication with stakeholders, and any other matters arising in connection with the O&M Services at the In-Scope Systems, with a view toward fostering cooperation and better services by all during the Project Services Period;

(c)    Establish communication protocols to communicate key environmental commitments; compliance, noncompliance, and/or violations of environmental commitments; and any permitting issues and/or approvals to Customer;

(d)    Describe Provider’s approach to performance of O&M Interface Obligations described herein;

(e)    Describe the procedures for communication of Project information between Provider and Customer;

(f)    Describe the frequency of coordination meetings with Customer to discuss Project progress and issues;

(g)    Provide the names and contact information for the Provider Representative; and

(h)    Describe how Provider will respond to unexpected requests for information and communicate changes to Provider personnel, including the notification of affected stakeholders before and after changes are made to the O&M Requirements and/or the TAAS Agreement.

(a) Established 6 months following execution of this Agreement in respect of Phase 2 and months following commencement of the Project Work for Phase 3.

(b) – (h) Initially, 3 months prior to Substantial Completion of each Project Facility or in the case of Phase 1 as soon as reasonably possible following execution of this Agreement.

O&M Plan

Provider shall prepare and submit an Operations and Management Plan (“OMP”) that describes Provider’s approach to the O&M Services throughout the Project Service Period for each Phase. The OMP shall, at a minimum, include the following:

(a)   A SMP following the general requirements of the Staffing Management Plan), and as applicable only to the performance of the O&M Services;

(b)   A reporting structure following the general requirements of this Agreement, and as applicable only to the O&M Services;

(c)   An O&M Quality Management Plan (“O&M QMP”) following the general requirements of this Agreement.

Initially, 4 months prior to Substantial Completion of each Project Facility or in the case of Phase 1 as soon as reasonably possible following execution of this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Plan #	Name of Plan	Description	Frequency
O&M Quality Management Plan

The O&M QMP shall, at a minimum:

(a)   Clearly outline the roles, rights, and responsibilities of Customer and Provider, as applicable, and consistent with the requirements of the O&M Services, Excluded O&M Services and O&M Interface Obligations;

(b)   Include procedures to report the status and closeout of all nonconforming work and instances of noncompliance throughout the Term. The QMP shall also include procedures for investigations and surveys undertaken by Provider as part of the monitoring process;

(c)   Encompass all O&M Services performed by Provider, and Provider Persons; and

(d)   Assign an overall Quality Manager that shall supervise and coordinate all the quality management activities and procedures set forth in the O&M QMP.

Initially, 4 months prior to Substantial Completion of each Project Facility or in the case of Phase 1 as soon as reasonably possible following execution of this Agreement.
Master Maintenance Plan and Renewal Work Plan	Provider shall prepare and submit a Master Maintenance Plan and a Renewal Work Plan in accordance with the general requirements set forth directly below.

Master Maintenance Plan

Provider shall submit an initial Master Maintenance Plan for Customer’s review and approval, acting reasonably, thirty (30) days prior to Substantial Completion for the In-Scope Systems. Thereafter, Provider shall adhere to, update, and maintain as current, on an annual basis, the Master Maintenance Plan (“MMP”), as approved by Customer, acting reasonably. Provider shall submit an updated Master Maintenance Plan annually for Customer’s review and approval, acting reasonably, and Customer shall have a minimum of 60 days to review and approve, acting reasonably, such updated Master Maintenance Plan, acting reasonably. Provider shall ensure that the initial MMP sets forth O&M practices that are designed to reduce life cycle costs and to reflect Good Industry Practices. The initial MMP and all subsequent updates to the MMP must, at a minimum:

(a)   Account for the current condition of the In-Scope Systems;

(b)   Describe how Provider will perform Planned Maintenance and Demand Maintenance and provide metrics to track maintenance performance;

(c)    Describe how the In-Scope Systems will be assessed to determine both Planned Maintenance and Renewal Work; and

(d)   Include service plans, schedules, and replacement activities for the In-Scope Systems and associated equipment. Provider will schedule O&M Services so as to minimize negative impacts on the Customer activities. O&M Services that, due to the nature of work, would have a negative impact on the Customer activities shall be scheduled outside of Normal Hours of Operation.

Initially, thirty (30) days prior to Substantial Completion (subject to annual updates) of each Project Facility or in the case of Phase 1 as soon as reasonably possible following execution of this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Plan #	Name of Plan	Description	Frequency

Renewal Work Plan

●     Provider shall adhere to, update, and maintain as current, the Renewal Work Plan (“RWP”) as approved by Customer, acting reasonably. The RWP shall address all elements of the In-Scope Systems to be renewed in accordance with the TAAS Agreement, including all In-Scope Systems, including the Building Management System (“BMS”).

●     Provider shall submit the initial Renewal Work Plan for the Customer’s review and approval, acting reasonably, thirty (30) days prior to Substantial Completion for the In-Scope Systems of each Phase or in the case of Phase 1 as soon as reasonably possible following execution of this Agreement. Thereafter, Provider shall submit an updated Renewal Work Plan annually for the Customer’s review and approval, acting reasonably, concurrently with the Annual O&M Report, except that Customer shall have a minimum of sixty (60) days to review and provide comments, acting reasonably, the updated Renewal Work Plans.

●    The initial Renewal Work Plan and all subsequent updates to the plan must, at a minimum:

(a)          Be aligned with the obligations described in this Schedule 2;

(b)          Identify and describe Provider’s management approach with respect to integrating and aligning the Planned Maintenance, Demand Maintenance, the Lifecycle Work and the Handback Renewal Work;

(c)          Describe the approach for the In-Scope Systems condition inspection consistent with this Agreement;

(d)          Describe the process for asset preservation, work identification and prioritization;

(e)          Detail the maintenance and repair requirements to remedy any identified defects;

(f)          Identify any areas of risk and describe appropriate mitigation measures;

(g)          Identify aspects of Lifecycle Work that may require environmental review, and that does not qualify as Demand Maintenance work, and a minimum of twelve (12) months prior to commencement of such Lifecycle Work;

(h)         Describe the approach for completing the annual Renewal Work Schedule including the resources, materials and equipment required;

(i)          Provide a detailed description of the Lifecycle Work completed during the previous twelve (12) month period and a detailed description of the Lifecycle Work planned for the upcoming twelve (12) month period;

(j)           Provide for the development, submission and review of the Renewal Work Schedule in accordance with the TAAS Agreement; and

(k)          The Renewal Work Schedule shall provide a rolling, forward-looking, five (5) -year schedule that describes the timing and nature of all planned Lifecycle Work.

Initially, thirty (30) days prior to Substantial Completion (subject to annual updates) of each Phase or in the case of Phase 1 as soon as reasonably possible following execution of this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Plan #	Name of Plan	Description	Frequency
Help Desk

Provider shall prepare and submit a Help Desk Plan that addresses, at a minimum:

(a)  The interface between Provider and Customer in association with the Help Desk, incorporating customer interface procedures and protocols, work reception, scheduling, and dispatch.

(b)   Provider responsibilities as detailed in this Agreement), as well as operational processes related to planned and unplanned inspections and maintenance, In-Scope Systems modifications, and renewal work;

(c)   Provider establishment and maintenance of an effective building management program and how it will interface with Customer to ensure the highest level of attention is given to In-Scope System’s maintenance requirements. This plan shall outline communication protocols and contacts between Provider and Customer;

(d)   Provider management and response to Service Requests, managing the scheduling of maintenance and repair work by field personnel, and completion of reporting and data entry relating to Service Requests. The plan shall include a description of Provider’s processes for tracking start, stop and pause times, materials expended, equipment and asset data, technician comments, root cause analysis and failure data, and customer satisfaction information. The plan shall include processes for self-monitoring of performance by Provider and plans for meeting Provider’s reporting obligations during the Project Services Period.

Initially, 4 months prior to Substantial Completion in respect of each Phase or in the case of Phase 1 as soon as reasonable possibly following execution of this Agreement.
Transition and Training Plan

(a)    Provider shall provide a comprehensive Transition and Training Plan to Customer for the Customer’s review and approval, acting reasonably, at least twelve (12) months prior to the end of the Term.

(b)    Additionally, at least six (6) months prior to the end of the Term, Provider shall provide a comprehensive O&M training session for Customer’s staff. The training session shall include a review of certain In-Scope Systems records as well as all O&M manuals, and other plans and procedures. The complete curriculum for this training session shall be contained in the Transition and Training Plan.

At least: (a) twelve (12) months prior to the end of the Term (b) six (6) months prior to the end of the Term

Provider shall be responsible for preparing and submitting to Customer each of the following the O&M Reports:

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Table 2 – O&M Reports

Report #	Name of Report	Description	Frequency
Monthly O&M Report

Provider shall submit to Customer a report containing information on Provider’s performance of the O&M Services during the previous calendar month including identifying all Service Requests for such calendar month (a “Monthly O&M Report”).] The Monthly O&M Report shall contain:

(a)  The number of Service Requests logged by number, title and description;

(b)  The number of Service Requests open by number, title and description;

(c)   The number of Service Requests closed by number, title and description;

(d)   A list of all Service Requests, along with an explanation of the issue, discovery time and date, and actual Response and Rectification Periods versus required Response Times and Rectifications Times;

(e)   A description of the Planned Maintenance and Lifecycle Work performed, including dates and tasks performed;

(f)    A comparison of actual performance metrics for Demand Maintenance and Planned Maintenance to the target performance metrics identified in the Annual Scheduled Maintenance Plan;

(g)   A description of the Planned Maintenance and Lifecycle Work that is scheduled or forecasted to be performed in the upcoming six (6) week period, with scheduled or forecasted dates for each activity;

(h)   Any environmental issues that occurred within the In-Scope Systems or on the Premises and the resolution;

(i)   Any safety issues that occurred and the resolution;

(j)   The Quality Inspection Report in accordance with this Schedule 2, Exhibit A, (Table 2) (Quality Inspection Report); and

(k)  Any other information specifically required for Customer to measure and assess Provider’s performance of the O&M Services relative to the applicable Standards, Response Periods and Rectification Periods set forth in the TAAS Agreement.

By the final day of each month, starting the month after the Project Services commence, for the prior month.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Report #	Name of Report	Description	Frequency
Annual O&M Report

Provider shall submit to the Customer a report containing information on Provider’s performance of the O&M Services during the previous calendar year (an “Annual O&M Report”). The Annual O&M Report shall contain:

(a)   A summary of the data provided in each Monthly O&M Report for that year;

(b)   The Annual Scheduled Maintenance Plan for the next year;

(c)   Provider’s Renewal Work Plan for the next five (5) years;

(d)   An Asset Inventory Report in accordance with this Schedule 1, Exhibit A, Table 2 (Asset Inventory Report); and

(e)   A Quality Inspection Report that details Provider’s conformance with its O&M QMP

By the end of the first month of every calendar year during the Term for the prior calendar year.

Subject to amendment of the Annual Scheduled Maintenance Plan and the Renewal Work Plan by written notice to Customer from Provider.

Every 5 Years during Term	As part of the Annual O&M Report, Provider shall submit to Customer a report that contains an inventory of systems, components, spare parts and other items or elements required for the ongoing operation and maintenance of the In-Scope Systems (an “Asset Inventory Report”).	By the end of the first month of every calendar year during the Term for the prior month.
Annual Handback Evaluation Report

Beginning five (5) years prior to the end of the Term, Provider shall prepare and deliver to Customer a report of the condition of the In-Scope Systems (the “Annual Handback Evaluation Report”). The Annual Handback Evaluation Report shall:

(a)   identify the condition of the In-Scope Systems, and each element of the In-Scope Systems in relation to the Handback Requirements;

(b)  identify the Handback Renewal Work required to ensure that the In-Scope Systems meets the Handback Requirements;

(c)   include Provider’s detailed written plan for completing the Handback Renewal Work, including the calendar year in which each aspect of the Handback Renewal Work would be required;

(d)  specify Provider’s estimate of the Renewal Amount; and

(e)   detail how Provider’s estimated Renewal Amount was calculated.

After the preparation of the first Annual Handback Evaluation Report and prior to the commencement of each year remaining in the Term, Provider, upon consultation with Customer, shall update the Handback Renewal Work Plan, as needed, to reflect changes in conditions of the In-Scope Systems or evaluation methodology determined following an inspection of the In-Scope Systems by Customer or its designee. Each subsequent Handback Renewal Work Plan prepared after the first plan shall be subject to the approval of Customer. As well as including the results from the last Annual Handback Evaluation Report, the Handback Renewal Work Plan shall include the estimated cost and schedule of implementation of the remaining Handback Renewal Work.

Within forty-five (45) days following each Handback Inspection.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Exhibit B: Excluded O&M Services

The following services constitute the Excluded O&M Services: Operation, maintenance, renewal and replacement of any and all interior Furniture, Fixtures and Equipment (“FF&E”)

a)	Operation, maintenance, renewal and replacement of the IT systems and devices (other than those expressly specified elsewhere in this Agreement);

b)	Operation, maintenance, renewal and replacement of kitchen equipment inclusive of grease traps and provision of dining food preparation services;

c)	Operation, maintenance, renewal and replacement of building fabric and flooring including roofs, facades, hardscaping and roads, windows, interior and exterior architecture, walls and wall coverings, ceilings and ceiling coverings. For clarity, this does not extend to the coverings for AV/IT items;

d)	Collection of exterior waste (except for Project Waste) in all areas within the Premises, and transport and disposal of such waste;

e)	Collection of interior and exterior hazardous waste (except for Project Waste) in all areas within the Premises, and transport and disposal of such waste;

f)	Exterior grounds services, meaning:

i.	Operation, maintenance, renewal and replacement of the irrigation system, weeding, mowing and grass cutting;

ii.	Maintaining and cleaning and, as applicable, maintenance, renewal and replacement of, roadside ditches, circulation roadways (including curbs and gutters along circulation roadways) and parking lots, and keeping them free of debris (except for Project Waste), litter, and excess vegetation;

iii.	Maintaining and cleaning and, as applicable, maintenance, renewal and replacement of, sidewalks, roadways and parking structures including snow removal; and

iv.	Operation, maintenance, renewal and replacement of, all exterior lighting not attached to the Project Facility.

g)	Security services, meaning:

i.	Physical security (Provider remains responsible for maintenance of the security systems excluding x-ray or similar weapons screening systems );

ii.	Managing and maintaining, and as applicable, operation, renewal and replacement of, a hard master key inventory and a key control program for all controlled areas and containers; and

iii.	Operation, maintenance, renewal and replacement of key card creation and assignment.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

h)	Occupant support services, meaning arranging for seating, desks or exterior movable furniture and equipment;

i)	Parking Garage services meaning:

i.	Maintaining and cleaning of Parking Garage Areas;

ii.	Painting;

iii.	Elevators; and

iv.	Trash removal;

j)	Parking services management;

k)	Routing all Service Requests that are not initiated by Provider, and that come in to the HELP DESK and are not in scope, to the appropriate entity.

l)	Cleaning Exterior Furniture or spaces;

m)	Custodial Services for interior (excluding those required due to Provider’s work), meaning:

i.	Trash collection;

ii.	Cleaning entry glass;

iii.	Sweeping, dusting and mopping;

iv.	Sanitizing, restroom care, and locker room care; and

v.	Specialized cleaning of labs, evidence, and drying rooms;

n)	Shipping, receiving and distribution functions for mail and parcels;

o)	Maintenance and renewal of all exterior utilities connected to the In-Scope Systems, including:

i.	Domestic Water, Sewer, and Storm Water up to the building;

ii.	Natural Gas up to and including the meter;

iii.	Customer Electrical up to and including transformer and meter; and

iv.	Water;

p)	Integrated Pest Control Management Services (Customer shall be responsible for providing Integrated Pest Control Management Services for the interior and exterior of the In-Scope Systems); and

q)	Maintain and renew power distribution units from the main switch to the outlet or connections to an occupant device, to ensure continuous operations.

Equipment required for the Excluded O&M Services that is not included in the FF&E will be supplied by Customer.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

ATTACHMENT 1

KEY PERFORMANCE INDICATORS & DEDUCTIONS

KPI Deductions:

In each instance where a percentage applies to the Deduction calculation, (i) in the case of the emergency and urgent categories; or, (ii) in the case of the routine category, a minimum of ten (10) Service Requests in the respective category(ies), must have occurred within the applicable time frame measured. In the event ten (10) Service Requests in the respective category(ies) do not occur within the applicable time the Deduction amount applied will be [***] for all KPI failures except for KPI failures in System Disruptions in Critical Spaces in which event the Deduction will be [***]. Deductions will be capped so as not to exceed the monthly Project Services Payment.

The amount of the Deduction in respect of each KPI failure will be as follows: for KPIs measured with a percentage performance metric as set out in the KPI Schedule below, the Deduction for each percentage point or part thereof below the minimum acceptable performance (MAP) level of the KPI will be as shown in the table below, subject to an Index Linked adjustment during the Term, and will be applied according to the frequency of measurement specified in the KPI Schedule:

[Redacted]

For the General Premises Inspection KPI, the Deduction for each percentage point above the lower limit in the KPI will be as shown in the table below, subject to an Index Linked adjustment, and will be applied according to the frequency of measurement specified in the KPI Schedule:

[Redacted]

For KPIs measured by inspection criteria, as set out in KPI Schedule, where the average score of the relevant criterion is less than two (2), the Deduction will be as shown in the table below, subject to an Index Linked adjustment, for each inspection and will be applied according to the frequency of measurement specified in KPI Schedule:

[Redacted]

For unapproved disruptions in Critical Spaces, as set out in the KPI Schedule, the Deduction will be as shown in the table below, subject to an Index Linked adjustment, for each unapproved disruption over the lower limit, and will be applied according to the frequency of measurement specified in the KPI Schedule:

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

KPIs:

Cat.	Report Type	Frequency	How Reported?	Metric
1.	Service Request Responsiveness – Customer Service Activities: • Emergency • Urgent • Routine	Monthly	(Total number of Service Requests that are within acceptable response timeframes divided by total Service Requests) x 100 (to arrive at a percentage)	Emergency / Urgent: Minimum Acceptable Performance (MAP) - [***] Routine: MAP – [***]
2.	Service Request Completion by Type – Customer Service Activities: • Emergency • Urgent • Routine	Monthly	(Total number of Service Requests completed/rectified on time divided by the total number of Service Requests) x 100	MAP: Emergency / Urgent: [***] Routine: [***]
3.	Preventative Maintenance (PM) Service Requests – Customer Service Activities	Quarterly	(Total number of preventative maintenance Service Requests scheduled for the current month divided by the total number of open PM Service Requests) x 100	MAP – [***]
4.	Contract Requirement Documents	Quarterly

Review of documentation and plan submittals to validate delivery of contractually required reports, documentation and data. Satisfaction measured based on document content, accuracy, completeness and timeliness of delivery.

MAP: [***]
5.	General Premises Inspection	Random, but not more than 6 times annually

Inspection by Customer of all aspects of this Agreement using an agreed upon inspection checklist to review compliance with standards and contractual obligations.

Use 5-point "Likert" scales where 1 is bad service and 5 is outstanding service (approximately 20-25 inspection criteria).

MAP – inspection criteria = [***]
6.	System Disruption	Quarterly	Metric is unapproved disruptions per quarter.	MAP – [***] times per quarter.
7.	Employee Certification	Annually	Employees shall be properly trained and certified for assigned roles and responsibilities.	MAP – [***]
8.	Space Temperature Management	Quarterly

Conditions Space temperature will be reviewed based on Space Temperature Trending Report as generated by the BAS Monitoring System. A Baseline will be set in Year 1 of Operations and this metric will be applied to the Baseline in all subsequent years.

MAP – [***]
9.	Refresh & Renew Program	Annually

Annual completion of projected refresh & renew projects. Satisfaction based upon percentage of projects planned compared to projects completed.

Formula % = Projected refresh & renew projects / completed refresh & renew projects.

MAP – [***]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

KPI Notes and Clarifications:

1.	For KPIs 1, 2 and 3:

a.	Definitions:

i.	Response – Dispatch of work order. Acknowledgement documented for Emergency and Urgent Calls.

ii.	Rectification – Completion of the Service Requests noted in the Computerized Maintenance Management System within the required time. Temporary repairs are acceptable, provided a full completion plan and deadline is established and documented

iii.	Emergency – Immediate response required; situations requiring immediate action to return the Project Facilities to normal operations, stopping accelerated deterioration, or correcting a safety hazard that imminently threatens life or serious injury.

iv.	Urgent – necessary but not yet critical; situations that will imminently become critical, if not corrected expeditiously, includes intermittent interruptions and/or potential safety hazards.

v.	Routine – Conditions requiring appropriate attention to preclude deterioration or potential downtime and associated damage or higher costs if deferred further. Items representing a practical improvement to existing conditions. These items are not required for the most basic functions of the Project Facilities, but will improve the overall usability, accessibility, and/or reduce long term maintenance.

b.	Rectification Timeframe

Severity	Emergency	Urgent	Routine
Priority	1	2	3
Normal Hours of Operation (8 am – 5pm; M-F, excepting non-Business Days)
Response Time	[***]	[***]	[***]
Completion Time	[***]	[***]	[***]
Outside Normal Hours of Operation
Response Time	[***]	[***]	[***]
Completion Time	[***]	[***]	[***]

2.	For KPI 5 – Inspection form to be jointly developed by Customer and Provider.

3.	For KPI 6 – “System Disruption” means Emergency or Urgent Service Requests was not rectified in the Rectification Timeframe and Customer was required to modify some aspect of its operations to accommodate the disruption.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

ATTACHMENT 2
KEY PERSONNEL

Operations & Maintenance Team
Personnel Title/Name	Responsibilities	Qualifications	Availability
O&M Manager

●   Represent Johnson Controls as Service Provider, ensure the delivery of all services in accordance with the Project Agreement

●   Manage the Johnson Controls staff promoting professionalism, responsiveness and customer service

●   Support the Operating Period Representative in preparing reports as required by the Project Agreement including Operating Period Plans and Performance Monitoring Reports

●   Represent Service Provider as member of the Operating Period Joint Committee and participate in monthly meetings

●   Oversee and manage Service Provider in the areas of Human Resource Management, Training and skills Development, Contingency Planning, Communication Protocols, and Supporting Health Services Accreditation

●   Has the full authority to represent Johnson Controls

●   An experienced manager with 10 years of experience managing a team of maintenance and operations staff in a critical environment.

●   This experience will include a minimum of eight years of experience in a healthcare environment.

●   Has a minimum of 5 years of experience working on DBFM/P3 type Contracts in a similar role.

Assigned full time to the Project from Financial and prior to commencement of O&M Work.
Maintenance Technician

●   Responsible to deliver Preventative maintenance and demand maintenance.

●   The technician’s primary responsibility will be to attend to demand maintenance within the response and rectification times.

●   Duties include the following: Responds to routine and on-demand service requests and performs preventative and Corrective maintenance on mechanical and electrical equipment and systems.

●   Assists in implementing preventative maintenance program.

●   Ensures that deficiencies are identified, recorded and escalated, and that related documentations are maintained.

●   Provides troubleshooting and repairs to Fire Protection Systems, and BMS.

●   Responds to elevator entrapment and follows approved training to release occupants.

●   Has a minimum of three to five years of experience in a healthcare environment with preference given to experience working in a performance based contract such as a DBFM or outsourcing contract.

●   Strong ability to adhere and to properly apply policies and procedures to facility operations and maintenance.

●   Proven experience in troubleshooting and repair of mechanical and electrical building systems and equipment.

●   Strong building mechanical and electrical equipment and system troubleshooting and repair/rectification skills.

●   Knowledge of fire, life, safety and building codes and standards and ability to research, interpret and apply related codes and standards.

●   Possesses a commitment to environmental, health and safety. Consistently performs work in a safe manner.

●   Strong client-focused commitment and sense of urgency.

●   Effective communication skills for information sharing, feedback, and clarification.

Controls Technician

●   Day-to-day monitoring, reporting and system review of the PA System, Electronic door hardware, Access control (Station public and retail spaces), Structured Cabling, Project Co IT Infrastructure.

●   Perform the scheduled maintenance activities on the systems.

●   Respond and resolve user reported problems.

●   Coordinate resources to perform repairs, including warranty repair work.

●   Participate in all design changes or enchantments.

●   Provide monthly system up-time reports.

●   Assist in planning and forecasting yearly hardware and software for budgeting.

●   Proficiency in working on and around different types of computer and electronic equipment is required.

●   Computer keyboarding skills and proficiency in Microsoft Suite Applications (Word, Excel, Access, and PowerPoint), Internet Explorer and E-mail is required.

●   Possesses excellent troubleshooting and problem solving skills.

●   Knowledge of MS Windows Server Environment.

●   Knowledge of MS Windows Workstation Environment.

●   Experience working in an enterprise information and technology environment.

●   General network and IP expertise.

●   Access Control and PA system expertise.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

ATTACHMENT 3
HANDBACK USEFUL LIFE REQUIREMENTS

Provider will perform the Project Services in such a manner that upon the expiration of the Term, the minimum Remaining Useful Life of the components shall be at least:

Project Component	Minimum Remaining Useful Life
Security/Audio Visual	[***]
High Voltage Distribution and Secondary Distribution Equipment	[***]
Emergency Electrical System	[***]
Emergency Power Source	[***]
Plumbing System	[***]
Fire Suppression System	[***]
Communication Systems, IT	[***]
Heating Ventilation and Air Conditioning System	[***]
Conveying Equipment	[***]
Building Management System	[***]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 2 [Maintenance and Lifecycle] EXECUTION VERSION

Schedule 3

PAYMENT AND DEDUCTIONS

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 3 [Payment and Deductions] EXECUTION VERSION

Appendix A

Pro-Forma

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS - Schedule 3 [Payment and Deductions] EXECUTION VERSION

SCHEDULE 4

INSURANCE

Article 1
Provider Insurance Required During the Term

1.1	Provider shall secure and keep in force, or cause to be secured and kept in force, from the Effective Date until the expiry or termination of the TAAS Agreement the following insurance coverages:

(a)	Commercial General Liability shall include coverage for Products & Completed Operations, Advertising Injury, Personal Injury, 3rd party bodily injury and property damage. CGL Limits shall be a $5,000,000 per occurrence, $5,000,000 annual aggregate and $5,000,000 annual products completed operations, including a per location aggregate endorsement per policy period shared by all insureds and additional insureds. Policy shall be written on an occurrence form and include a primary non-contributory endorsement in favor of Customer. Coverage shall also include a per-location aggregate endorsement.

(i)	Customer shall be listed as an additional insured for both ongoing operations, and completed operations, through the issuance of an additional insured policy endorsement to Provider’s commercial general liability policy in with respect of any liability arising out of the negligent acts or omissions of Provider.

(b)	Automobile liability, including Owned (if any), Hired, and Non-Owned automobiles, with liability limits of $1,000,000 per occurrence and in the aggregate per policy period shared by all insureds and additional insureds. Policy shall also include coverage for underinsured and uninsured motorists, as well as remove the fellow employee exclusion.

(i)	Customer shall be listed as an additional insured through the issuance of an additional insured policy endorsement to Provider’s automobile liability policy in respect of any liability arising out of the negligent acts or omissions of Provider.

(c)	Workers compensation coverage meeting all statutory requirements. The policy shall provide coverage for all states of operation that apply to the performance of the TAAS Agreement.

(d)	Employer's liability or “stop gap” insurance of $1,000,000 as an endorsement on the workers compensation or commercial general liability insurance, including a primary non-contributory endorsement in favor of Customer.

(e)	Umbrella/Excess policies, with coverage limits of $10,000,000, shall be procured and maintained by Provider, and schedule the General Liability, Employer’s Liability, Commercial Auto as underlying. Policy shall not include any exclusions or endorsements that reduce or eliminated underlying coverages. Umbrella/Excess shall include a primary non-contributory endorsement in favor of Customer.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

(f)	Crime Insurance, including Employee Theft, Theft of Client Property, Funds Transfer Fraud, Forgery, Alteration, Computer Fraud, and Social Engineering, written on a loss discovery basis, with a limit of $1,000,000

(g)	Professional Liability and Cybersecurity Insurance, providing coverage for third party damages as a result of all services by Provider included in this Agreement, or future amendments of this Agreement, including technology services, construction management services, fire and security products and services performed by Provider or by others acting under their direction including any such services that are performed electronically utilizing the internet or a network of two or more computers (including but not limited to network extortion, data/record recovery and restoration, and phishing), with a limit of $2,000,000. The Professional Liability policy shall also include coverage for contingent bodily injury and property damage.

(h)	Property coverage for owned or rented equipment, and owned or rented property located in, on or about the premises and in your care, custody and control.

(i)	If Provider engages a sub-contractor, that sub-contractor should be subject to the same terms as Provider as provided in this Schedule 4.

Article 2
RESERVED

Article 3
Provider Construction Period Insurance

3.1	Intentionally Omitted

Article 4
Provider Subcontractor Insurance for Project Work, Project Services and Interim Project Services

4.1	Provider shall require that each of its subcontractors secure, prior to commencement of any Project Work, Project Services or Interim Project Services pursuant to an agreement between Provider and each relevant subcontractor, and keep in force from the date on which the relevant subcontractor begins Project Work, Project Services or Interim Project Services until completion of the relevant subcontractor’s Project Work, Project Services or Interim Project Services the following insurance coverages:

(a)	Automobile liability, including Owned (if any), Hired, and Non-Owned automobiles, with liability limits of $1,000,000 per occurrence and in the aggregate per policy period shared by all insureds and additional insureds.

(i)	Customer and Provider shall be listed as an additional insured through the issuance of an additional insured policy endorsement to subcontractor’s automobile liability policy in respect of any liability arising out of the negligent acts or omissions of such subcontractor.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

(b)	Workers compensation coverage meeting all statutory requirements. The policy shall provide coverage for all states of operation that apply to the performance of the subcontractor’s Work.

(c)	Employer's liability or "stop gap" insurance of $1,000,000 as an endorsement on the workers compensation or commercial general liability insurance.

(d)	Commercial general liability insurance shall be written on an occurrence form and include coverage for Products & Completed operations, Advertising Injury, Personal Injury, 3rd party bodily injury and property damage. CGL limits of $2,000,000 per occurrence, and in the aggregate, and $2,000,000 products completed operations per policy period shared by all insureds and additional insureds. Coverage shall also include a per-location aggregate endorsement, primary non-contributory endorsement, waiver of subrogation endorsements.

(i)	Customer and Provider shall be listed as an additional insured through the issuance of an additional insured policy endorsement to subcontractor’s commercial general liability policy in respect of any liability arising out of the negligent acts or omissions of such subcontractor.

(e)	In the event a sub-contractor does not maintain required insurance coverages, and/or in the event of a claim that would otherwise be covered had the sub-contractor complied, Provider’s insurance will drop down to assume and act as the primary source of coverage.

Article 5
RESERVED

Article 6
Customer Insurance Required DURING TERM

6.1	Customer shall secure and keep in force, or cause to be secured and kept in force, from the Effective Date until the expiry or termination of the TAAS Agreement the following insurance coverages:

(a)	Commercial general liability, insuring Customer and its subcontractors, including premises or operations, contractual, and products or completed operations coverages (if applicable), with liability limits of $5,000,000 per occurrence shared by all insureds and additional insureds.

(i)	Provider shall be listed as an additional insured.

(b)	Automobile liability, including Owned (if any), Hired, and Non-Owned automobiles, with liability limits of $1,000,000 per occurrence shared by all insureds and additional insureds.

(i)	Provider shall be listed as an additional insured.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

(c)	Workers compensation coverage meeting all statutory requirements. The policy shall provide coverage for all states of operation that apply to the performance of the TAAS Agreement.

(d)	Employer's liability or "stop gap" insurance of $1,000,000 as an endorsement on the workers compensation or commercial general liability insurance.

(e)	Pollution Liability coverage for Personal Injury, Property Damage and Cleanup Cost (“Pollution Liability Policy”) insuring the Customer and its subcontractor arising from sudden and accidental pollution conditions caused by Customer’s operations with limits of $5,000,000 in the aggregate shared by all insureds and additional insureds. Occurrence coverage is preferred but coverage may be provided on a claims-made form.

(i)	Provider shall be named on Customer’s Pollution Liability Policy as an additional insured in respect of any liability arising out of the acts or omissions of Customer.

(f)	Commercial General Liability. Project specific commercial general liability, insuring Customer and its subcontractors, including premises or operations, contractual, and products or completed operations coverages (if applicable), with liability limits of $5,000,000 per occurrence shared by all insureds and additional insureds.

(i)	Provider shall be listed as an additional insured.

Article 7
BUILDER’S RISK AND PROFESSIONAL LIABILITY INSURANCE

7.1	Customer shall secure and keep in force, or cause to be secured and kept in force, from the Effective Date until the commencement of the Project Service Period the following insurance coverage:

(a)	Builder’s Risk. Project specific builder’s risk insurance insuring the interest of Customer, Provider, contractor(s) and subcontractor(s) of all tiers including coverage on an All Risk basis, including but not limited to, coverage against fire, lightning, wind damage, hail, explosion, riot or civil commotions, aircraft and other vehicles, collapse, flood, earth movement, and coverage available under the so-called Installation Floater (the “Builder’s Risk Policy(ies)”).

(i)	The policy(ies) for such coverage shall be secured and maintained by Customer in an amount equal to the full completed value of the project and shall provide coverage per occurrence up the full replacement cost of the Project Facilities.

(b)	To the extent available, the Builder’s Risk Policy(ies) shall include coverage for:

(i)	foundations, including pilings, but excluding normal settling, shrinkage, or expansion;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

(ii)	physical damage resulting from machinery accidents but excluding normal and natural wear and tear, corrosion, erosion, inherent vice or latent defect in the machinery;

(iii)	plans, blueprints and specifications;

(iv)	physical damage resulting from faulty work or faulty materials, but excluding the cost of making good such faulty work or faulty materials;

(v)	physical damage resulting from design error or omission but excluding the cost of making good such design error or omission;

(vi)	physical damage resulting from mechanical breakdown or electrical apparatus breakdown;

(vii)	demolition and debris removal coverage insuring the buildings, structures, machinery, equipment, materials, facilities, fixtures and all other properties constituting a part of the Project Facilities;

(viii)	the increased replacement cost due to any change in Applicable Laws;

(ix)	expense to reduce loss;

(x)	building ordinance compliance, with the building ordinance exclusion deleted; and

(xi)	full collapse, including collapse resulting from design error.

(c)	Professional Liability Insurance. At all times during the Term that professional services are rendered respecting design and construction of the Project Facilities, Customer shall or shall cause its designer to carry errors and omissions insurance with a limit of not less than $2,000,000 per claim and in the aggregate.

(d)	Customer shall be the named insured on the Builder’s Risk Policy(ies). Provider shall be named on the Builder’s Risk Policy(ies) as an additional insured. The policies shall provide for separation of insureds. The proceeds of the Builder’s Risk Policy(ies) shall be held by Customer and timely applied to the cleanup, repair and reconstruction of the Project Facilities.

Article 8
Customer INSURANCE During the Interim Project Services Period and Project Services Period

8.1	Customer shall secure and keep in force, or cause to be secured and kept in force, from the commencement of the Interim Project Services Period until the expiry or termination of the TAAS Agreement the following insurance coverages:

(a)	all risks property insurance (the “All Risks O&M Property Insurance”).

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

(i)	The All Risks O&M Property Insurance Policy shall cover all risks scheduled under Section 8.1(a)(ii) of direct physical loss or damage to the property of the insured or property over which it exercises a power of management or supervision, and which forms part of or is associated with the Project Facilities, whether or not the property is on the premises of the Project Facilities or in transit and regardless of the mode of ground transport, including materials and supplies destined for the Project Facilities

(ii)	The All Risks O&M Property Insurance shall cover but is not limited to:

(A)	the Project Facilities, including the Project Work, including their footings, foundations and underground structures, temporary structures and work camps, scaffolding, temporary works, formwork, fencing, excavations, preparation, landscaping and other similar works;

(B)	flood and ice conditions;

(C)	natural or man-made earth movement, including earthquakes, earth slides and subsidence;

(D)	damage resulting from maintenance of roads and contiguous property so long as damage is not resulting from failure to perform maintenance.;

(E)	demolition and increased cost of construction, in particular the costs to satisfy the requirements of the enforcement of any law or ordinance regulating the demolition, construction, repair, replacement or use of buildings or structures;

(F)	data processing and media equipment and media, including the costs of data restoration and recreation. This coverage may also be secured through a Cyber policy;

(G)	boilers and pressurized equipment, and mechanical or electrical failure unless they are covered by a separate Insurance Policy for equipment breakdown;

(H)	expenses related to fighting fires;

(I)	property while in transit, including loading and unloading and while in temporary storage;

(J)	removal of debris when the loss is caused by an insured peril; and

(K)	valuable papers and records.

(b)	Customer shall be the named insured on the All Risks O&M Property Insurance and the Provider shall be named as a loss payee as its interest may appear on the All Risks O&M Property Insurance. The proceeds of the Builder’s Risk Policy(ies) shall be held by Customer and timely applied to the cleanup, repair and reconstruction of the Project Facilities.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

Article 9
The insurance coverages listed above must meet the following additional requirements:

9.1	The insurance required to be provided by this Schedule 4 [Insurance] should be written on an occurrence form with the exception of Pollution, Professional, and Executive Risk coverages. In order to meet required limits, multiple carriers may be used to layer limits. Property policies shall be written on a Special Cause or All Risk Loss Form and must be placed with insurers rated "A-" or better by A.M. Best Company, Inc. authorized to do business in Ohio and a minimum financial size of VIII. A rating of less than "A-" by A.M. Best Company, Inc. for any insurance company proposed by one Party to provide insurance required hereunder must be approved by the other Party.

9.2	The insolvency or bankruptcy of a party responsible to procure insurance hereunder shall not release the insurer from payment under the policy, even when such insolvency or bankruptcy prevents such party from meeting the retention limit under the policy.

9.3	Each Party shall furnish a certificate of insurance in respect of the insurance required to be procured by it hereunder, prior to commencement of Project Work. The Customer shall provide copies of project specific policies to Provider promptly on the request of Provider.

9.4	Each Party shall endeavor to provide at least 30 days’ notice of any cancellation to the policies or endorsements it is responsible for hereunder. Each Party shall provide on an ongoing basis, current certificates of insurance or other evidence of coverage in respect of the insurance or coverage it is responsible to procure during the Term of the Agreement. A renewal certificate will be provided 10 days prior to coverage expiration.

9.5	Provider and Customer shall each cause their property damage and liability-based insurance policies hereunder to include a waiver of subrogation clause.

9.6	Coverages terms, conditions and limits may be revisited from time to time to ensure both parties are adequately protected and contemplating current and future risk trends that may pose risk or threat for the nature of this agreement.

Article 10
Deductibles

10.1	The Party responsible for the matter giving rise to a claim, to the extent responsible therefor, shall be responsible and liable for the payment of deductibles under any policy of insurance under which it is an insured party or under any policy of insurance required to be maintained under this Schedule 4 [Insurance] or the TAAS Agreement. In the event that responsibility for the matter giving rise to the claim is indeterminable, the first named insured under the policy of insurance is responsible and liable for the payment of deductibles.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

Article 11
Provider Corporate Policies

11.1	Provider shall be permitted to provide any of the insurance it is required to procure hereunder, or which it is required to have others procure, through its or their blanket general corporate policy or policies.

Article 12
Cooperation

At a Party’s request (the “Requesting Party”) the other Party (the “Assisting Party”) shall cooperate fully with the Requesting Party, at the expense of the Requesting Party, in filing any proof of loss with respect to any insurance policy covering the casualties described in this Schedule 5 [Insurance] and in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Project Facilities or any part thereof and will, to the extent it may lawfully do so and subject to the next following sentence, permit the Requesting Party to litigate, subject to the approval of carrier’s panel counsel, in any proceeding resulting therefrom in the name of and on behalf of the Assisting Party. At the Assisting Party’s request, the Requesting Party shall provide the Assisting Party with security, acceptable to the Assisting Party, acting reasonably, for payment of Assisting Party’s costs and in respect of any such cooperation or claim and any potential losses of the Assisting Party directly related to such cooperation or claim. Subject to the foregoing, in no event will a Party voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim or any prospective or pending condemnation proceeding with respect to the Project Facilities which could reasonably be expected to have a material adverse effect on the other Party without the written consent of the other Party, acting reasonably.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 4 [Insurance] EXECUTION VERSION

SCHEDULE 5

DISPUTE RESOLUTION PROCEDURES

Article 1
Procedure

1.1	Subject to Section 18.2 of the TAAS Agreement, Parties agree to resolve all Disputes in accordance with the terms of this Schedule 5 [Dispute Resolution Procedure].

Article 2
Dispute Notice

2.1	The Dispute Resolution Procedure may be commenced by either Party by giving notice to the other Party (the “Dispute Notice”) briefly setting out the pertinent facts and the remedy or relief sought.

Article 3
Fast Track Dispute Resolution Procedure

3.1	If the Dispute is not resolved to the mutual satisfaction of the Parties within fifteen (15) Business Days following the delivery of the Dispute Notice, either Party may by notice to the other (a “Referee Notice”), request the appointment of a referee (“Referee”) as provided under the terms of this Section 3.1. The Referee will be appointed and will participate in resolution of the Dispute as follows:

(a)	unless the Parties otherwise agree, the Parties will appoint a Referee as follows:

(i)	within five (5) Business Days of the delivery of the Referee Notice, each Party will submit in writing to the other Party, the names of no more than two (2) candidates for Referee each of whom are (1) independent of the Parties, (2) experienced in the resolution of disputes, (3) a professional with technical and/or legal experience relating to projects similar to the Project and (4) immediately available to perform the role of Referee in respect of the Dispute at hand;

(ii)	if a Party has an objection to a candidate, it will give written notice of such objection with reasons to the other Party;

(iii)	if the Parties name the same candidate, the Parties shall select that candidate as the Referee. In all other circumstances the Parties shall use reasonable commercial efforts to agree on the candidate who will be appointed as Referee within five (5) Business Days of the delivery of a Referee Notice;

(iv)	if for any reason within five (5) Business Days of the delivery of a Referee Notice, a Referee meeting the criteria set forth in Section 3.1(a)(i) has not been appointed, then either Party may request the American Arbitration Society to promptly choose the Referee.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 5 [Dispute Resolution Procedures] EXECUTION VERSION

(b)	no later than three (3) Business Days after the Referee’s appointment, the Parties will enter into an agreement with the Referee to act as Referee generally in the form attached as Appendix A to this Schedule 5 (the “Referee Agreement”). The Referee’s fees and expenses will be shared equally by Provider and Customer;

(c)	the Referee will conduct an impartial review of the Dispute in such manner as the Referee thinks fit, including carrying out onsite inspections and interviews with any persons that the Referee thinks fit. The Parties will comply with all reasonable requests from the Referee for additional information, documents and access to personnel which the Referee considers necessary for the review. Each Party shall have a right to submit a reasonable volume of documents it believes are relevant to the Dispute to the Referee. Any submission or documentation in respect of the Dispute provided to the Referee by a Party will also be provided to the other Party;

(d)	the Referee may, with the written approval of both Parties, retain other professional persons or experts to assist with the review and each Party shall have the right to request that the Referee retain other professional persons or experts as such Party believes is appropriate given the nature of the Dispute and the Referee will pay due regard to any request by either Party for it to retain such other professional persons or experts;

(e)	except as otherwise explicitly provided herein, the Referee will not be obliged to conduct its inquiries in the presence of the Parties or receive submissions from the Parties, except to the extent that the Referee thinks fit, and may render its decision notwithstanding the failure of a Party to participate in the proceedings;

(f)	the Referee will render a brief, written, reasoned and impartial decision of the Parties rights in respect of the Dispute and the resolution of the Dispute, with copies to both Parties within five (5) Business Days of the signing by the Referee and both Parties of the Referee Agreement referred to in Section 3.1(b), or such longer period as agreed to in writing by both Parties. The Referee’s decision will be in the form of a proposed determination of the rights of the Parties having regard to the Referee’s understanding of the relevant contractual provisions, the applicable law and the facts as agreed by the Parties or as best the Referee is able to determine them;

(g)	each Party acknowledges the value of having the Referee render a timely decision regarding the Dispute. If the Referee is unable to render its decision within the time set or as extended by mutual agreement of the Parties, then the Parties will grant the Referee up to an additional thirty (30) days to complete its review and make its determination. If the Referee is unable to make a determination within such period, the Parties shall request that the Referee provide to the Parties within such time such analysis of the Dispute as the Referee is able to make within that time and describe the further work the Referee recommends would be required in order to arrive at a reasoned decision;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 5 [Dispute Resolution Procedures] EXECUTION VERSION

(h)	a person who has acted as a Referee under this Section may be retained by either party, or both parties, to assist in any Settlement Meeting with respect to the Dispute. Neither Party will be entitled to refer to or enter into evidence the decision of the Referee or anything contained therein in any such proceedings;

(i)	to the extent permitted by Law, the Parties will agree to release and save harmless the Referee from any liability arising from the Referee’s actions, made in good faith, in carrying out the duties of the Referee as described in this Schedule 5 [Dispute Resolution Procedure] or as may be described in the Referee Agreement referred to in Section 3.1(b);

(j)	to the extent permitted by Law, the proceedings under this Section 3.1 will be confidential and all information, data or documentation disclosed or delivered by either Party to the Referee as a result or in connection with its duties as Referee will be treated as confidential and to the extent permitted by Law, neither the Parties nor the Referee will disclose to any Person any such information, data or documentation unless the Parties otherwise agree in writing. Nothing contained in this provision will prevent the submission in any subsequent proceedings of any factual evidence other than factual evidence that came into existence for the express purpose of submission to, or assistance of, the Referee and such factual evidence that came into existence for the express purpose of submission to, or assistance of, the Referee and any argument, pleading or similar document interpreting factual evidence shall not be submitted or referred to in any subsequent proceeding;

(k)	the decision of the Referee will be final in respect to Disputes relating to Deductions and in respect of all other Disputes unless a Party gives notice to the other Party (i) to request a Settlement Meeting (without prejudice to any further proceedings it may commence in accordance with this Schedule) in accordance Section 4.1, or (ii) to commence proceedings in accordance with Section 5.1;

(l)	Unless or until the decision of the Referee on the Dispute is revised cancelled or varied by agreement of the Parties, or by arbitration (if proceedings are taken under Article 5) or by litigation (if proceedings are taken under Article 6) the Referee’s decision on the Dispute will when rendered be binding on both parties who will forthwith give effect to the decision; and

(m)	should compliance with the Referee process under this Section 3.1 prove impracticable for any reason, a party not at fault for the failure in compliance, and which has made all reasonable efforts to ensure compliance, may forthwith request a Settlement Meeting as though the requirements of this Section 3.1 had been fully satisfied.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 5 [Dispute Resolution Procedures] EXECUTION VERSION

Article 4
Settlement Meeting Negotiations

4.1	Within ten (10) Business Days of the date on which the Referee’s decision is rendered in accordance with Section 3.1(f) or 3.1(g), either party may (save and except in respect of Disputes in respect of Deductions which shall be final and binding) give notice to the other party requesting a settlement meeting (a “Settlement Meeting”). A Settlement Meeting will be a meeting of at least two (2) senior representatives of each party at which those representatives will make good faith efforts to resolve the Dispute by without prejudice negotiations. At least one of the representatives of each Party will not have been previously involved in prior negotiations concerning the Dispute. The procedure for a Settlement Meeting will be as follows:

(a)	the Parties’ representatives will convene the Settlement Meeting within ten (10) Business Days of delivery of the written notice for a Settlement Meeting, or such longer period as the Parties may agree; and

(b)	the Settlement Meeting may, with the agreement of both parties, be in the form of mediation conducted in accordance with the meditation provisions of the American Arbitration Society Commercial Arbitration Rules and Mediation Procedures, as modified by the agreement of the parties.

Article 5
Arbitration

5.1	If a Dispute is not finally settled by agreement of the parties by the earlier of:

(a)	twenty (20) Business Days after receipt of the Referee’s decision; and

(b)	sixty (60) Business Days after giving of the Dispute Notice,

then either party may commence proceedings to have the Dispute finally settled by binding arbitration under this Article 5, pursuant to the American Arbitration Society Commercial Arbitration Rules and Mediation Procedures with the consent of the other party or by litigation as contemplated in Article 6. In any such proceedings the scope of issues will not be limited strictly to the terms of the Dispute Notice but may extend to include directly related matters for the purpose of completely settling the Dispute.

5.2	The Parties agree that the Arbitrator shall not have the power and jurisdiction to:

(a)	issue judgments for exemplary or punitive damages;

(b)	rule on a ground that has not been raised by either Party. Should the Arbitrator rule that the solution to the Dispute comes, in whole or in part, under such ground, it shall reopen the case and summon the Parties to a hearing so that they may present their observations and, where applicable, adduce further evidence in respect of said ground.

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5.3	The place of arbitration is Akron, Arbitration shall be conducted in English.

5.4	Any Party that wants to refer a Dispute to arbitration (such Party, the “Applicant”) shall send an Arbitration Notice to the other Party (in this Schedule the “Arbitration Notice”), which shall contain, inter alia, the following:

(a)	a demand that the Dispute be referred to arbitration;

(b)	a brief description of the claim and an indication of the amount involved, if any;

(c)	the relief or remedy sought; and

(d)	a proposal for the arbitrator designation by that Party.

5.5	Within a period of ten (10) Business Days, the party receiving the Arbitration Notice (the “Respondent”) shall provide a response to the Arbitration Notice indicating whether or not it agrees to arbitration (“Arbitration Notice Response”) failing which the Respondent shall be deemed to agree to arbitration.

5.6	If the Respondent does not agree to arbitration, either party may commence proceedings to have the Dispute finally settled by litigation in accordance with Article 6.

5.7	If the Respondent does agree to arbitration, thirty (30) days after the Arbitration Notice has been served, the Respondent shall serve its response containing the following elements:

(a)	its comments on the claim and the amount involved;

(b)	its position as to the relief or remedy sought;

(c)	a proposal for the arbitrator designator by the Respondent; and

(d)	any counterclaim formulated in accordance with the requirements that apply to the Arbitration Notice, if applicable.

5.8	The arbitrator designator put forward by the Applicant in accordance with Section 5.4(d) and the arbitrator designator put forward by the Respondent in accordance with Section 5.7(c) shall be independent third parties experienced in the arbitration of disputes. The arbitrator designators shall within a period of ten (10) Business Days following delivery of the Respondent’s Response to the Arbitration Notice appoint an arbitrator for the dispute who shall be an arbitrator experienced with disputes in the nature of the Dispute and be an independent third party with no pre-existing relationship to either Party. In the event that, for any reason, an Arbitrator has not been appointed within such ten (10) Business Day period, either party may apply to the American Arbitration Society for the appointment of an arbitrator. The person appointed as arbitrator pursuant to this Section 5.8 shall be the “Arbitrator”.

5.9	The Applicant shall present its response to the counterclaim within a period of 30 days after the counterclaim has been served, if applicable.

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5.10	Unless otherwise agreed by the Parties, either Party may amend or supplement its Claim or defense during the course of the arbitral proceedings, unless the Arbitrator considers it inappropriate to allow such amendment having regard to the delay in making it.

5.11	Within 30 days of its appointment the Arbitrator shall summon the Parties to a preliminary conference for the purposes of drafting and executing the terms of reference, which shall include:

(a)	the names, full corporate names and nature of the Parties;

(b)	the addresses of the Parties, for service of procedures purposes;

(c)	a presentation of the Parties’ allegations and conclusions sought in the principal and counterclaim;

(d)	a list of the issues under dispute;

(e)	the timetable, including deadlines for serving the declaration, the defense and, eventually, the counterclaim, the reply and defense to the counterclaim, and the preliminary arguments, the examinations before and after the defense, the objection proceedings, the disclosure of exhibits, the disclosure of expert reports, the submission of “prehearing” briefs, the prehearing conferences, the date of hearing, and the “post-hearing” briefs, as applicable; and

(f)	the amounts to be paid by the Parties as provisions for arbitration fees.

5.12	The terms of reference shall be executed by the Parties and the members of the Arbitrator. Refusal by either Party to participate in the prehearing conference or execute the terms of reference shall not hamper the conduct of the arbitration procedure. The terms of reference may be amended for the specific purpose of taking into account any new principal or counterclaim instituted by the Parties, or any change to the timetable of the procedures.

5.13	The Arbitrator may take any measure to protect the business or trade secrets and Confidential Information of the Parties.

5.14	The Arbitrator shall establish rules of procedure, which shall under no circumstances be open to individuals not Party to the proceedings. The Arbitrator may specifically order the exclusion of witnesses. The Parties shall appear in person or through a duly mandated representative, including their counsel.

5.15	Upon adjournment of the hearings or, where applicable, after receipt of the written arguments, the Arbitrator shall declare the proceedings closed and, after that date, no further proceeding, argument or evidence may be presented, unless so requested or authorized by the Arbitrator.

5.16	Any arbitration award shall be rendered in writing and reasons be given therefor. The award shall be deemed to have been rendered in the location of the arbitration and on the date stipulated therein.

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5.17	The arbitration award shall be final, without appeal and binding on the Parties.

5.18	The Parties and the Arbitrator shall treat all meetings and communications, the proceedings, documents disclosed during the proceedings and the award as confidential, except:

(a)	to the extent that disclosure may be required of a Party to fulfil a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a court or other judicial authority;

(b)	with the consent of the Parties;

(c)	where needed for the preparation or presentation of a claim or defense between the Parties pursuant to the TAAS Agreement;

(d)	where such information is already in the public domain other than as a result of a breach of this clause; or,

(e)	by order of the Arbitrator(s) upon application of a Party.

5.19	The Parties undertake to pay the arbitration fees established by the Arbitrator within the timeframe determined by the Arbitrator. In its final arbitration award, the Arbitrator shall determine the arbitration fees, including the fees and expenses of the Arbitrators as well as the cost of experts, and shall decide which Party shall assume the payment thereof or in what proportion they shall be shared by the Parties.

Article 6
Judicial Proceedings

6.1	To the extent that the provisions of this Schedule 5 [Dispute Resolution Procedure] authorize the Parties to seek recourses from the courts of law, including any request to quash an arbitration award, the Parties are permitted to proceed with any such suit, action, or other proceeding in the State of Ohio.

Article 7
Miscellaneous

7.1	Customer and Provider shall diligently carry out their respective obligations under this TAAS Agreement during the pendency of any Disputes, including, without limitation, arbitration proceedings or litigation proceedings. If during the pendency of any Dispute it is considered necessary by either Party to proceed in respect of the matter that is in Dispute, then without prejudice to Provider’s rights in respect of the Dispute (including in respect of Excused Failures or Changes), Provider shall proceed in accordance with the instructions of Customer, and Customer shall pay the Provider for such work as if such work was being performed on the basis of a Change Directive, and in the event the matter in dispute is determined in favor of Customer, Provider shall repay to the Customer any amounts received in respect of such matter.

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7.2	For greater certainty, in respect of any Dispute relating to the Project Work or the Project Services or the Interim Project Services, the Referee shall be the decision maker of the first instance and the Parties shall comply with the decision of the Referee unless and until is overturned in a subsequent arbitration or litigation proceeding.

7.3	Nothing contained in this Schedule 5 [Dispute Resolution Procedure] will prevent the Parties from seeking interim protection from the courts referred to in Section 6.1, including seeking an interlocutory injunction where available pursuant to Law, if necessary to prevent irreparable harm to a Party.

7.4	Customer shall ensure that any and all documents in the possession or control of any Customer Person that are available to Customer and that may be necessary for the resolution of a Dispute on an informed basis pursuant to negotiations, Article 3 [Fast Track Dispute Resolution Procedure], mediation, arbitration, or judicial proceedings, are made available in a timely manner to Provider. Provider shall ensure that any and all documents in the possession or control of any Provider Party that are available to Provider and that may be necessary for the resolution of a Dispute on an informed basis pursuant to negotiations, Article 3 [Fast Track Dispute Resolution Procedure], mediation, arbitration, or judicial proceedings, are made available in a timely manner to Customer.

7.5	The Parties can, by written agreement, on a Dispute by Dispute basis:

(a)	extend any or all timelines set out in this Schedule 5 [Dispute Resolution Procedure];

(b)	agree to waive or by-pass any one or more of the Dispute resolution processes in this Schedule 5 [Dispute Resolution Procedure]; and/or

(c)	agree to resolve a Dispute by Referee rather than arbitration or litigation.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 5 [Dispute Resolution Procedures] EXECUTION VERSION

Appendix A
FORM OF REFEREE RETAINER AGREEMENT

This Agreement is made this ____ day of __________ 20___, by ___________ (the “Referee Appointee”) and [Customer Name] and [Provider Name] (each a “Client”).

1.	Each Client wishes to retain Referee Appointee to act as the referee in accordance with Schedule 5 [Dispute Resolution Procedure] to the TAAS Agreement entered into between the Clients on or about [DATE] (the “TAAS Agreement”). A copy of Schedule 5 [Dispute Resolution Procedure] to the TAAS Agreement has been provided to the Referee Appointee.

2.	Referee Appointee agrees to act honestly, independently and in good faith as Referee, as defined in TAAS Agreement. Referee Appointee confirms and warrants that except as disclosed to each Party, it has no relationship with any Client which could be perceived as a conflict of interest in respect of its impartiality or role as Referee under the TAAS Agreement. The Referee Appointee agrees to keep all matters related to its appointment hereunder, the TAAS Agreement and all matters related to this retainer strictly confidential and not to disclose any information or documents which it receives in respect of this retainer.

3.	The Referee Appointee shall be entitled to be paid by the Clients its reasonable out of pocket expenses and a fee of $_______ per hour (“Referee Amounts”). Each Client shall be responsible to pay 50% of all of Referee Amounts, invoiced monthly in arears within 30 days of receipt of a detailed invoice from the Referee Appointee. Each Client shall not be responsible to pay any amount which is not paid by the other Client.

4.	To the extent permitted by Applicable Law, the Referee Appointee shall not be liable to either Client for any loss, claim or damage which results from the actions of the Referee Appointee or arises out of or relates to this Referee Retainer Agreement or the matters in respect of which the Referee is being retained except in the event of a breach of Section 2 of this Referee Appointment Agreement and except to the extent of the Referee Appointee’s wilful misconduct or fraud.

5.	This Agreement may be terminated by agreement of the Clients on 30 days prior written notice and shall terminate at the time that the Referee Appointee renders its decision in accordance with the requirements of the TAAS Agreement. The payment obligations of the Clients and the provisions of Section 4 shall survive termination.

6.	The laws of the State of Ohio shall govern the construction and interpretation of this Agreement.

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7.	Any notices required under this Agreement shall be in writing and shall be deemed to have been duly served if delivered in person to the party for whom it is intended or if delivered at or sent by registered or certified mail to the address indicated below:

Referee:

[ADDRESS FOR SERVICE]

[Customer Name]:

[ADDRESS FOR SERVICE]

[Provider Name]:

[ADDRESS FOR SERVICE]

8.	This Agreement may be executed in one or more counterparts. Any single counterpart or a set of counterparts executed, in either case, by all of the Parties will constitute a full, original and binding agreement for all purposes. Counterparts may be executed either in original, faxed or electronic mail form.

[REFEREE]

Name:
Title:

[CUSTOMER NAME]

Name:
Title:

[PROVIDER NAME]

Name:
Title:

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SCHEDULE 6

Customer Support Services

In addition to any other obligations of Customer pursuant to the TAAS Agreement, Customer shall perform any additional obligations identified and agreed to by the Parties as being the responsibility of the Customer and, once identified, all such obligations shall be at Customer’s sole risk, cost and expense, including in respect of payment.

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SCHEDULE 7

Article 1
general

1.1	Changes in the Project Work (including changes in the GMP - Phase 2 or the GMP - Phase 3, as applicable) or the Project Services (including, without limitation, changes caused by an Excused Failure as provided in Section 7.4 of the TAAS Agreement or a Change in Law or a change in Customer Policies as provided in Section 7.2 of the TAAS Agreement) may be accomplished after execution of the Agreement, and without invalidating the Agreement, by Change Order or Change Directive (collectively, a “Change”), subject to the limitations stated in this Schedule 7 [Changes] and elsewhere in the TAAS Agreement.

1.2	A Change Order shall be based upon agreement between Provider and Customer. Subject to Section 3.2, Customer may issue a Change Directive without agreement of Provider.

1.3	Changes in the Project Work or the Project Services shall be performed under applicable provisions of the TAAS Agreement, and Provider shall proceed promptly, unless otherwise provided in the Change Order or Change Directive.

1.4	Provider shall be entitled to a Change Order in respect of an Excused Failure, a Change in Law or a change in Customer Policies, provided that, in the absence of agreement on the terms of a Change Order in respect of an Excused Failure or Change in Law or change in Customer Policies, Customer shall issue a Change Directive.

1.5	Any failure of Provider to provide the Project Services in accordance with the requirements of Article 3 of the TAAS Agreement as a result of implementing a Change shall be deemed to be an Excused Failure and no Deductions shall apply in respect thereof.

Article 2
CHANGE ORDERS

2.1	A change order is a written instrument signed by Provider and Customer (a “Change Order”) stating their agreement upon all of the following:

(a)	the change in the Project Work (including changes in the GMP - Phase 2 or the GMP - Phase 3, as applicable) or the Project Services;

(b)	the method of adjustment or the amount of the adjustment, if any, in the GMP - Phase 2, GMP - Phase 3, the Indexed Payments (or any component thereof), or other method of payment for the change; provided that if Provider elects not to finance the capital cost of any change in the Project Work or the Project Services, such capital cost shall be paid by Customer to Provider on a lump sum or on an agreed progress basis as the capital work is performed;

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 7 [Changes] EXECUTION VERSION

(c)	the extent of the adjustment, if any, in the scheduled Phase 2 Project Work substantial completion date, scheduled Phase 3 Project Work substantial completion date and the Term; and

(d)	any other changes to the TAAS Agreement agreed by Provider and Customer.

Article 3
CHANGE DIRECTIVES

3.1	A change directive is a written order signed by Customer directing a change in the Project Work (including changes in the GMP - Phase 2 or the GMP - Phase 3, as applicable) or the Project Services prior to agreement on a Change Order (a “Change Directive”). Customer may by Change Directive, without invalidating the Agreement, order changes in the Project Work or the Project Services within the general scope of the TAAS Agreement consisting of additions, deletions or other revisions, with consequent changes to the scheduled Phase 2 Project Work substantial completion date, scheduled Phase 3 Project Work substantial completion date, the Term and/or the Indexed Payments (or any component thereof) or another method of payment as contemplated in Section 2.1 above and in accordance with Sections 3.4 and 3.8 below.

3.2	Provider shall not be required to comply with a Change Directive issued by Customer in following circumstances:

(a)	Provider, acting reasonably, determines that complying with the Change Directive would result in a violation of Applicable Law or create a danger to the health or safety of any person;

(b)	Provider, acting reasonably, is not satisfied that Customer is able to pay for or finance the Change Directive;

(c)	Provider, acting reasonably, determines that the requirements of the Change Directive are not within the general scope of the TAAS Agreement;

(d)	Provider, acting reasonably, determines that the Change Directive relates to any environmental damage or Hazardous Materials; or

(e)	after the Phase 2 Project Work substantial completion date or the Phase 3 Project Work substantial completion date, Provider, acting reasonably, determines that the Change Directive involves material change to the Project Facilities.

3.3	A Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

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3.4	Provider’s compensation for a Change Directive shall be paid by Customer to Provider as agreed between them in accordance with the following and failing agreement as provided in Section 3.8:

(a)	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

(b)	unit prices stated in the Design Documentation or subsequently agreed upon by the Parties; or

(c)	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee.

3.5	If unit prices are stated in the Design Documentation or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Change Directive so that application of such unit prices to quantities of Project Work proposed will cause substantial inequity to Provider or Customer, the applicable unit prices shall be equitably adjusted.

3.6	Subject to Section 3.2, upon receipt of a Change Directive, Provider shall promptly proceed with the change in the Project Work or the Project Services involved and advise Customer of Provider’s agreement or disagreement with the method, if any, provided in the Change Directive for determining the proposed adjustment in the Project Work or the Project Services, the GMP - Phase 2, the GMP - Phase 3, the Indexed Payments (or any component thereof), or other payment method or in the scheduled Phase 2 Project Work substantial completion date, the scheduled Phase 3 Project Work substantial completion date or Term.

3.7	A Change Directive signed by Provider indicates Provider’s agreement to proceed therewith. In the event that Provider agrees with Customer’s proposed method of payment for the Change Directive, Provider shall state so explicitly in writing to Customer and such method of adjustment shall then be binding on Provider.

3.8	Subject to Section 3.7, the adjustment to Provider’s payment resulting from a Change Directive will be the change in Provider’s reasonable costs, expenditures and savings for the performance of the Project Work or the Project Services attributable to the change, including, in case of an increase, an amount for overhead and profit of sixteen (16) percent in respect of the Project Work and, in respect of the Project Services, a reasonable and equitable amount having regard to the risk being undertaken by the Provider and the margins for public private partnership transactions generally. In such case, and also under Section 3.4, the Provider shall keep and present, in such form as Customer may reasonably prescribe, an itemized accounting of its costs related to the Change Directive together with appropriate supporting data. In respect of the Project Work, unless otherwise provided in the Design Documentation, costs for the purposes of this Section 3.8 shall be limited to Allowable Costs.

3.9	The amount of credit to be allowed by the Provider to the Customer for a deletion or change that results in a net decrease in the Indexed Payments or other charges shall be the actual net decrease in Provider’s cost. The amount of the Change Order or the Change Directive shall include all costs arising from, or related to, the change including, without limitation, any debt and/or financing costs, but only to the extent that such costs are incurred by Provider.

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3.10	Pending final determination of the total cost of a Change Directive, Provider may require payment for Project Work or the Project Services completed under the Change Directive in a monthly invoice delivered by Provider to Customer. Customer will make an interim determination for purposes of payment or certification of payment for those costs deemed to be reasonably justified. Customer’s interim determination of cost shall adjust the Indexed Payments (or any component thereof) or other payment method as contemplated in Section 2.1(b) above, on the same basis as a Change Order, subject to the right of Provider to disagree and assert a claim in accordance with Schedule 5 [Dispute Resolution Procedure].

3.11	Payments by Customer to Provider in respect of invoices delivered pursuant to Section 3.10 shall be, prior to the Phase 2 Project Work substantial completion date or the Phase 3 Project Work substantial completion date, as applicable, be paid at the same time as the construction draw for the relevant month and after the Phase 2 Project Work substantial completion date or the Phase 3 Project Work substantial completion date, as applicable, at the time the Indexed Payment is made in respect of the relevant month.

3.12	When Provider and Customer agree with a determination concerning the adjustments in the Project Work or the Project Services; the GMP - Phase 2; the GMP - Phase 3 and the Indexed Payments (or any component thereof) or other payment method and in the scheduled Phase 2 Project Work substantial completion date, the Phase 3 Project Work substantial completion date or Term, if applicable, or otherwise reach agreement upon the adjustments, such agreement shall be reduced to writing and Provider and Customer shall execute a Change Order. Change Orders may be issued for all or any part of a Change Directive.

3.13	If a Change Order or Change Directive requires Project Work or the Project Services to be provided on a time and material basis, Customer shall have the right to review all records (including time logs and daily work tickets) to verify the Project Work or the Project Services being performed and the cost thereof.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 7 [Changes] EXECUTION VERSION

SCHEDULE 8

CUSTOMER policies

See Attached

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 8 [Customer Policies] EXECUTION VERSION

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# GENERAL ACCESS POLICIES

## PURPOSE

1. The purpose of these Policies is to outline general (and minimum) expectations for vendor and contractor company employees coming to *Hall of Fame Village, powered by Johnsons Controls* to perform an individual or series of services or jobs. Furthermore, to protect both people and assets, let it be known that any person, including vendors and contractors, could be walking, traveling, and working in or around areas covered by security, including video surveillance.

## EXPECTATIONS

2. **Uniforms, Badges, and Vehicles**
   Vendor and contractor company employees will, at all times, be clearly identified by wearing of full uniforms with their company name and logo. Name badges will be visibly worn at all times. Uniforms and badges must meet reasonable standards. Vehicles must also be identified with their company name and logo. Vendor and contractor company will supply all uniforms, badges, and vehicles to its employees at its cost.

3. **Personnel Training**
   All vendor and contractor company employees must be trained, at vendor and contractor company's expense, for their specific duties and/or scope of service. *Hall of Fame Village, powered by Johnson Controls* may, upon formal request, ask for verification of training.

4. **Qualifications for Vendor and Contractor Company Employees**

   4.1 Vendor and contractor company represents and warrants that, and Employment Eligibility Verification (commonly known as an I-9 Form), issued by the U.S. Citizenship and Immigration Services, has been properly completed, for each employee that works at *Hall of Fame Village, powered by Johnson Controls* and the I-9 form for each employee is maintained by the company.

   4.2 Subject to applicable laws, vendor and contractor company employees will be required to complete all background forms and pass all background checks that may be required by *Hall of Fame Village, powered by Johnson Controls*.

   4.3 Vendor and contractor company represents and warrants that its employees performing specific duties and/or scope of service at *Hall of Fame Village, powered by Johnson Controls* have gone through criminal background checks and drug screening tests, at its cost.

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4.4 Vendor and contractor company must be informed, at all times, of the names of all personnel assigned to perform specific duties and/or scope of service at *Hall of Fame Village, powered by Johnson Controls.*

4.5 Vendor and contractor company employees performing specific duties and/or scope of service at *Hall of Fame Village, powered by Johnson Controls* must be capable of reading, writing, and speaking of the English language.

4.6 *Hall of Fame Village, powered by Johnson Controls* reserves the right to have any vendor and contractor company employee removed from its facilities, buildings, or venues, with or without cause.

5. **Alcohol and Drug Use**
Neither vendor and contractor company, nor its employees, agents or subcontractors may perform any specific duties and/or scope of service while under the influence of any alcoholic beverage, illegal drug, or mind-altering substance (except any medically-prescribed drug that does not affect the user's ability to perform safely and efficiently). Vendor and contractor companies and its employees, agents, and subcontractors shall not possess, distribute, offer for sale, or sell any alcoholic beverage, illegal drug, mind-altering substance (except any medically-prescribed drug may be possessed for uses otherwise consistent with this provision), or drug paraphernalia at any time or during the period in which such employee is performing specific duties and/or scope of service.

6. **Access to Premises**
Vendor and contractor company, its officers, employees, agents and representatives shall have access to *Hall of Fame Village, powered by Johnson Controls* facilities, building, or venues to perform any specific duties and/or scope of service at reasonable and contracted times. Access to tenant spaces and/or key entry shall be coordinated through **ACCESS CONTROL PROCEDURES**. *Hall of Fame Village, powered by Johnson Controls* will facilitate a location for vendor and contractor company employees to park vehicles and report in upon arrival.

## ACCESS CONTROL PROCEDURES

### PURPOSE

7. The purpose of these Procedures is to outline the process for authorizing, monitoring and controlling Access to all *Hall of Fame Village, powered by Johnson Controls* facilities, buildings, or venues. Furthermore, to protect both people and assets, let it be known that any person, including vendors and contractors, could be walking, traveling, and working in or around areas covered by security, including video surveillance.

### DEFINITIONS

8. For the purposes of these Procedures the following definitions apply:

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**"Access"** means the issue of a key, Access Card or biometric access.

**"Access Card"** means a specialized ID card that is programmed for use with an electronic locking system.

**"Authorized User"** means any individual who has been issued a key, Access Card, or biometric access.

**"Biometric Reader"** means a specialized electronic reader that is programmed that scans one's visual or finger impression for use with an electronic locking system.

**"Designated Authority"** means the person who has been designated to establish, authorize and maintain Access Control measures.

**"Electronic Access Control"** means an electronic locking system that is activated by an Access Card or Biometric Reader.

**"Exterior Building Key"** means a key or Access Card that operates exterior door locks.

**"Grand Master Key"** means a key or Access Card that operates interior and exterior locks for multiple facilities, buildings, or venues.

**"Master Key"** means a key or Access Card that operates all locks within a single facility, building, or venue.

**"Secured Key"** means a Sub-Master Key, Operational Key or Access Card to areas of restricted Access (e.g. data sensitive rooms, network, MDF, IDF, video security).

**"Sub-Master Key"** means a key or Access Card that operates one group of locks within a facility, building, or venue (e.g. a suite of doors or all doors on an entire floor).

**"Operational Key"** means a key or Access Card that operates a single lock and/or set of locks that are keyed alike (e.g. mechanical rooms: HVAC, plumbing, electrical).

## PROCEDURES

### 9. General

9.1. Controlled access to any *Hall of Fame Village, powered by Johnson Controls* facility, building, or venue will only be issued to individuals who meet the requisite knowledge, training and certification for the respective area. Additional security or procedural check-in may be required at the discretion of *Hall of Fame Village, powered by Johnson Controls.*

9.2. *Hall of Fame Village, powered by Johnson Controls* is responsible for:

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a) Making recommendations for the establishment, review and revision of Village-wide policies and Procedures related to Access control measures for all facilities, buildings, and venues.

b) Ensuring that Access control measures are compliant with all applicable municipal, provincial and federal laws.

c) Authorizing all requests for keys, Access Cards and Biometric Access.

d) Collaborating with Designated Authorities to ensure that adequate Access control measures are established and maintained.

e) Authorizing the installation, management and maintenance of locks and Electronic Access Control systems.

f) Establishing and monitoring a process for the regular audit of Access control measures.

9.3. The Designated Authority is responsible for:

a) Authorizing all requests for keys, Access Cards and Biometric Access, issuing keys, reporting lost keys, and conducting Access control audits.

b) Ensuring that all individuals for whom they authorize Access are informed of and are following applicable policies and Procedures regarding their Access.

**10. Keying System**

10.1. *Hall of Fame Village, powered by Johnson Controls* implements systems that will ensure security and reasonable convenience to occupying facilities, building, or venues.

**11. Requesting Access**

11.1. Access may be requested on a continuing or temporary basis depending on the stated need.

11.2. Requests for keys, Access Cards, including new Cards or the programming of existing cards, and Biometric Access must be submitted using the appropriate Access Request Form. Additional Check-in/Out procedures may apply.

11.3. Key Access Request

a) Under normal circumstances keys will be ready for pick up on the same business day after the key request has been received. Individuals must present identification when picking up their key(s).

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b) Requests for a replacement key or additional keys must include supporting rationale.

11.4. Access Card Request

a) Individuals requiring Access to an electronically controlled building/room must submit a completed Access Card Form.

**12. Discontinuing Access**

12.1. When an Individual no longer requires Access, it is the responsibility of the Designated Authority to ensure that Access Card Access is deactivated and that the individual returns all key(s) issued.

**13. Service Access**

13.1. The Designated Authority must provide approval before Access can be provided to perform any routine or scheduled maintenance, inspection, construction or service.

a) The Designated Authority is responsible for coordinating with the users of the facility, building, venue or other applicable department or service provider for ensuring that timely and appropriate Access and can be provided.

b) Keys, Access Cards and Biometric Access may not be issued to a service provider without the approval of the Designated Authority.

**14. Restricted Access**

14.1. Access which is deemed hazardous and/or have special security requirements must have the approval of the Designated Authority. Examples of restricted areas include but are not limited to: electrical switch vaults, boiler plants, data sensitive rooms, network, MDF and IDF rooms.

**15. Emergency Access**

15.1. In the event of an emergency, Access control will be the responsibility of the Emergency Management Response Team (EMRT) established under the Emergency Preparedness Plan or the individual or agency having jurisdiction for the response to the event.

15.2. Reasonable efforts will be made to communicate with the Designated Authority once the immediate threat has been resolved.

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**16. Lost Keys /Access Cards**

16.1. Individuals possessing keys and Access Cards are responsible for such keys and Access Cards.

16.2. If an individual loses a key or Access Card, or it is stolen, the individual must report this immediately by notifying the Designated Authority. A replacement key or Access Card may be issued through completion of the appropriate Access Request Form.

**17. Rest of Page Intentionally Left Blank.**

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SCHEDULE 9

RELIANCE DOCUMENTS

None.

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Schedule 10

Construction Additional General Terms and Conditions

Article 1
Design Documentation, Construction Documentation and Shop Drawings

1.1	References. The provisions of this Schedule 10 (including all attachments) shall apply to both the Phase 2 Work and the Phase 3 Work. All references to Project Work shall mean the Phase 2 Work or the Phase 3 Work, as applicable. All references to Construction Price shall mean the Construction Price - Phase 2 and the Construction Price - Phase 3, as applicable, all references to GMP shall mean the GMP - Phase 2 and the GMP - Phase 3, as applicable, all references to Customer Schedule shall mean Customer Schedule – Phase 2 and Customer Schedule – Phase 3, as applicable.

1.2	Modified AIA Document Customer and Provider acknowledge that a modified version of AIA Document A201-2007 is attached as Attachment 4 and that such modified version together with AIA Document A102-2017 is herein referred to as the “AIA Document”. The Parties shall, in good faith, settle the terms and conditions of the AIA Document, having regard to the terms and conditions of this Agreement, by November 15, 2020 and, once settled, the terms and conditions therein shall be incorporated in this Agreement by reference and shall apply to the Project Work. In the event of any conflict or inconsistency between the AIA Document and any term or condition of this Agreement, the terms and conditions of this Agreement shall govern. For purposes of the AIA Document, all references to Owner shall mean Customer, all references to Contractor shall mean Provider, all references to Work shall mean the Project Work (and, as applicable, the Phase 2 Work or Phase 3 Work).

1.3	Design Documentation and Construction Documentation. The Design Documentation reflects the expected scope of the Project Work and will serve as the basis of the preparation of the Construction Documentation by Customer and serve as the basis for the pricing of the Project Work by Provider. Customer shall prepare the Construction Documentation on the basis of the Design Documentation. The Construction Documentation may vary from the Design Documentation, provided that the Construction Documentation shall be consistent with and generally have the same scope as shown in the Design Documentation.

1.4	Shop Drawings. Provider shall be responsible for preparing shop drawings corresponding to the Construction Documentation provided by Customer to Provider (“Project Shop Drawings”).

1.5	Documentation Changes. To the extent that there is any material difference between the Design Documentation and the Construction Documentation, Provider shall be entitled to a Change in respect thereof. To the extent that the Parties cannot agree on the terms of a Change Order in respect of such difference, such difference shall be treated as a Change Directive.

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Article 2
General

2.1	Construction in Accordance with Construction Documentation. Provider shall construct, supply, commission and test the Project Work in accordance with the Construction Documentation, as the same may be prepared by Customer and provided to Provider in accordance with the terms of this Agreement.

2.2	Licensing. Provider shall comply with any applicable licensing requirements in the jurisdiction where the Project is located.

2.3	No Relief. Provider shall not be relieved of the obligation to perform the Project Work in accordance with the Construction Documentation by the tests, inspections or approvals of Customer, except as expressly provided in this Agreement.

2.4	Compliance With Law. Provider shall perform the Project Work in compliance with Applicable Law. If Provider performs Project Work contrary to Applicable Law, Provider shall assume responsibility for all such Project Work and shall bear the costs attributable to correction, except to the extent such Project Work was completed based on instructions received from Customer.

2.5	Limitation on Performance Obligation. Neither Provider, Customer nor any Subcontractor shall be obligated to perform any act which they believe will violate Applicable Law. If Provider determines that implementation of any instruction received from Customer would cause a violation of Applicable Law, Provider shall as soon as reasonably practicable notify Customer in writing. Upon verification by Customer that a change to Customer’s instruction is required to remedy the violation, Customer and Provider shall execute a Change Order, or Customer shall issue a Change Directive, in accordance with Schedule 7 [Changes], as applicable.

2.6	Provider Person. Provider shall be responsible to Customer for acts and omissions of any Provider Person performing any portion of the Project Work.

Article 3
General Consultation

3.1	Consultation and Meetings. Provider shall schedule and conduct periodic meetings with Customer to review matters such as procedures, progress, coordination, and scheduling of the Project Work.

Article 4
Progress Reports

4.1	Monthly Reporting. Provider shall keep Customer informed of the progress and quality of the Project Work. On a monthly basis or as otherwise agreed to by Customer and Provider, Provider shall submit written progress reports to Customer, showing estimated percentages of completion and other information identified below:

(a)	Project Work completed for the period;

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(b)	Project Work Schedule status;

(c)	Submittal Schedule and status report, including a summary of outstanding Project Shop Drawings;

(d)	Responses to requests for information to be provided by Provider;

(e)	Approved Change Orders and Change Directives;

(f)	Pending Change Order and Change Directive status reports;

(g)	Tests and inspection reports;

(h)	Status report of Project Work rejected by Customer;

(i)	Status of claims previously submitted in accordance with Schedule 5 – [Dispute Resolution Procedure];

(j)	Scheduled draws as compared to Schedule of Values; and,

(k)	Additional information as agreed to by Customer and Provider, each acting reasonably.

Article 5
Construction Period Payments

5.1	Construction Payments. Customer shall pay Provider the Construction Price, up to the GMP set forth in Attachment 1 [Construction Payments] to this Schedule 10 - [Construction Additional General Terms and Conditions], and any other amounts owed hereunder by Customer to Provider (collectively, the “Construction Payments”) on a progress payment basis in accordance with Attachment 1C.

5.2	Additional Payment Conditions. The provisions of Sections 6.1(a) [Project Work Payments], 6.1(d) [Method of Payment], 6.1(e) [Taxes Payable by Customer], 6.2 [Taxes] and 6.3 [Overdue Amounts] of the main body of this TAAS Agreement shall apply to all Construction Payments.

5.3	Guaranteed Maximum Price. Customer and Provider have established an indicative guaranteed maximum price (“GMP”) for the Project Work as set out in Attachment 1A or 1B, as applicable. At the request of the Customer for a Customer supplied date, a firm GMP shall be agreed to by the Parties, acting reasonably. At the conclusion of the Project Work, any amount of the Construction Price in excess of the GMP will be paid by Provider without reimbursement by Customer.

Article 6
Provider’s Schedules

6.1	Project Work Schedule. Provider, within sixty (60) days after execution of this Agreement, shall prepare and submit for Customer’s review and approval, a resource loaded schedule for the Project Work which shall conform to the requirements of the Customer Schedule (the “Project Work Schedule”). The Project Work Schedule, including the commencement date, the time required for construction, supply testing and commissioning, shall show Substantial Completion of the Project Work required for each Project Facility or Phase by the Scheduled Project Work Substantial Completion Date for such Project Facility or Phase, shall be revised at appropriate intervals as required by Change Orders, Excusing Events, the conditions of the Project Work and the Project, shall be related to the entire Project Work, and shall include and identify, as separate items, allowances for reasonable periods of time required for Customer’s review. Provider shall take due account of any comments received from Customer in respect of the schedule.

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6.2	Performance to Schedule. Provider shall perform the Project Work in general accordance with the most recent schedule submitted to Customer and Customer and Provider shall coordinate their activities to facilitate performance of the Project Work in accordance with the Project Work Schedule.

6.3	Updated Schedules. Customer shall provide to Provider an updated Customer Schedule for the Project at regular intervals and no less than monthly. Provider shall update the Project Work Schedule to the extent required to coordinate with the Customer Schedule, and shall be entitled to an Excusing Cause to the extent that the time for performance of the Project Work is extended or the order of the Project Work is required to be revised as a result of changes to the Customer Schedule.

Article 7
Provider’s Submittals

7.1	Submittal Schedule. Prior to submission of any Project Shop Drawings, Provider shall prepare a Project Shop Drawing schedule, and shall submit the schedule for Customer’s approval (the “Submittal Schedule”). Customer’s approval and/or comments shall be returned to Provider within ten (10) Business Days. The Submittal Schedule shall (i) be coordinated with the Project Work Schedule, (ii) allow Customer reasonable time to review Project Shop Drawings (ten (10) Business Days for each Project Shop Drawing), and (iii) be periodically updated to reflect the progress of the Project Work.

7.2	Performance at Risk. If Provider shall perform any portion of the Project Work for which the Construction Documentation requires Project Shop Drawings before Customer has approved the respective Project Shop Drawing, Provider shall be deemed to be proceeding at risk and to the extent any Project Work must be removed, added or revised as a result of Provider proceeding at risk, Provider shall bear the risk of such removal, addition or revision.

7.3	Professional Services. All Project Shop Drawings requiring professional design services or certifications to be provided by Provider, including all drawings, calculations, specifications, certifications, shall contain the signature and seal of the licensed design professional preparing them, when required by Applicable Law. Customer understands and agrees that the services of Provider’s consultants are performed in the sole interest of, and for the exclusive benefit of, Provider.

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Article 8
Customer Review of Submittals

8.1	Customer Approval Limitation. Customer shall review and approve or take other appropriate action on Project Shop Drawings. Review of Project Shop Drawings is not conducted for the purpose of (i) determining the accuracy and completeness or other details, such as dimensions and quantities or (ii) for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of Provider. Customer’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by Customer, of any construction means, methods, techniques, sequences or procedures.

8.2	Customer Approval. Customer review and approval of Project Shop Drawings is conducted for the purpose of determining that the Project Shop Drawings are in conformance with the Construction Documentation, which is the responsibility of Customer.

8.3	Deemed Approval. Customer’s action will be taken in accordance with the Submittal Schedule approved by Customer, in the absence of an approved Submittal Schedule, with reasonable promptness while allowing sufficient time to permit adequate review and in a timely manner to allow Provider to proceed in accordance with the then current Project Work Schedule. Customer’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

8.4	Customer Response to Submittal. Customer shall respond to each such Project Shop Drawing within the time allowed by the Submittal Schedule either approving the Project Shop Drawing and confirming that the Project Shop Drawing is in conformance with the requirements of the Construction Documentation or by rejecting the Project Shop Drawing and providing a reasonably detailed explanation of the reasons that the Project Shop Drawing was rejected. Customer’s failure to respond to a Project Shop Drawing within the time permitted by Section 8.3 shall be deemed to be an approval of such Project Shop Drawing, including that such Project Shop Drawing is in accordance with the Construction Documentation.

Article 9
Construction

9.1	Provider’s Responsibility for Construction. Provider shall supervise and direct the Project Work, using the skill and attention of a prudent Provider. Provider shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures (except as expressly provided otherwise in this Agreement), and for coordinating all portions of the Project Work under this TAAS Agreement, unless the Design Documentation gives other specific instructions concerning these matters.

9.2	Provider’s Inspections. Provider shall be responsible for inspection of portions of the Project Work already performed to determine that such portions are in proper condition to receive subsequent Project Work.

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Article 10
Labor and Materials

10.1	Provider’s Responsibility For Labor and Materials. Subject to Section 10.2, unless otherwise provided in the Design Documentation, Provider shall provide and pay for labor, supplies, materials, equipment, tools, construction equipment and machinery, transportation, and other facilities and services, necessary for proper execution and completion of the Project Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Project Work.

10.2	Owner’s Responsibility For Utilities Materials. Unless otherwise provided in the Design Documentation, Customer shall provide and pay for all utilities required in connection with the Project Work, including without limitation all water, heat, electricity, gas, garbage disposal and sewage.

10.3	Substitutions and Limitation on Substitutions. When a particular material or system is specifically specified in the Design Documentation, except to the extent specifically permitted in the Design Documentation, Customer may make substitutions only in accordance with Schedule 7 [Changes] to the TAAS Agreement, provided that Customer may not make any changes to the Provider In-Scope Systems without the prior written consent of Provider.

10.4	Responsibility for Labor. Provider shall enforce strict discipline and good order among Provider Persons carrying out the Project Work. Provider shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them and shall ensure that Provider’s safety standards are applied to all Project Work.

10.5	Parking. Construction parking passes will be issued to Provider by Customer as needed for access to the Project Work at Provider’s cost.

Article 11
Concealed or Unknown Conditions

11.1	Concealed or Unknown Conditions. If during the performance of the Project Work Provider encounters conditions described in Section (f) of the definition of Excused Failure, including for the avoidance of doubt any of the subsections of Section (f), Provider shall promptly provide notice to Customer before such conditions are disturbed and in no event later than five (5) Business Days after first observance of the conditions. Customer shall promptly investigate such conditions and report to Provider in respect thereof. If Customer agrees that the conditions constitute an Excused Failure, Customer shall recommend an equitable adjustment in the Construction Price, Project Work Schedule and Scheduled Project Work Substantial Completion Date, as applicable. If Customer does not so agree, Customer shall promptly notify Provider in writing, stating the reasons. If Provider disputes Customer’s determination or recommendation, Provider may proceed as provided in Schedule 5 [Dispute Resolution Procedure].

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11.2	Damage to Customer’s Property. Where Provider is performing Project Work, on the Premises, Provider shall be responsible for any damage to Customer’s property resulting from the Project Work. Notwithstanding the foregoing, Provider shall not be liable for damage to any property which was previously damaged, improperly installed, weakened items, or items not suitable for the purpose that they are performing.

Article 12
Human Remains and Archaeological Premisess

12.1	Archeological Materials. In addition to the obligations of Provider and Customer described above in Section 11.1, if during the performance of the Project Work Provider encounters an Excused Failure described in Section (f)(iv) of the definition of Excused Failure, Provider shall suspend any Project Work which would disturb such conditions until otherwise instructed by Customer and Customer shall promptly take any action necessary to allow Provider to proceed with any part of the Project Work so suspended including obtaining any governmental authorization required to resume such part of the Project Work.

Article 13
Documents and Submittals

13.1	Customer shall maintain at the Premises one copy of the Design Documentation and a current set of the Construction Documents, in good order and marked currently to indicate field changes and selections made during construction. Provider shall maintain at the Premises one copy of the approved Project Shop Drawings.

Article 14
Cleaning Up

14.1	Provider shall keep the Premises and surrounding area free from accumulation of waste materials or rubbish caused by Project Work. At completion of the Project Work at each Project Facility, Provider shall remove waste materials, rubbish, Provider’s tools, construction equipment, machinery and surplus materials from and about such Project Facility.

Article 15
Health and Safety

15.1	Customer shall notify and train Provider regarding Project safety criteria and programs, which Provider and the Provider Person’s performing any part of the Project Work, shall comply with while at the location of the Project Work.

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Article 16
Provider Rights

16.1	Visits to the Project Work by Customer shall not be construed to create an obligation on the part of Customer to make on-site inspections to check the quality or quantity of the Project Work. Customer shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for Provider’s compliance with the safety precautions and programs in connection with the Project, because these are solely Provider’s responsibility.

16.2	Customer shall not be responsible for Provider’s failure to perform the Project Work in accordance with the requirements of the Project Shop Drawings approved by Customer. Customer shall not have control over or charge of, and will not be responsible for acts or omissions of Provider, or its Subcontractors.

16.3	Customer has the authority to reject Project Work that does not conform to the Project Shop Drawings approved by Customer. Customer shall have authority to require inspection or testing of the Project Work in accordance with the Design Documentation, whether or not such Project Work is fabricated, installed or completed. However, neither this authority of Customer nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of Customer to Provider or any Subcontractor, or other persons or entities performing portions of the Project Work.

Article 17
Substantial Completion

17.1	If Provider considers that the Project Work has achieved Substantial Completion, Provider shall prepare a deficiency list and submit same to Customer. Failure to include an item on the deficiency list does not alter the responsibility of Provider to complete all Project Work in accordance with the Project Shop Drawings.

17.2	Upon receipt of Provider’s list, Customer shall make an inspection to determine whether the Project Work has achieved Substantial Completion. If Customer’s inspection discloses any item, whether or not included on Provider’s list, which is not sufficiently complete in accordance with the Project Shop Drawings so as to be considered to have achieved Substantial Completion, Provider shall, before issuance of a Certificate of Substantial Completion in respect of the Project Work, complete or correct such item upon notification by Customer. In such case, Provider shall then submit a request for another inspection by Customer to determine whether the Project Work has achieved Substantial Completion.

17.3	When the Project Work has achieved Substantial Completion, Provider will prepare for Customer’s signature a Certificate of Substantial Completion. Subject to compliance with Section 17.2, Customer shall sign and return such Certificate of Substantial Completion within two (2) Business Days. Unless otherwise specified in the Project Shop Drawings, Warranties required by the Design Documentation shall commence on the date Substantial Completion in respect of that portion of the Project Work which has achieved Substantial Completion unless otherwise provided in the Certificate of Substantial Completion.

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Article 18
Uncovering of Work

18.1	If Customer has reasonable grounds to believe that Project Work which has been covered has not been performed in accordance with the Project Shop Drawings, Customer may request to examine such portion of the Project Work that Provider has covered to determine if the Project Work has been performed in accordance with the Project Shop Drawings approved by Customer. If such Project Work is in accordance with the Project Shop Drawings approved by Customer, or if Customer was provided with an opportunity to inspect before such Project Work was covered, Provider shall be entitled to a Change Order or Change Directive and adjustment of the Project Work Schedule and Scheduled Project Work Substantial Completion Date to compensate it for the cost and time required in respect of the uncovering, recovering and ancillary work required as a result of Customer’s request. If such Project Work is not in accordance with the Project Shop Drawings approved by Customer and if Customer was not provided with an opportunity to inspect such Project Work before it was covered, the costs of uncovering and correcting the Project Work shall be at Provider’s expense and Provider shall not be entitled to a change in the Project Work Schedule and Scheduled Project Work Substantial Completion Date unless the condition was caused or contributed to by Customer or a Customer Person in which event Provider shall be entitled to a Change Order or Change Directive and adjustment of the Project Work Schedule and Scheduled Project Work Substantial Completion Date to compensate it for the cost and time required in respect of the uncovering, recovering and ancillary work required as a result of Customer’s request.

Article 19
Correction of Work

19.1	Before the commencement of the Project Services Period or Interim Project Services Period for each Project Facility for each Phase, as applicable, Provider shall promptly correct Project Work rejected by Customer or failing to conform to the requirements of the Project Shop Drawings, discovered before commencement of the Project Services Period or Interim Project Services Period for each Project Facility for each Phase, as applicable, whether or not fabricated, installed or completed. Costs of correcting such rejected Project Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for any design consultant employed by Customer whose expenses and compensation were made necessary thereby, shall be at Provider’s expense. For the avoidance of doubt, the determinations of Customer in respect of the need for any such work shall be subject to dispute by Provider in accordance with Schedule 5 [Dispute Resolution Procedure].

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Article 20
Acceptance of Nonconforming Work

20.1	If Customer elects in its discretion to accept Project Work that is not in accordance with the requirements of the Project Shop Drawings approved by Customer, Customer may do so instead of requiring its removal and correction, in which case Customer shall issue a Change Order or Change Directive, as the case may be, with an appropriate and equitable adjustment to the Project Work. Such adjustment shall be effected whether or not final payment has been made. For the avoidance of doubt, the determinations of Customer in respect of the need for any adjustment and the quantum of any such adjustment shall be subject to dispute by Provider in accordance with Schedule 5 [Dispute Resolution Procedure].

Article 21
Tests and Inspections

21.1	Tests, inspections and approvals of portions of the Project Work shall be made as required by the Design Documentation and by Applicable Law. Unless otherwise provided, Customer shall make arrangements for all third party tests, inspections and approvals with an independent testing laboratory or entity acceptable to Provider acting reasonably, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals except for the costs of Provider. Customer shall give Provider reasonable prior written notice of when and where tests and inspections are to be made so that Provider may be present for such procedures. Tests, inspections or approvals that do not become requirements until after the Effective Date shall be deemed to have resulted from a Change in Law. For clarity, Provider shall bear the cost of all third party tests, inspections or approvals which are required to be performed in conjunction with the permits issued in respect of the Project Work..

21.2	If such procedures for testing, inspection or approval under Sections 21.1 hereof reveal failure of the portions of the Project Work to comply with requirements established by the Design Documentation, all costs made necessary by such failure shall be at Provider’s expense.

21.3	Subject to Section 3.1(e) [Permits] of the main body of this TAAS Agreement, required certificates of testing, inspection or approval shall, unless otherwise required by the Design Documentation, be secured by Provider and promptly delivered to Customer.

21.4	If Customer is to observe tests, inspections or approvals required by the Design Documentation, Customer will do so promptly and, where practicable, at the normal place of testing.

21.5	Tests or inspections conducted pursuant to the Design Documentation shall be made promptly to avoid unreasonable delay in the Project Work.

Article 22
WARRANTIES

22.1	Provider shall provide in respect of the Project Work, the general warranties contemplated in the AIA Document together with the extended warranties set forth in Attachment 5.

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ATTACHMENT 1A
CONSTRUCTION PAYMENTS – PHASE 2

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 1B
CONSTRUCTION PAYMENTS – PHASE 3

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 1c
progress payment provisions

1.1 Payment Schedule

A Payment Schedule for each of Phase 2 and Phase 3 allocating the entire Construction Price for the respective Phase to the various portions of the Project Work shall be prepared and agreed by the Provider and Customer prior to the commencement of the Project Work for such Phase. The Provider shall amend the Payment Schedule from time to time, supported by such data to substantiate its accuracy as the Customer may require, such amendment to be agreed by the parties, acting reasonably. The Payment Schedule for each Phase, shall be used as a basis for reviewing the Provider’s Applications for Payment.

1.2 Applications for Payment

1.2.1 Provider shall submit to Customer by the 25th day of each month, a draft (pencil copy) of the Application for Payment and by no later than the 1st day of the following month Provider shall submit to Customer (or any construction manager appointed on behalf of Customer) an itemized Application for Payment for completed portions of the Project Work. The application shall be supported by data substantiating Provider’s right to payment as Customer may require, such as detailed back-up for Allowable Costs, line item break-out of any Subcontractor costs provided by the detailed back-up from the Subcontractor’s Application for Payment as well as conditional waivers for payments to be made (and the following month the unconditional waivers for payments made the previous month), together with copies of requisitions from consultants, Subcontractors, and material suppliers, and the Application for Payment shall reflect retainage as required.

1.2.1.1 Applications for Payment may include requests for payment on account of Allowable Costs and the Provider’s Fee, as well as Changes that have been properly authorized in accordance with the Agreement, or by interim determinations of Customer, but not yet properly authorized.

1.2.1.2 Applications for Payment shall not include requests for payment for portions of the Project Work for which Provider does not intend to pay the consultants, Subcontractors, material suppliers, or other persons or entities providing services or work for Provider, unless such Project Work has been performed by others whom Provider intends to pay.

1.2.2 Unless otherwise provided in the Agreement, payments shall be made for services provided as well as materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Project Work and which constitute Allowable Costs. If approved in advance by Customer, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing and which constitute Allowable Costs. Payment for materials and equipment stored on or off the Premises shall be conditioned upon compliance by Provider with procedures satisfactory to Customer to establish the Customer’s title to such materials and equipment or otherwise protect Customer’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

1.2.3 Provider warrants that title to all Project Work covered by an Application for Payment will pass to Customer no later than the time of payment. Provider further warrants that, upon submittal of an Application for Payment, all Project Work for which Certificates for Payment have been previously issued and payments received from Customer shall, to the best of Provider’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of Provider, consultants, Subcontractors, material suppliers, or other persons or entities entitled to make a claim by reason of having provided labor, materials and equipment relating to the Project Work.

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1.3 Certificates for Payment

The Customer shall, within seven (7) days after receipt of the Provider’s Application for Payment, issue to Provider a Certificate for Payment.

1.4 Decisions to Withhold Certification

1.4.1 Customer may withhold a Certificate for Payment in whole or in part to the extent reasonably necessary to protect Customer due to Customer’s determination that the Project Work has not progressed to the point indicated in Provider’s Application for Payment, or the quality of the Project Work is not in accordance with the Design Documentation. If Customer is unable to certify payment in the amount of the Application for Payment, Customer will notify Provider. If Provider and Customer cannot agree on a revised amount, Customer will promptly issue a Certificate for Payment for the amount that Customer deems to be due and owing to Provider. Customer may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued to such extent as may be necessary to protect Customer from loss for which Provider is responsible because of:

.1	defective Project Work, including design and construction, not remedied;

.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to Customer is provided by Provider;

.3	failure of Provider to make payments properly to the consultants, Subcontractors or others, for services, labor, materials or equipment;

.4	damage to Customer or a separate contractor;

1.4.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

1.5 Progress Payments

1.5.1 After Customer has issued a Certificate for Payment, Customer shall, subject to Section 1.7 of this Attachment 1C, make payment to Provider within 10 days of receipt of funds from Lender but in no event later than 45 days following the issuance of the Provider’s Application for Payment to the Customer or to any construction manager on behalf of the Customer.

1.5.2 Provider shall pay each consultant, Subcontractor, and other person or entity providing services or work for Provider no later than the time period required by Applicable Law, but in no event more than ten (10) days after receipt of payment from Customer the amount to which the consultant, Subcontractor, and other person or entity providing services or work for Provider is entitled, reflecting percentages actually retained from payments to Provider on account of the portion of the Project Work performed by the consultant, Subcontractor, or other person or entity. Provider shall, by appropriate agreement with each consultant, Subcontractor, and other person or entity providing services or work for Provider, require each consultant, Subcontractor, and other person or entity providing services or work for Provider to make payments to subconsultants and subcontractors in a similar manner.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

1.5.3 Provider will, on request and if practicable, furnish to a consultant, Subcontractor, or other person or entity providing services or work for Provider, information regarding percentages of completion or amounts applied for by Provider and action taken thereon by Customer on account of portions of the Project Work done by such consultant, Subcontractor or other person or entity providing services or work for Provider.

1.5.4 Customer has the right to request written evidence from Provider that Provider has properly paid the consultants, Subcontractors, or other person or entity providing services or work for Provider, amounts paid by Customer to Provider for the Project Work. If Provider fails to furnish such evidence within fifteen (15) days, Customer shall have the right to contact the consultants, and Subcontractors to ascertain whether they have been properly paid. Customer shall have no obligation to pay or to see to the payment of money to a consultant or Subcontractor, except as may otherwise be required by Applicable Law.

1.5.5 Provider payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 1.5.2, 1.5.3 and 1.5.4.

1.5.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by Customer shall not constitute acceptance of Project Work not in accordance with the Agreement.

1.6 Failure of Payment

If Customer does not issue a Certificate for Payment, through no fault of Provider, within the time required hereunder, then Provider may, upon 30 additional days’ written notice to Customer, stop the Project Work until payment of the amount owing has been received. The time periods for performance of the Project Work shall be extended appropriately and the GMP for the applicable Phase shall be increased by the amount of Provider’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Design Documentation.

1.7 Lien Indemnification.

Should any Subcontractor or any other person acting through or under Provider or any subcontractor file a lien or other encumbrance against all or any portion of the Project Work, the Premises or the Project, Provider shall, at its sole cost and expense, remove and discharge, by payment, bond or otherwise, that lien or encumbrance within ten (10) business days of the filing of that lien or encumbrance.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 2A
CUSTOMER SCHEDULE PHASE 2

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 2B
CUSTOMER SCHEDULE PHASE 3

Phase 3 detailed construction schedule is yet to be developed. Phase 3 Project Work is planned to begin in 2024 and end in 2025. Detailed schedule to be provided at least 6 months prior to Project Work starting on Phase III.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 3A
DESIGN DOCUMENTATION PHASE 2

All drawings, plans and specifications provided by Customer to Provider as of the date of this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 3B
DESIGN DOCUMENTATION PHASE 3

To be added to Agreement by Change Order once such Design Documentation are prepared.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 4
MODIFIED AIA DOCUMENT A201-2007

See Attached

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

DRAFT **AIA® Document A201™ – 2007**

General Conditions of the Contract for Construction

for the following PROJECT:
(Name and location or address)
« »
« »

THE OWNER:
(Name, legal status and address)
« »« »
« »

THE ARCHITECT:
(Name, legal status and address)
« »« »
« »

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An *Additions and Deletions Report* that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

TABLE OF ARTICLES

1 GENERAL PROVISIONS

2 OWNER

3 CONTRACTOR

4 ARCHITECT

5 SUBCONTRACTORS

6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7 CHANGES IN THE WORK

8 TIME

9 PAYMENTS AND COMPLETION

10 PROTECTION OF PERSONS AND PROPERTY

11 INSURANCE AND BONDS

12 UNCOVERING AND CORRECTION OF WORK

13 MISCELLANEOUS PROVISIONS

14 TERMINATION OR SUSPENSION OF THE CONTRACT

15 CLAIMS AND DISPUTES

ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)

1

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

INDEX
(Topics and numbers in bold are section headings.)

Acceptance of Nonconforming Work
9.6.6, 9.9.3, **12.3**
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.4.2, 13.7, 14.1, 15.2
Addenda
1.1.1, 3.11
Additional Costs, Claims for
3.7.4, 3.7.5, 6.1.1, 7.3.7.5, 10.3, 15.1.4
Additional Inspections and Testing
9.4.2, 9.8.3, 12.2.1, **13.5**
Additional Insured
11.1.4
Additional Time, Claims for
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, **15.1.5**
Administration of the Contract
3.1.3, **4.2**, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13
Allowances
3.8, 7.3.8
All-risk Insurance
11.3.1, 11.3.1.1
Applications for Payment
4.2.5, 7.3.9, 9.2, **9.3**, 9.4, 9.5.1, 9.6.3, 9.7, 9.10, 11.1.3
Approvals
2.1.1, 2.2.2, 2.4, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10, 4.2.7, 9.3.2, 13.5.1
Arbitration
8.3.1, 11.3.10, 13.1, 15.3.2, **15.4**
ARCHITECT
4
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4, 3.12.7, 4.1, 4.2, 5.2, 6.3, 7.1.2, 7.3.7, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4, 15.1.3, 15.2.1
Architect, Limitations of Authority and Responsibility
2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4, 9.4.2, 9.5.3, 9.6.4, 15.1.3, 15.2
Architect's Additional Services and Expenses
2.4, 11.3.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect's Administration of the Contract
3.1.3, 4.2, 3.7.4, 15.2, 9.4.1, 9.5
Architect's Approvals
2.4, 3.1.3, 3.5, 3.10.2, 4.2.7
Architect's Authority to Reject Work
3.5, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright
1.1.7, 1.5
Architect's Decisions
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.5.2, 15.2, 15.3
Architect's Inspections
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect's Instructions
3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.5.2
Architect's Interpretations
4.2.11, 4.2.12
Architect's Project Representative
4.2.10
Architect's Relationship with Contractor
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.4.2, 13.5, 15.2
Architect's Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect's Representations
9.4.2, 9.5.1, 9.10.1
Architect's Site Visits
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys' Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1, 5.2.1, 11.4.1
Binding Dispute Resolution
9.7, 11.3.9, 11.3.10, 13.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.4.1
Boiler and Machinery Insurance
11.3.2
Bonds, Lien
7.3.7.4, 9.10.2, 9.10.3
Bonds, Performance, and Payment
7.3.7.4, 9.6.7, 9.10.3, 11.3.9, **11.4**

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)

2

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment
4.2.1, 4.2.5, 4.2.9, 9.3.3, **9.4**, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.3
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4, 3.4.2, 3.7.4, 3.8.2.3, 3.11, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, **7.2**, 7.3.2, 7.3.6, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2, 15.1.3
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
2.2.1, 3.11, 4.2.8, **7**, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1, 11.3.9
Claims, Definition of
15.1.1
CLAIMS AND DISPUTES
3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, **15**, 15.4
Claims and Timely Assertion of Claims
15.4.1
Claims for Additional Cost
3.2.4, 3.7.4, 6.1.1, 7.3.9, 10.3.2, **15.1.4**
Claims for Additional Time
3.2.4, 3.7.4, 6.1.1, 8.3.2, 10.3.2, **15.1.5**
Concealed or Unknown Conditions, Claims for
3.7.4
Claims for Damages
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Claims Subject to Arbitration
15.3.1, 15.4.1
Cleaning Up
3.15, 6.3
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.3.1, 11.3.6, 11.4.1, 15.1.4
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, **4.2.4**
Completion, Conditions Relating to
3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Compliance with Laws
1.6, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3
Concealed or Unknown Conditions
3.7.4, 4.2.8, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 6.1.1, 6.1.4
Consent, Written
3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.3.1, 13.2, 13.4.2, 15.4.4.2
Consolidation or Joinder
15.4.4
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, **6**
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, **7.3**, 9.3.1.1
Construction Schedules, Contractor's
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
15.1.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.3.9, **14**
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.3.6, 11.4.1
Contract Documents, Copies Furnished and Use of
1.5.2, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.7.4, 3.8, 5.2.3, 7.2, 7.3, 7.4, **9.1**, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.3.1, 14.2.4, 14.3.2, 15.1.4, 15.2.5
Contract Sum, Definition of
9.1
Contract Time
3.7.4, 3.7.5, 3.10.2, 5.2.3, 7.2.1.3, 7.3.1, 7.3.5, 7.4, 8.1.1, 8.2.1, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2, 15.1.5.1, 15.2.5
Contract Time, Definition of
8.1.1

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)

3

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor's Construction Schedules
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contractor's Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1
Contractor's Liability Insurance
11.1
Contractor's Relationship with Separate Contractors and Owner's Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.3.7, 12.1.2, 12.2.4
Contractor's Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.3.1.2, 11.3.7, 11.3.8
Contractor's Relationship with the Architect
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.5, 15.1.2, 15.2.1
Contractor's Representations
3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor's Responsibility for Those Performing the Work
3.3.2, 3.18, 5.3, 6.1.3, 6.2, 9.5.1, 10.2.8
Contractor's Review of Contract Documents
3.2
Contractor's Right to Stop the Work
9.7
Contractor's Right to Terminate the Contract
14.1, 15.1.6
Contractor's Submittals
3.10, 3.11, 3.12.4, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.4.2
Contractor's Superintendent
3.9, 10.2.6
Contractor's Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.5, 7.3.7, 8.2, 10, 12, 14, 15.1.3
Contractual Liability Insurance
11.1.1.8, 11.2
Coordination and Correlation
1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.5, 2.2.5, 3.11
Copyrights
1.5, **3.17**
Correction of Work
2.3, 2.4, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, **12.2**
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.7
Costs
2.4, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.7, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.3, 12.1.2, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
3.14, 6.2.5
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 11.1.1, 11.3, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4, 11.3.1, 12.2.4
Damages, Claims for
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 15.2, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4, 15.1, 15.2
Decisions to Withhold Certification
9.4.1, **9.5**, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3, 2.4, 3.5, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Definitions
1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 15.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
3.2, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, **8.3**, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.5, 15.2.5
Disputes
6.3, 7.3.9, 15.1, 15.2
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
3.11
Effective Date of Insurance
8.2.2, 11.1.2
Emergencies
10.4, 14.1.1.2, 15.1.4
Employees, Contractor's
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)

4

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Equipment, Labor, Materials or
1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3.1, 3.4.1, 3.5, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.5, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3.1, 15.1.3
Extensions of Time
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2, 10.4, 14.3, 15.1.5, 15.2.5
Failure of Payment
9.5.1.3, **9.7**, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 9.8.2, **9.10**, 11.1.2, 11.1.3, 11.3.1, 11.3.5, 12.3, 14.2.4, 14.4.3
Financial Arrangements, Owner's
2.2.1, 13.2.2, 14.1.1.4
Fire and Extended Coverage Insurance
11.3.1.1
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, **10.3**
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, **3.18**, 9.10.2, 10.3.3, 10.3.5, 10.3.6, 11.3.1.2, 11.3.7
Information and Services Required of the Owner
2.1.2, **2.2**, 3.2.2, 3.12.4, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Initial Decision
15.2
Initial Decision Maker, Definition of
1.1.8
Initial Decision Maker, Decisions
14.2.2, 14.2.4, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Initial Decision Maker, Extent of Authority
14.2.2, 14.2.4, 15.1.3, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Injury or Damage to Person or Property
10.2.8, 10.4
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.5.2
Instruments of Service, Definition of
1.1.7
Insurance
3.18.1, 6.1.1, 7.3.7, 9.3.2, 9.8.4, 9.9.1, 9.10.2, **11**
Insurance, Boiler and Machinery
11.3.2
Insurance, Contractor's Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.3.3
Insurance, Owner's Liability
11.2
Insurance, Property
10.2.5, **11.3**
Insurance, Stored Materials
9.3.2
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, **1.4**, 4.1.1, 5.1, 6.1.2, 15.1.1
Interpretations, Written
4.2.11, 4.2.12, 15.1.4
Judgment on Final Award
15.4.2
Labor and Materials, Equipment
1.1.3, 1.1.6, **3.4**, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4
Liens
2.1.2, 9.3.3, 9.10.2, 9.10.4, 15.2.8
Limitations, Statutes of
12.2.5, 13.7, 15.4.1.1
Limitations of Liability
2.3, 3.2.2, 3.5, 3.12.10, 3.17, 3.18.1, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 10.2.5, 10.3.3, 11.1.2, 11.2, 11.3.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.3.1.5, 11.3.6, 11.3.10, 12.2, 13.5, 13.7, 14, 15
Loss of Use Insurance
11.3.3

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)

5

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Material Suppliers
1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, **10.3**
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.5.1, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic's Lien
2.1.2, 15.2.8
Mediation
8.3.1, 10.3.5, 10.3.6, 15.2.1, 15.2.5, 15.2.6, **15.3**, 15.4.1
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 7.1, **7.4**
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.3.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, **12.3**
Nonconforming Work, Rejection and Correction of
2.3, 2.4, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Notice
2.2.1, 2.3, 2.4, 3.2.4, 3.3.1, 3.7.2, 3.12.9, 5.2.1, 9.7, 9.10, 10.2.2, 11.1.3, 12.2.2.1, 13.3, 13.5.1, 13.5.2, 14.1, 14.2, 15.2.8, 15.4.1
Notice, Written
2.3, 2.4, 3.3.1, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.3.6, 12.2.2.1, **13.3**, 14, 15.2.8, 15.4.1
Notice of Claims
3.7.4, 10.2.8, **15.1.2**, 15.4
Notice of Testing and Inspections
13.5.1, 13.5.2
Observations, Contractor's
3.2, 3.7.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.3.1.5
Orders, Written
1.1.1, 2.3, 3.9.2, 7, 8.2.2, 11.3.9, 12.1, 12.2.2.1, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1.1
Owner, Information and Services Required of the
2.1.2, **2.2**, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.3, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Owner's Authority
1.5, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.3, 11.3.10, 12.2.2, 12.3, 13.2.2, 14.3, 14.4, 15.2.7
Owner's Financial Capability
2.2.1, 13.2.2, 14.1.1.4
Owner's Liability Insurance
11.2
Owner's Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner's Right to Carry Out the Work
2.4, 14.2.2
Owner's Right to Clean Up
6.3
Owner's Right to Perform Construction and to Award Separate Contracts
6.1
Owner's Right to Stop the Work
2.3
Owner's Right to Suspend the Work
14.3
Owner's Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.1.6, 1.1.7, **1.5**, 2.2.5, 3.2.2, 3.11, 3.17, 4.2.12, 5.3
Partial Occupancy or Use
9.6.6, **9.9**, 11.3.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.9, 9.2, **9.3**, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, **9.4**, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
9.5.1.3, **9.7**, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Payment, Final
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 12.3, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.7.4, 9.6.7, 9.10.3, **11.4**
Payments, Progress
9.3, **9.6**, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
PAYMENTS AND COMPLETION
9

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)
6

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.7.4, 9.6.7, 9.10.3, **11.4**
Permits, Fees, Notices and Compliance with Laws
2.2.2, **3.7**, 3.13, 7.3.7.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10
Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, **3.12**, 4.2.7
Progress and Completion
4.2.2, **8.2**, 9.8, 9.9.1, 14.1.4, 15.1.3
Progress Payments
9.3, **9.6**, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
Project, Definition of
1.1.4
Project Representatives
4.2.10
Property Insurance
10.2.5, **11.3**
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4
Rejection of Work
3.5, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
3.2.1, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.2, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 5.3, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
3.2, 3.12.7, 6.1.3
Review of Contractor's Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, **13.4**, 14, 15.4
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
15.4.1
Safety of Persons and Property
10.2, 10.4
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3, **10.1**, 10.2, 10.4
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, **3.12**, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, **3.12**, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.4.2, 9.10.1, 13.5
Site Visits, Architect's
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of
1.1.6
Specifications
1.1.1, **1.1.6**, 1.2.2, 1.5, 3.11, 3.12.10, 3.17, 4.2.14
Statute of Limitations
13.7, 15.4.1.1
Stopping the Work
2.3, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
User Notes: (1749311793)

7

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.7, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Submittal Schedule
3.10.2, 3.12.5, 4.2.7
Subrogation, Waivers of
6.1.1, **11.3.7**
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, **9.8**, 9.9.1, 9.10.3, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5, 7.3.8
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
3.7.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, **3.3**, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.7, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.3
Surety
5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2, 15.2.7
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.3
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
5.4.1.1, 14
Taxes
3.6, 3.8.2.1, 7.3.7.4
Termination by the Contractor
14.1, 15.1.6
Termination by the Owner for Cause
5.4.1.1, **14.2**, 15.1.6
Termination by the Owner for Convenience
14.4
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1, 12.2.1, **13.5**
TIME
8
Time, Delays and Extensions of
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, **8.3**, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.5, 15.2.5
Time Limits
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 12.2, 13.5, 13.7, 14, 15.1.2, 15.4
Time Limits on Claims
3.7.4, 10.2.8, **13.7**, 15.1.2
Title to Work
9.3.2, 9.3.3
Transmission of Data in Digital Form
1.6
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions, Concealed or Unknown
3.7.4, 8.3.1, 10.3
Unit Prices
7.3.3.2, 7.3.4
Use of Documents
1.1.1, 1.5, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
9.10.5, 13.4.2, 15.1.6
Waiver of Claims by the Owner
9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.4.2, 14.2.4, 15.1.6
Waiver of Consequential Damages
14.2.4, 15.1.6
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, **11.3.7**
Warranty
3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7
Weather Delays
15.1.5.2
Work, Definition of
1.1.3
Written Consent
1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2, 15.4.4.2
Written Interpretations
4.2.11, 4.2.12

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 12.2.2, 12.2.4, **13.3**, 14, 15.4.1

Written Orders
1.1.1, 2.3, 3.9, 7, 8.2.2, 12.1, 12.2, 13.5.2, 14.3.1, 15.1.2

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. **All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.** This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ARTICLE 1 GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents are those described and enumerated in the Technology as a Services Agreement, dated ______ between the Owner and Contractor (hereinafter the Agreement). and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive, or (4) a written order for a minor change in the Work issued by the Architect, or (5) approved submittals. Unless specifically enumerated in the Agreement, the Agreement and the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor's bid or proposal, or portions of Addenda relating to bidding requirements.

§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. Except as expressly stated therein, the Contract Documents and the Agreement shall not be construed to create a direct contractual relationship or a right or cause of action in favor of any third party against the Owner or the Contractor. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Contractor and the Architect or the Architect's consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect's consultants or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

§ 1.1.3 THE WORK
The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by separate contractors.

§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 INSTRUMENTS OF SERVICE
Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect's consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.1.8 THE GUARANTEED MAXIMUM PRICE
The Guaranteed Maximum Price of "GMP" as used herein shall refer to the Contractor's Guaranteed Maximum Price as defined in Section 2.2.1 of the Agreement and as set forth and qualified in the Guaranteed Maximum Price Amendment ("GMP Amendment") to the Contract. Except for its use in Sections 9.1, 9.4.2, and 14.2.4, the term "Contract Sum" as used in this A201-2007, as modified, refers to the Guaranteed Maximum Price as defined in Section 2.2 of the Agreement.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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10

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 1.1.8 INITIAL DECISION MAKER
The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2 and certify termination of the Agreement under Section 14.2.2.

§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 ~~The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; p~~Performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 CAPITALIZATION
Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 INTERPRETATION
In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.5.1 The Architect and the Architect's consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' reserved rights.

§ 1.5.2 The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants.

§ 1.6 TRANSMISSION OF DATA IN DIGITAL FORM
If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions, unless otherwise already provided in the Agreement or the Contract Documents. Documents and such protocol, when agreed, shall be incorporated into the Contract Documents by amendment.

ARTICLE 2 OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ 2.1.3 Owner agrees not to hire or make offers or inquiries of employment to any employees of Contractor. The making of such offers or inquiries shall be deemed a material breach of the Agreement.

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

§ 2.2.1 ~~Prior to commencement of the Work, the Contractor may~~ The Contractor may, as set forth in Section _____ of the Agreement, request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner's obligations under the Contract. ~~Thereafter, the Contractor may only request such evidence if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Contractor identifies in writing a reasonable concern regarding the Owner's ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.~~ The Owner shall furnish such evidence as a condition precedent to the commencement or continuation of the Work.

§ 2.2.2 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.2.4 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner's control and relevant to the Contractor's performance of the Work with reasonable promptness after receiving the Contractor's written request for such information or services.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.2.6 Owner represents that the Drawings, Specifications and other Instruments of Service are complete, accurate, adequate and suitable for their intended use in connection with the Work.

§ 2.3 OWNER'S RIGHT TO STOP THE WORK

If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may, after giving Contractor written notice and a reasonable opportunity to clear the failure, issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.4 OWNER'S RIGHT TO CARRY OUT THE WORK

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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12

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner upon receipt of a written demand accompanied by documentation substantiating the amount claimed.

ARTICLE 3 CONTRACTOR

§ 3.1 GENERAL

§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term "Contractor" means the Contractor or the Contractor's authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor, unless the Contract Documents require the Contractor to rely upon such administration, tests, inspections or approvals.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 3.2.2 ~~Because the Contract Documents are complementary, T~~the Contractor shall, before starting each portion of the Work, carefully review~~study and compare~~ the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by~~ or made known to~~ the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents.

§ 3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by ~~or made known to~~ the Contractor as a request for information in such form as the Architect may require.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor's notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall make Claims as provided in Article 15. If the Contractor ~~fails to~~ performs the obligations of Sections 3.2.2 or 3.2.3, the Contractor ~~shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor~~ shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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DRAFT

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Owner, and the [GMP / substantial completion date / etc.] shall be equitably adjustedArchitect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any loss or damage arising solely from those Owner-required means, methods, techniques, sequences or procedures. Nothing herein is intended to preclude the Contractor from delegating responsibility and control over construction means, methods, techniques, sequences and procedures to Subcontractors performing portions of the Work.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS

§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 Except in the case of minor changes in the Work authorized by the Architect in accordance with Sections 3.12.8 or 7.4, the Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order or Construction Change Directive. Upon issuance of such a Change Order or Construction Change Directive, the substitution shall become part of the Contract Documents as if specifically incorporated therein by the Owner or its consultants.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.5 WARRANTY

Subject to the provisions of Section 12.2, tThe Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.5.1 During the warranty period, Owner shall (i) establish and conduct a reasonable maintenance and repair program in and around the property; (ii) comply in all respects with the requirements set forth in the manufacturer's warranties on all equipment, fixtures and systems; (iii) promptly notify the Contractor in writing immediately after the discovery of any defect or deficiency which Owner believes is covered by Contractor's warranty; and (iv) grant to Contractor such reasonable easements and rights of access necessary to inspect the work during the warranty period and correct or replace any defect covered by Contractor's warranty. Contractor shall not be liable for any damages that could have been prevented but occurred as a result of Owner's failure to give Contractor prompt notice pursuant to this section.

§ 3.5.3 THE WARRANTIES SET FORTH IN SECTION 3.5 ARE SOLE AND EXCLUSIVE, AND IN LIEU OF ANY AND ALL OTHER WARRANTIES RELATING TO THE WORK, WHETHER STATUTORY, EXPRESS OR IMPLIED, AND CONTRACTOR DISCLAIMS ANY SUCH OTHER WARRANTIES, INCLUDING BUT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

NOT LIMITED TO ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM THE COURSE OF DEALING AND/OR USAGE OF TRADE. THE REMEDY BY CONTRACTOR OF WARRANTY NON-CONFORMITIES BY REPAIR OR REPLACEMENT AS PROVIDED IN SECTION 12.2.2.1 THROUGH SECTION 12.2.2.4 SHALL CONSTITUTE OWNER'S SOLE AND EXCLUSIVE REMEDY FOR ALL OF THE LIABILITIES OR RESPONSIBILITIES OF CONTRACTOR FOR NON-CONFORMING WORK, WHETHER DUE TO OR BASED UPON DELAY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, WARRANTY, INDEMNITY, ERROR AND OMISSION OR ANY OTHER CAUSE WHATSOEVER.

§ 3.6 TAXES

The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 PERMITS, FEES, NOTICES AND COMPLIANCE WITH LAWS

§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other construction-related permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured by Contractor after execution of the Contract and legally required at the time bids are received or negotiations concluded. Unless otherwise provided in the Contract Documents and the Agreement, the Owner shall secure and pay for all non-construction-related permits necessary for the operation of the facility post-completion.

§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work. It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Owner in writing.

§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 3.7.4 Concealed or Unknown Conditions. If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner ~~and the Architect~~ before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner~~Architect~~ will promptly investigate such conditions and, if the Owner~~Architect~~ determines that they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner~~Architect~~ determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Owner~~Architect~~ shall promptly notify the ~~Owner and~~ Contractor in writing, stating the reasons. If ~~either party~~the Contractor disputes the Owner~~Architect~~'s determination or recommendation, it~~that party~~ may proceed as provided in Article 15.

§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 3.8 ALLOWANCES

§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents,

.1 Allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3 Whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor's costs under Section 3.8.2.2.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.

§ 3.9 SUPERINTENDENT

§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. ~~The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.~~

§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner ~~through the Architect~~ the name and qualifications of a proposed superintendent. The Owner~~Architect~~ may reply within 14 days to the Contractor in writing stating (1) whether the Owner ~~or the Architect~~ has reasonable objection to the proposed superintendent or (2) that the Owner~~Architect~~ requires additional time to review. Failure of the ~~Architect~~ Owner to reply within the 14 day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner's consent, which shall not unreasonably be withheld or delayed.

§ 3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES

§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2 The Contractor shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the submittal schedule(s) for the Owner~~Architect~~'s approval. The ~~Architect's approval shall not unreasonably be delayed or withheld~~Owner shall have seven (7) days to approve the submittal schedule. The submittal schedule shall (1) be coordinated with the Contractor's construction schedule, and (2) allow the Architect reasonable time to review submittals. ~~If the Contractor fails to submit a submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.~~

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE

The Contractor shall maintain at the site for the Owner one copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Shop Drawings, Product Data, Samples and similar required

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work as a record of the Work as constructed.

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. Their purpose is to demonstrate the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for general compliance with the Contract Documents, ~~approve~~ and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the submittal schedule approved by the Owner~~Architect~~ or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.

§ 3.12.6 By submitting Shop Drawings, Product Data, Samples and similar submittals which have been prepared by a Subcontractor, the Contractor represents to the Owner and Architect that the Contractor has ~~(1)~~ reviewed ~~and approved~~ them, and confirmed generally that the information contained within such submittals complies ~~(2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such submittals~~ with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 ~~The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof~~Reserved.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. ~~In the absence of such written notice, the Architect's approval of a resubmission shall not apply to such revisions.~~

§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering~~.~~, including, but not limited to, seismic engineering design and/or structural design required as a result of construction sequences, unless such services are specifically required by the Contract Documents for a portion of the Work ~~or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures~~. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications and approvals performed or provided by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance and design criteria specified in the Contract Documents.

§ 3.12.9.1 Any claim by Owner for damage, loss or expense based directly or indirectly upon acts, errors or omissions of any architect, engineer, or other design profession Contractor is required to engage in connection with this Agreement or the project shall be made by Owner against said design professional and its insurer(s) only, and Contractor shall have no liability of any kind, direct or indirect, for the professional negligence of said design professional under this Agreement or otherwise.

§ 3.13 USE OF SITE
The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting and patching shall be restored to the condition existing prior to the cutting, fitting and patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may, after providing Contractor with written notice and a reasonable opportunity to cure such failure, do so and Owner shall be entitled to reimbursement from the Contractor for the reasonable and verifiable costs incurred affecting the cleanup.

§ 3.16 ACCESS TO WORK
The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Contractor has reason to believeknows that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION

§ 3.18.1 To the fullest extent permitted by law the Contractor shall indemnify and hold harmless the Owner and its , Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the proportionate extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 4 ARCHITECT

§ 4.1 GENERAL

§ 4.1.1 The Owner shall retain an architect lawfully licensed to practice architecture or an entity lawfully practicing architecture in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.

§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

§ 4.1.3 If the employment of the Architect is terminated, the Owner shall employ a successor architect as to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 4.2 ADMINISTRATION OF THE CONTRACT

§ 4.2.1 The Owner, with the guidance of Architect, will provide administration of the Contract as described in the Contract Documents and will be an Owner's representative during construction until the date the Architect issues the final Certificate for Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.

§ 4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine consult with the Owner in general whetherif the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

§ 4.2.3 On the basis of the site visits, the Architect will consult withkeep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION

~~Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, t~~The Owner and Contractor shall endeavor to communicate with each other ~~through the Architect~~directly about matters arising out of or relating to the Contract. ~~Communications by and with the Architect's consultants shall be through the Architect.~~ Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 ~~Based on the Architect's evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts~~Reserved.

§ 4.2.6 The Architect has authority to advise the Owner to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to recommend to Owner to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor's submittals such as Shop Drawings, Product Data and Samples, ~~but only~~ including for the ~~limited~~ purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness ~~while allowing sufficient time in the Architect's professional judgment to permit adequate review~~. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems~~, all of which remain the responsibility of the Contractor as required by the Contract Documents~~. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 ~~The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Section 7.4.~~ The Owner~~Architect~~ will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.

§ 4.2.9 The Architect, after certification by the Owner, will conduct inspections to assist the Owner as needed to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11 The Architect will ~~interpret and decide matters concerning performance under, and~~the requirements of~~,~~ the ~~Contract Documents~~Drawings and Specifications on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 4.2.12 Interpretations ~~and decisions~~ of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions rendered in good faith.

§ 4.2.13 The Owner shall renderArchitect's decisions on matters relating to aesthetic effect so as not to have a schedule impact and these decisions will be final if consistent with the intent expressed in the Contract Documents.

§ 4.2.14 The Architect will review and respond to requests for information about the Contract DocumentsDrawings and Specifications. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.

ARTICLE 5 SUBCONTRACTORS

§ 5.1 DEFINITIONS

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The OwnerArchitect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to any such proposed person or entity or (2) that the Architect requires additional time for review. Failure of the Owner or Architect to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. ~~However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.~~

§ 5.2.4 The Contractor shall not substitute a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.

§ 5.3 SUBCONTRACTUAL RELATIONS

By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound~~, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents~~. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

.1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor's rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon such assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity. If the Owner assigns the subcontract to a successor contractor or other entity, the Owner shall nevertheless remain legally responsible for all of the successor contractor's obligations under the subcontract.

§ 5.4.4 Upon such assignment, the Owner shall defend, indemnify and hold Contractor harmless against any and all claims of Subcontractors whose Subcontracts have been assigned to the Owner.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Article 15.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights that apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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§ 6.2 MUTUAL RESPONSIBILITY

§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect ~~apparent~~ discovered discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

§ 6.2.3 The Contractor shall reimburse the Owner for reasonable and verifiable costs the Owner incurs that are payable to a separate contractor because of the Contractor's delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a separate contractor's delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER'S RIGHT TO CLEAN UP

If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the ~~Architect~~ Owner will reasonably allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK

§ 7.1 GENERAL

§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement between ~~among~~ the Owner and the~~,~~ Contractor ~~and Architect~~; a Construction Change Directive issued~~requires agreement~~ by the Owner ~~and Architect and~~ may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

§ 7.1.4 Contractor shall be entitled to receive a Change Order equitably adjusting the [Contract Price] or the Contract Time or both for adverse cost and schedule impacts to the Work from the following circumstances: (i) a delay in or failure of Owner, its separate contractors or the Architect to perform their respective obligations; (ii) a change in any applicable law, including the interpretation or application thereof, after the date of the Agreement; (iii) a written interpretation from the Architect modifying the Contract Documents; (iv) an order by the Owner to stop the work where the Contractor, a Subcontractor, a Sub-subcontractor, a Supplier or anyone for whose acts any of them may be responsible or liable was not at fault; (v) a written order for a minor change in the Work issued by the Architect; (vi) failure of payment when due by the Owner; (vii) Owner's suspension of the Work for its own convenience; (viii) other reasonable grounds not the fault of the Contractor, its Subcontractors or suppliers or anyone for whose acts any of them may be liable.

§ 7.2 CHANGE ORDERS

§ 7.2.1 A Change Order is a written instrument prepared by the ~~Architect~~ Contractor or Owner and signed by the Owner and ~~,~~ Contractor ~~and Architect~~ stating their agreement upon all of the following:

.1 The change in the Work;

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

.2 The amount of the adjustment, if any, in the Contract Sum; and
.3 The extent of the adjustment, if any, in the Contract Time.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES

§ 7.3.1 A Construction Change Directive is a written order ~~prepared by the Architect and signed~~issued by the Owner ~~and Architect~~, directing a change in the Work and stating the basis therefor prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1 Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2 Unit prices stated in the Contract Documents or subsequently agreed upon;
.3 Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4 As provided in Section 7.3.7.

§ 7.3.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 7.3.5 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Owner~~Architect~~ of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.6 A Construction Change Directive signed by the Contractor indicates the Contractor's agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.7 [LETS DISCUSS HOW WE WANT TO ESTABLISH PRICING FOR DISPUTED CHANGE ORDER WORK] If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Architect shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.7 shall be limited to the following:

.1 Costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;
.2 Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3 Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4 Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5 Additional costs of supervision and field office personnel directly attributable to the change.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost ~~as confirmed by the Architect~~. When both additions and

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The OwnerArchitect will make aan interim determination for purposes of monthly certification approval for payment for those costs and certify for payment thate amount that the Architect determines, in the Architect's professional judgment, to be reasonably justified. The Architect's interim determination of costOwner shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either partyContractor to disagree and assert a Claim in accordance with Article 15. The Owner's determination, as specified above, shall not be less than the actual costs expended by the Contractor in performing the changed Work, including Subcontractor costs, general conditions, fee, insurance cost, and bond cost. Notwithstanding anything herein to the contrary, if the Owner's determination is believed by the Contractor to be less than its actual costs (incurred or projected) in performing the Work, the Owner shall pay the Contractor the disputed sums prior to the Contractor progressing with the Work, and the Owner may reserve its rights to initiate a claim pursuant to Article 15.

§ 7.3.10 When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect Owner or Contractor will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.

§ 7.4 MINOR CHANGES IN THE WORK
The Architect has authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes will be effected by written order signed by the Architect and shall be binding on the Owner and Contractor, subject to the right of Contractor to disagree and assert a claim in accordance with Article 15.

ARTICLE 8 TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Owner and confirmed by the Architect in a Certificate of Substantial Completion in accordance with Section 9.8.

§ 8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner; or by changes ordered in the Work; or by labor disputes, strikes, lockouts, fire, unusual delay in deliveries, unavoidable casualties , Acts of God, riots, terrorism, sabotage, war, embargo, explosion, storm, flood, accident or delay in

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

transportation, epidemics, pandemics, disease, quarantines or other public health risks and/or responses thereto, court order or injunction, delays by acts of any governmental body or changes in laws or government regulations of the implementation or other causes beyond the Contractor's control; or by delay authorized by the Owner pending mediation and arbitration; or by other causes that ~~the Architect determines~~ may justify delay, then the Contract Time shall be extended by Change Order for ~~such reasonable time as the Architect may determine~~each day of delay and the [***Contract Sum***] shall be equitably adjusted .

Formatted: Font: Bold, Italic

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9 PAYMENTS AND COMPLETION

§ 9.1 CONTRACT SUM

The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES

Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit to the ~~Architect~~Owner, before the first Application for Payment, a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the ~~Architect~~ Owner may require. This schedule, unless objected to by the ~~Architect~~Owner, within five (5) days of submission, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 9.3 APPLICATIONS FOR PAYMENT

§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the ~~Architect~~ Owner an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2, for completed portions of the Work. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner ~~or Architect~~ may require, such as copies of requisitions from Subcontractors and material suppliers, and shall reflect retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which ~~Certificates for Payment~~approvals for payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

~~**§ 9.4 CERTIFICATES FOR PAYMENT**~~

~~**§ 9.4.1** The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Section 9.5.1.~~

~~**§ 9.4.2** The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that, to the best of the Architect's knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.~~

§ 9.5 DECISIONS TO WITHHOLD ~~CERTIFICATION~~APPROVAL

§ 9.5.1 ~~The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Section 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of~~The Owner may decide not to approve payment and may withhold an approval for payment in whole or in part to the extent reasonably necessary to protect the Owner. If the Owner declines to approve payment in the amount of the application, the Owner will notify the Contractor in writing within three (3) days stating, in detail, the reasons for declining payment or a portion thereof. If the Owner and Contractor cannot agree on a revised amount, the Owner will promptly issue an approval for payment for the amount the Owner determines is due and owing, the Owner may only decide not to approve payment as may be necessary to protect Owner from loss because of:

.1 defective Work not remedied after notice and a reasonable opportunity to cure;

.2 third party claims filed unless the claim is covered by insurance maintained by Owner or Contractor pursuant to the requirements of the Contract Documents or unless security acceptable to the Owner is provided by the Contractor~~or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor~~;

.3 failure of the Contractor to make payments when due~~properly~~ to Subcontractors or for labor, materials or equipment, provided Contractor's failure is not due to Owner's breach of its obligations to pay Contractor;

.4 reasonable evidence from an independent estimating firm that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5 damage to the tangible property of Owner or a separate contractor, unless the damage is covered by insurance maintained by Owner or Contractor pursuant to the requirements of the Contract Documents or the claim for such damage is waived by Owner pursuant to Section 11.3.3;

.6 reasonable evidence from an independent estimating firm that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual ~~or liquidated~~ damages for the anticipated delay; or

.7 ~~repeated~~ uncured material failure to carry out the Work in accordance with the Contract Documents.

§ 9.5.2 When the above reasons for withholding ~~certification~~ approval are removed, ~~certification~~ approval will be made within five (5) business days for amounts previously withheld.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 9.5.3 If the ~~Architect~~ Owner withholds ~~certification~~ approval for payment under Section 9.5.1.3, the Owner may, at its sole option, and after providing Contractor with at least five (5) business days' advance written notice, issue joint checks to the Contractor and to any Subcontractor or material or equipment suppliers to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. ~~If the Owner makes payments by joint check, the Owner shall notify the Architect and the Architect will reflect such payment on the next Certificate for Payment.~~

§ 9.5.4 Notwithstanding Owner's decision to withhold approval in whole or in part, payment shall be made in accordance with the procedures contained in Section 7.3.9 and Article 15.

§ 9.6 PROGRESS PAYMENTS

§ 9.6.1 After the ~~Architect~~ Owner has issued ~~a Certificate for Payment~~an approval for payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents~~, and shall so notify the Architect~~.

§ 9.6.2 The Contractor shall pay each Subcontractor no later than seven days after receipt of payment from the Owner the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and material and equipment suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor, except as may otherwise be required by law.

§ 9.6.5 Contractor payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 An approval for payment ~~Certificate for Payment~~, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.7 FAILURE OF PAYMENT

If the ~~Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the~~ Owner does not pay the Contractor within seven days after the date established in the Contract Documents ~~the amount certified by the Architect or awarded by binding dispute resolution~~, then the Contractor may ~~, upon seven additional days' written notice to the Owner and Architect,~~ stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 9.8 SUBSTANTIAL COMPLETION

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use, or the date the Owner occupies the Project in full or in part.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor Owner shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3 UponWithin ten (10) calendar days of receipt of the Contractor's Owner's list, the Architect will make an inspection to determine confirm whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's Owner's list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the ArchitectOwner. In such case, the Contractor shall then submit a request for another inspection by the Architect to confirmdetermine Substantial Completion.

§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establishconfirming the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, theThe Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 PARTIAL OCCUPANCY OR USE

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.3.1.5 and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor Owner shall prepare and submit a list to the Architect Contractor as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect. For any partial occupancy or use, the Owner shall reduce retainage proportionately to the Contractor at the time of such partial occupancy or use.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT

§ 9.10.1 Upon receipt of the Contractor's written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly (but in no even later than ten (10) days after receipt of said notice and final Application for Payment) make such inspection and, when the Architect finds confirms the determination of the Owner that the Work is acceptable under the Contract Documents and the Contract is fully performed, the Architect Owner will promptly issue a final Certificate for Paymentapproval for payment which stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond, indemnity agreement or some other form of security reasonably satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect Owner prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

.1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2 failure of the Work to comply with the requirements of the Contract Documents; or

.3 terms of special warranties required by the Contract DocumentsReserved.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for PaymentReserved.

§ 9.10.6 Contractor shall not be responsible to provide a bond, effect a discharge or refund any payments to Owner arising out of a lien or claim filed due Owner's failure to pay amounts due to Contractor pursuant to this Agreement or Owner's direction to or agreement with Contractor not to pay a specific subcontractor or subcontractors.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS

The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor reserves the right to delegate responsibility for safety implementation and safety functions, including the obligations hereunder, to Subcontractors performing

Formatted: AIA Agreement Body Text

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AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

construction work and who are responsible for directly creating, controlling and correcting conditions at the work site.

§ 10.2 SAFETY OF PERSONS AND PROPERTY

§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to

- **.1** employees on the Work and other persons who may be affected thereby;
- **.2** the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and
- **.3** other property at the site ~~or adjacent thereto~~, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused ~~in whole or in part~~ by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 INJURY OR DAMAGE TO PERSON OR PROPERTY

If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.2.9 In the event the Contractor identifies activities or conditions during performance of the Work or at the Project, which, in the Contractor's good faith opinion, pose an unreasonable risk of bodily injury or property damage, whether immediate or in the future, Contractor shall have the right to immediately take steps to protect its personnel and subcontractors, stop Work, and remove personnel from the affected area. However, it is understood that Contractor shall not be deemed to have assumed the obligation to identify such risks. In taking actions provided under this Section 10.2.9, Contractor shall be entitled to an equitable adjustment of the Contract Time or Contract Sum or both to compensate Contractor for any adverse cost and schedule impacts to the Work.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 10.3 HAZARDOUS MATERIALS

§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not expressly addressed in the Contract Documents to be part of Contractor's scope of Work~~and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance~~, including but not limited to asbestos or polychlorinated biphenyl (PCB), ~~encountered on the site by the Contractor,~~ the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner ~~and Architect~~ in writing.

§ 10.3.2 Upon receipt of the Contractor's written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If ~~either~~ the Contractor ~~or Architect~~ has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor ~~and the Architect have~~has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shut-down, delay and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for materials or substances required by the Contract Documents, except to the extent of the Contractor's fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner's fault or negligence.

§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

§ 10.3.7 In the event the Contractor encounters materials that pre-existed Contractor's Work on the Project site and that Contractor believes in good faith to be hazardous or contaminated materials, and Contractor stops Work in the affected area pursuant to Section 10.3.1 herein, the Contractor shall be entitled to an equitable adjustment of the Contract Time and the [***Contract Sum***] for time lost and additional costs incurred as a direct result of such stoppage.

Formatted: Font: Bold, Italic

§ 10.4 EMERGENCIES

In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ARTICLE 11 INSURANCE AND BONDS

§ 11.1 CONTRACTOR'S LIABILITY INSURANCE

§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations and completed operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

- **.1** Claims under workers' compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;
- **.2** Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;
- **.3** Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;
- **.4** Claims for damages insured by usual personal injury liability coverage;
- **.5** Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property~~, including loss of use resulting therefrom~~;
- **.6** Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
- **.7** Claims for bodily injury or property damage arising out of completed operations; and
- **.8** Claims involving contractual liability insurance applicable to the Contractor's obligations under Section 3.18.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to the Contractor's completed operations coverage, until the expiration of the period for correction of Work or for such other period for maintenance of completed operations coverage as specified in the Contract Documents [DISCUSS – INTERPLAY OF CONSTRUCTION AND O&M/LC TERMS].

§ 11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section 11.1.2. ~~Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness.~~

§ 11.1.4 The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, the Architect and the Architect's consultants as additional insureds for claims caused ~~in whole or in part~~ by the Contractor's negligent acts or omissions during the Contractor's operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor's negligent acts or omissions during the Contractor's completed operations.

§ 11.2 OWNER'S LIABILITY INSURANCE

The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

§ 11.3 PROPERTY INSURANCE

§ 11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract Modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.3 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

§ 11.3.1.1 Property insurance and Builder's Risk insurance shall be on an "all-risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a result of such insured loss.

~~**§ 11.3.1.2** If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance that will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.~~

§ 11.3.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

§ 11.3.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.3.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.3.2 BOILER AND MACHINERY INSURANCE
The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.3.3 LOSS OF USE INSURANCE
The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

§ 11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

§ 11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.3.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.3. Each policy shall contain all generally applicable

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

§ 11.3.7 WAIVERS OF SUBROGATION
The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 11.3.8 A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

§ 11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement between the Owner and Contractor. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection is made, the dispute shall be resolved in the manner selected by the Owner and Contractor as the method of binding dispute resolution in the Agreement. If the Owner and Contractor have selected arbitration as the method of binding dispute resolution, the Owner as fiduciary shall make settlement with insurers or, in the case of a dispute over distribution of insurance proceeds, in accordance with the directions of the arbitrators.

§ 11.4 PERFORMANCE BOND AND PAYMENT BOND
§ 11.4.1 Prior to establishing the [***Contract Sum***], t~~T~~he Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

Formatted: Font: Bold, Italic

§ 11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 12.1.2 If a portion of the Work has been covered that the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Contract Documents, such costs and the cost of correction shall be at the Contractor's expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION OF WORK

§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION

§ 12.2.2.1 ~~In addition to the Contractor's obligations under Section 3.5, if~~If, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty expressly provided in ~~required by~~ the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to timely notify the Contractor in writing and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.2.4 Following the one (1) year period for the correction of Work, Contractor's sole obligation for Work found not conforming with the warranties set forth in Section 3.5 shall be to assist Owner in its enforcement of any remedies available against the applicable Subcontractor or supplier in connection with such Work. Contractor shall provide all assistance reasonably required by Owner to enforce any such remedies and shall execute such documents, including an assignment of Contractor's rights under any subcontract agreement or purchase order, in order to allow Owner to enforce such remedies [***DISCUSS HOW THIS ALIGNS WITH O&M & LC OBLIGATIONS***].

Formatted: Font: Bold, Italic

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 ~~Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work~~Reserved.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS

§ 13.1 GOVERNING LAW
The Contract shall be governed by the law of the place where the Project is located except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.

§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment. Before making any assignment pursuant to paragraph 13.2.2, the Owner shall provide the Contractor with prompt, reasonable written notice of such assignment and Owner shall obtain Contractor's consent, which consent shall not be unreasonably withheld.

§ 13.3 WRITTEN NOTICE
Any default, termination or cure~~Written~~ notices shall be deemed to have been duly served if delivered ~~in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent~~ by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice. Other written notices, demands or communications may be served via first class mail, email, overnight delivery, but the party utilizing such alternative means shall bear the burden of proving delivery by the receiving party.

§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law or in equity.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach there under, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Contractor.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner's expense.

§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses shall be at the Contractor's expense.

§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.6 INTEREST
Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

§ 13.7 TIME LIMITS ON CLAIMS
The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the time period specified by applicable law, but in any case not more than 10 years ***[1 year??]*** after the date of Substantial Completion of the Work. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 13.7.

Formatted: Font: Bold, Italic

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

- **.1** Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
- **.2** An act of government, such as a declaration of national emergency that requires all Work to be stopped;
- **.3** Because the ~~Architect~~ Owner has not issued ~~a Certificate for Payment~~an approval for payment and has not notified the Contractor of the reason for withholding ~~certification~~ approval as provided in Section 9.4.1, or because the Owner has not made payment ~~on a Certificate for Payment~~ within the time stated in the Contract Documents;~~ or~~
- **.4** The Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Section 2.2.1;
- .5 The Owner orders the Contractor to suspend, delay or interrupt the Work pursuant to Section 14.3; or
- .6 Contractor stops work pursuant to Section 9.7.~~.~~

Formatted: Default Paragraph Font

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 50~~100~~ percent of the total number of days scheduled for completion, or 9~~12~~0 days in any 365-day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days' written notice to the Owner~~ and Architect~~, terminate the Contract and recover from the Owner payment for Work

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

executed, including reasonable overhead and profit, reasonable demobilization costs and costs incurred by reason of such termination, and damages.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has repeatedly failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner ~~and the Architect~~, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor
- **.1** repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
- **.2** fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors, provided Owner is not in default of its payment obligations to Contractor;
- **.3** repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
- **.4** otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the above reasons exist, the Owner may, by written notice, demand that the Contractor cure the default. If Contractor fails to commence and diligently pursue curing the default within thirty (30) days after receipt of said written notice, Owner ~~, upon certification by the Initial Decision Maker that sufficient cause exists to justify such action,~~ may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
- **.1** Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
- **.2** Accept assignment of subcontracts pursuant to Section 5.4; and
- **.3** Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Initial Decision Maker, upon application, and this obligation for payment shall survive termination of the Contract.

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent
- **.1** that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
- **.2** that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Contractor shall

- **.1** cease operations as directed by the Owner in the notice;
- **.2** take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and
- **.3** except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner's convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

ARTICLE 15 CLAIMS AND DISPUTES

§ 15.1 CLAIMS

§ 15.1.1 DEFINITION

A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 15.1.2 NOTICE OF CLAIMS

Claims by either the Owner or Contractor must be initiated by written notice to the other party~~ and to the Initial Decision Maker with a copy sent to the Architect, if the Architect is not serving as the Initial Decision Maker~~. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3 CONTINUING CONTRACT PERFORMANCE

Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.~~ The Architect will prepare Change Orders and issue Certificates for Payment in accordance with the decisions of the Initial Decision Maker~~.

§ 15.1.4 CLAIMS FOR ADDITIONAL COST

If the Contractor wishes to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 15.1.5 CLAIMS FOR ADDITIONAL TIME

§ 15.1.5.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.5.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

§ 15.1.6 CLAIMS FOR CONSEQUENTIAL DAMAGES

The Contractor and Owner waive Claims against each other for consequential, indirect, special, punitive or exemplary damages arising out of or relating to this Contract. This mutual waiver includes

- **.1** damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and
- **.2** damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

This mutual waiver is applicable, without limitation, to all consequential indirect, special, punitive or exemplary damages due to either party's termination in accordance with Article 14. Nothing contained in this Section 15.1.6 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 15.2 ~~INITIAL DECISION~~NOTICE OF DISPUTE

§ 15.2.1 ~~Claims, excluding those arising under Sections 10.3, 10.4, 11.3.9, and 11.3.10, shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Initial Decision Maker with no decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor and persons or entities other than the Owner.~~The Owner and Contractor agree to negotiate Claims by either in good faith.

§ 15.2.1.1 If a dispute arises then any party to the dispute may give notice to the other party to the dispute (the "Dispute Notice"), which notice must be in writing, state that it is a notice under this Article 15, and include or be accompanied by sufficient particulars to enable the other party to understand the nature of the dispute. Upon receipt by a party of a First Dispute Notice, the Owner's Representative and the Contractor's Representative must meet with a view to resolving all disputes in good faith. If the representatives are unable to resolve a dispute within ___ days (or at such other time as agreed in writing by the parties) after receipt of the Dispute Notice, either party may, by written notice to the other, submit the dispute to the designated senior offices of the parties (a "Dispute Elevation Notice"). The Dispute Elevation Notice must contain a copy of the Dispute Notice, and particulars of the attempts made by the Owner's and Contractor's Representatives to resolve the dispute. The designated senior officers must meet promptly after receipt of the Dispute Elevation Notice (or at such other time as agreed in writing by the parties) and seek to resolve the dispute within ___ days (or such other time as the parties may agree)).

§ 15.2.2 ~~The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is unable to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the Initial Decision Maker's sole discretion, it would be inappropriate for the Initial Decision Maker to resolve the Claim~~If a Claim is not wholly resolved through negotiation, Owner and Contractor shall resolve the Claim through the dispute resolution procedures set forth in Sections 15.3 and, if necessary, 15.4.

§ 15.2.3 ~~In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner's expense~~Reserved.

§ 15.2.4 ~~If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when the response or supporting data will be furnished or (3) advise the Initial Decision Maker that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in part~~Reserved.

§ 15.2.5 ~~The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution~~Reserved.

§ 15.2.6 ~~Either party may file for mediation of an initial decision at any time, subject to the terms of Section 15.2.6.1.~~

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

~~**§ 15.2.6.1** Either party may, within 30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision~~Reserved.

§ 15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor's default, the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

§ 15.2.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 15.3 MEDIATION
§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract except those waived as provided for in Section~~s 9.10.4, 9.10.5, and~~ 15.1.6 shall be subject to mediation as a condition precedent to binding dispute resolution, excluding any equitable proceeding seeking emergent relief to prevent irreparable harm or the filing of any lawsuit or recording of any legal document that may be necessary to preserve a party's rights under applicable law.

§ 15.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 15.3.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. Any statements, whether written or oral, made by either party in the course of, or in connection with, mediation shall be deemed go have been made in the context of settlement discussions and shall not be admissible in any subsequent proceeding.

§ 15.4 LITIGATION~~ARBITRATION~~
§ 15.4.1 In the event that the parties have been unable to resolve their disputes or Claims through good faith negotiation or Mediation, either party may commence litigation within the period of limitations set forth in Section 13.7, and in accordance with Section ____ of the Agreement. ~~If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.~~

~~**§ 15.4.1.1** A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.~~

~~**§ 15.4.2** The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.~~

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

§ 15.4.3 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 15.4.4 CONSOLIDATION OR JOINDER

§ 15.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 15.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration conducted under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation as the Owner and Contractor under this Agreement.

DRAFT

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. **All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.** This draft was produced by AIA software at 11:14:51 on 02/19/2015 under Order No.5400133360_1 which expires on 01/12/2016, and is not for resale.
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PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

ATTACHMENT 5
EXTENDED WARRANTIES

All manufacturer warranties which are in excess of Provider’s warranties under this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 10 [Additional Construction Terms and Conditions] EXECUTION VERSION

Schedule 11

Design Assist Services Agreement

See Attached

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

DESIGN ASSIST SERVICES AGREEMENT

THIS DESIGN ASSIST SERVICES AGREEMENT (“Agreement”) is dated as of ___________, 2016 (the “Effective Date”) by and between HOF VILLAGE, LLC, a Delaware limited liability company ("HOFV"), and JOHNSON CONTROLS, INC., a Wisconsin corporation (“JCI”, and together with HOFV, sometimes collectively referred to as the “Parties”).

RECITALS

WHEREAS, HOFV owns, directly or indirectly, a controlling ownership interest in the “HOF Village Complex”, which is a commercial, educational, retail and recreational complex being developed by, or on behalf of, HOFV and anchored by The Tom Benson Hall of Fame Stadium (the “Stadium”) and the Pro Football Hall of Fame (the “HOF Facility”) (hereinafter, sometimes referred to as the “Project”);

WHEREAS, the Project is comprised of several aspects, including but not limited to: (i) extensive redevelopment of, and improvements to, the Stadium, (ii) construction of numerous turf playing fields and related improvements for youth sporting events, (iii) construction of a Hotel and Conference Center, (iv) construction of the Center For Excellence, (v) construction of the NFL Experience, (vi) construction of parking facilities, both structured and surface parking lots, and (vii) construction of other retail, entertainment, and residential improvements within the HOF Village Complex (each, a “Project Location”).

WHEREAS, in connection with the development of the HOF Village Complex, HOFV has engaged the following parties, each pursuant to separate written agreements containing the parties’ respective roles and responsibilities: (i) Welty Building Company, Ltd. (“Welty”) has been engaged to serve as Construction Manager for the HOF Village Complex; (ii) Technical Services (“TSAV”) has been engaged to serve as Construction Manager with respect to the technology, and other related systems for the Project; and (iii) HKS, Inc. (“HKS”) has been engaged as the lead architect for the Project;

WHEREAS, HOFV desires to engage JCI to provide design assistance and related services, with respect to the certain potential scopes of work relating to the technology and building systems aspects of the Project, as identified in more detail in Exhibit B attached hereto (such scopes of work shall be referred to herein as the “Building Systems”), pursuant to the terms herein;

WHEREAS, the Parties are simultaneously negotiating the terms of a Binding Short-Form Sponsorship and Naming Rights Agreement (“Sponsorship Agreement”) whereby HOFV will grant JCI certain naming and sponsorship rights with respect to the Project, as more fully described therein;

WHEREAS, upon execution of the Sponsorship Agreement, the Parties shall negotiate in good faith to enter into the Long From Agreement, as such term is defined in the Sponsorship Agreement, which Long Form Agreement would replace and supersede the Sponsorship Agreement. If any of the terms herein conflict with the terms of the Sponsorship Agreement, or the Long Form Agreement, the terms of the Sponsorship Agreement or Long Form Agreement, as applicable, shall control.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Parties hereby covenant and agree as follows:

1. Term: This Agreement shall be effective as of the Effective Date and shall continue in effect until the earlier to occur of (i) JCI’s completion of the Services (as herein defined) contemplated herein, or (ii) the termination of this Agreement pursuant to the terms herein (the “Term”). If one or more subcontracts between either Welty or TSAV, on one hand, and JCI, on the other hand, are executed whereby JCI is engaged to provide work on the Project relating to the Building Systems (such subcontract to be referred to herein as a “JCI Subcontract”), then in any such event, the terms and conditions of said JCI Subcontract shall govern and control over this Agreement with respect to the scopes of work and Project Location (as herein defined) contemplated in said JCI Subcontract(s).

2. Services.

a.	During the Term, JCI shall provide to HOFV, or its designee, agent, representative, or contractor, the services set forth on Exhibit A attached hereto and incorporated herein (“Services”). JCI shall make itself available during such hours and at such locations as are reasonably necessary to complete the Services.

b.	As directed by HOFV, JCI shall work directly with either TSAV or Welty, depending on the scope of work, to provide the Services contemplated herein. JCI shall report directly to TSAV or Welty, as applicable, regarding all design assist and planning review matters associated with the Building Systems and corresponding infrastructure aspects of the Project and shall do so within the timeframes and deadlines contained in the Project schedule.

c.	JCI shall provide the Services in accordance with applicable standards of professional skill and care. When applicable law requires that the Services be performed by licensed professionals, JCI shall provide said Services (hereinafter “Professional Services”) through the performance of qualified persons or entities duly licensed to practice their professions. It is recognized, however, that, except for Professional Services, JCI’s review and assistance hereunder is made in JCI’s capacity as a contractor and not as a licensed design professional.

d.	Except with HOFV’s prior knowledge and written consent, JCI shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise JCI’s professional judgment with respect to the Services being performed or the Project in general.

e.	JCI shall be entitled to rely on the accuracy, timeliness and completeness of services and information furnished by HOFV, HKS, and their respective agents, representatives, and contractors. JCI shall provide written notice to HOFV within a reasonable time frame of JCI becoming aware of any errors, omissions or inconsistencies in such services or information.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

3. Technology Contracting and Equipment.

a.	With respect to the Building Systems, and subject to the terms and conditions set forth in this Agreement, HOFV hereby acknowledges and agrees that JCI shall implement and/or manage the implementation of such Building Systems, including the categories and scopes of work associated therewith to the extent such categories and scopes are included within the final design of the Project. In furtherance of such management and implementation services, HOFV agrees as follows:

i.	In circumstances where JCI OEM products are appropriate and consistent with the final design of the Project, JCI shall self-perform (subject to HOFV’s approval, not to be unreasonably withheld, conditioned or delayed) said portions of the Building Systems scopes of work and related integration work, to provide a turn-key solution for such scopes, provided such categories and scopes are included within the final design of the Project. For purposes of clarity, the term “self-perform” shall mean JCI has the in-house capabilities to perform such work without subcontracting said work, or any portions thereof;

ii.	If JCI desires to self-perform any of the Building Systems scopes of work, the Parties, along with TSAV and Welty, as applicable, shall work in good faith to execute JCI Subcontract(s) whereby the respective rights, duties and obligations of the parties shall be more fully defined. The Parties hereby acknowledge and agree that the JCI Subcontract(s) shall reflect the following: (i) the pricing for OEM products shall be fixed according to published MSRP pricing, plus a reduction of no less than [***] off the MSRP; (ii) the pricing for OEM services shall be set at JCI’s actual cost of installation, plus a fee of [***] of the actual installation cost, but excluding any other mark-up for profit, overhead expenses or general conditions. Notwithstanding the foregoing, in no event shall the cumulative costs of the products and services described in (i) and (ii) above exceed the approved GMP for the applicable Project Location.

b.	If JCI desires to subcontract any of the Building Systems scopes of work, the Parties hereby acknowledge and agree that the JCI Subcontract(s) shall provide that JCI shall competitively bid the approved scopes of work to qualified subcontractors and provide recommendations to TSAV or Welty (according to impending delineations cited in Section 2(b) above) for award thereof. The JCI Subcontract(s) shall provide that JCI’s fee structure for subcontractor bid awards approved by HOFV shall be based on JCI’s “direct cost” (said direct cost shall be inclusive of any sub-subcontractor fees), plus a reasonable contingency that is approved by HOF, in its sole discretion and subject to HOFV’s control, for any unforeseen expenses, plus a fee equal to [***] of the GMP associated with the applicable Project Location (said fee shall be inclusive of JCI’s direct personnel, expenses, general conditions and insurance).

c.	For Building Systems scopes where JCI desires to provide equipment only, such equipment shall be competitively bid to qualified vendors for award thereof and all such awards shall be approved by HOFV, in its sole discretion. JCI’s fee structure for vendor bids approved by HOFV shall be based on the direct cost of the materials, plus a fee equal to [***], plus a reasonable contingency that is approved by HOFV, in its sole discretion and subject to HOFV’s control, for any unforeseen conditions (collectively, the “Supplier Fee”). For clarity, the Supplier Fee shall not include any additional mark-ups for profit, overhead expenses, or general conditions.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

d.	JCI shall participate in the development of Building Systems scopes where certain JCI OEM products and services are to be utilized. For purposes of clarity, some scopes described on Exhibit B may require that they are designed according to a HOFV designated budget. Should JCI desire to incorporate certain OEM products where costs exceed a HOFV designated budget, JCI may pay for said “upgrades” provided that they are approved in writing by HOFV. JCI funded upgrades shall not be eligible for an additional fee payable to JCI.

e.	The terms and conditions associated with JCI’s performance of the work described in Sections 3(a)(i), 3(a)(ii), and Sections 3(b) – (d), including the binding terms regarding pricing, insurance, expenses, milestones and timeliness for completion, etc., shall be further defined in a JCI Subcontract executed between TSAV or Welty, as construction manager, and JCI, as subcontractor, at the appropriate time. Such JCI Subcontract(s) shall also further define the parties’ rights and obligations regarding the topics provided in Exhibit C attached hereto. The Parties agree to use a standard AIA A401-2007 Contractor/Subcontractor Agreement as the starting point of the JCI Subcontract, subject to such modifications and revisions as mutually agreed upon by the applicable parties.

f.	Subject to the terms set forth in this Agreement, in the event that the aggregate subcontract value of work awarded to JCI prior to December 31, 2019 (the “Expiration Date”) pursuant to one or more JCI Subcontract(s) is less than [***] (the “Subcontract Target Amount”), then HOFV shall, within 60 days after the Expiration Date, pay to JCI the amount of Liquidated Damages (as defined herein) as follows. As used herein, the term “Liquidated Damages” shall mean or refer to an amount equal to (i) [***] of (ii) the amount by which the aggregate subcontract value of work awarded to JCI pursuant to JCI Subcontract(s) prior to the Expiration Date is less than the Subcontract Target Amount. It is acknowledged that, except as provided in Section 3(j) herein, the failure by HOFV to award JCI an aggregate subcontract value of work prior to the Expiration Date equal to the Subcontract Target Amount will cause JCI to incur substantial economic damages and losses of types and in amounts which are impossible to compute and ascertain with certainty as a basis for recovery by JCI of actual damages, and that the Liquidated Damages identified herein represent a fair, reasonable and appropriate estimate thereof. Such Liquidated Damages are intended to represent estimated actual damages and are not intended as a penalty. Notwithstanding the foregoing, in no event shall Liquidated Damages under this Section 3(f) exceed [***]. The Liquidated Damages shall be offset by an amount equal to (y) [***] of (z) any revenue received by JCI, or its affiliates or subsidiaries, through business dealings facilitated by HOFV or any of its affiliates (including without limitation Industrial Realty Group, LLC) during the period beginning on the Effective Date through the Expiration Date. The Parties shall work in good faith and reasonably cooperate with each other to determine any such offset amounts, including but not limited to, review by HOFV of JCI’s books and records with respect to such business dealings.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

g.	The Parties acknowledge and agree that if the aggregate subcontract value of work awarded to JCI prior to the Expiration Date pursuant to one or more JCI Subcontracts exceeds the Subcontract Target Amount, then JCI will receive substantial economic gain and HOFV’s Project costs will significantly increase. Accordingly, in the event that the aggregate subcontract value of work awarded to JCI prior to the Expiration Date pursuant to one or more JCI Subcontracts exceeds [***] (the “Subcontract Ceiling”), then JCI’s fee, for all such work between the Subcontract Ceiling and the Fee Threshold Amount (as defined below), shall be equal to [***] (as compared to JCI’s aforementioned fee of [***]). Aside from said reduced fee, the other elements of JCI’s fee structure, as more fully described in Section 3, would remain applicable under these circumstances.

h.	In the event the aggregate subcontract value of work awarded to JCI prior to the Expiration Date pursuant to one or more JCI Subcontracts is equal to or greater than [***] (“Fee Threshold Amount”), then the Parties shall negotiate in good faith to determine the appropriate fee percentage payable to JCI in connection with any such work over the Fee Threshold Amount; provided, however, that such fee shall not be less than [***] (“Fee Floor”) unless otherwise mutually agreed upon in writing by the Parties. Notwithstanding anything herein to the contrary, but subject to the Fee Floor in the preceding sentence, HOFV shall not be obligated in any way to award any work to JCI over and above the Fee Threshold Amount unless and until the Parties mutually agree upon the fee percentage applicable to said work. The Parties acknowledge and agree that JCI will, through its supply chain management and other efficiencies unique to JCI, use its best efforts to reduce Project costs and that any corresponding value related to such efforts shall factor into the negotiations for JCI’s fee percentage for work over and above the Fee Threshold Amount.

i.	Notwithstanding the foregoing, (i) in the event general economic conditions decline such that the active development of the Project must be suspended, terminated or reduced in scope temporarily or permanently as determined by HOFV in the exercise of its reasonable discretion, then HOFV shall have the right to extend the Expiration Date from time to time until general economic conditions recover and the Project is again in the active phase of development; and (ii) at all times JCI shall ensure that the costs and prices charged to TASV or Welty or any other counterpart to a JCI Subcontract are competitive in the marketplace, and HOFV shall have no obligation for payment of Liquidated Damages to the extent it arises out of, is connected with, or results from rejection of a JCI Subcontract which proposes costs and prices which are not competitive in the marketplace. Notwithstanding the foregoing, the maximum extension of the Expiration Date as provided above shall be Twenty-Four (24) months.

j.	The Parties acknowledge and agree that the estimated top end budget for the costs related to the Building Systems scopes of work contemplated in this Agreement is [***] (“Top End Budget”). Notwithstanding anything herein to the contrary, HOFV shall not be obligated in any way to engage JCI, whether through self-performance, as a supplier, subcontractor or otherwise, for any work related to the Project where the aggregate subcontract value of work awarded to JCI hereunder exceeds the Top End Budget.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

4. Relationship of the Parties. JCI accepts the relationship of trust and confidence established by this Agreement and covenants with HOFV to cooperate with Welty, TSAV, and HKS, as the case may be, and to exercise JCI’s skill and judgment in furthering the interests of HOFV; to efficiently furnish the Services; to furnish at all times an adequate supply of personnel and materials; and to perform the Services in an expeditious and economical manner consistent with HOFV’s interests.

5. Notices and Compliance with Laws. JCI shall comply with all applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to its performance under this Agreement, and with equal employment opportunity programs, and other programs as may be required by governmental and quasi-governmental authorities.

6. Confidentiality. The Parties’ acknowledge and agree that the terms of this Agreement shall be subject to the same confidentiality provisions as described in the Sponsorship Agreement, and the Parties agree to abide by such confidentiality provisions as if those provisions were fully restated herein.

7. Termination or Suspension of this Agreement. This Agreement may be terminated prior to the expiration of the Term only by written agreement of all Parties or as follows:

a.	This Agreement may be terminated by JCI immediately upon written notice to HOFV in the event of fraud or gross or willful misconduct by HOFV and this Agreement may be terminated by HOFV immediately upon written notice to JCI in the event of fraud or gross or willful misconduct by JCI.

b.	This Agreement may be terminated by the JCI on ten (10) days’ written notice to HOFV if HOFV (a) materially breaches this Agreement and fails to cure such breach within sixty (60) days of notice of such breach, or (b) makes a general assignment for the benefit of creditors or is insolvent, bankrupt, or the subject of receivership.

c.	This Agreement may be terminated by HOFV on ten (10) days’ written notice to JCI if JCI (a) materially breaches this Agreement and fails to cure such breach within sixty (60) days of notice of such breach, or (b) makes a general assignment for the benefit of creditors or is insolvent, bankrupt, or the subject of receivership.

d.	Notwithstanding anything herein to the contrary, if the Long Form Agreement is not executed on or before November 15, 2016, or such other date as may be mutually agreed between the Parties, then either party may terminate this Agreement upon ten (10) days’ written notice to the other.

8. Indemnification. JCI agrees to indemnify and hold HOFV, its employees, agents, and representatives, including but not limited to Welty, TSAV and HKS, harmless from any damage, liability or cost (including liability to third parties and reasonable attorney’s fees) to the extent caused by JCI’s negligent acts, errors or omissions in the performance of the Services under this Agreement. HOFV agrees to indemnify and hold JCI, its employees, agents and representatives harmless from any damage, liability or cost (including liability to third parties and reasonable attorney’s fees) to the extent caused by HOFV’s negligent acts, errors or omissions in the performance or receipt of the Services under this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

9. Dispute Resolution.

a.	Mediation. Any claim, dispute or other matter in question arising out of or related to this Agreement (“Claims”) shall be subject to mediation as a condition precedent to the institution of legal, equitable or other proceedings by either party. If such matter relates to or is the subject of a lien arising out of JCI’s services, JCI may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to conclusion of mediation.

i.	The Parties shall endeavor to resolve claims, disputes and other matters in question between them by mediation, which, unless the Parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect at the time of the mediation. Request for mediation shall be filed in writing with the other Party to this Agreement and with the American Arbitration Association. The request may be made concurrently with the institution of legal, equitable or other proceedings but, in such event, mediation shall proceed in advance of such proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

ii.	The Parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

b.	Litigation. If the parties do not resolve their dispute through mediation pursuant to Section 9(a), the method of binding dispute resolution shall be litigation in a court of competent jurisdiction.

c.	Waiver of Consequential Damages. HOFV and JCI each waive Claims against one another for consequential damages arising out of or relating to this Agreement, including without limitation expenses relating to rental expenses; losses of use, income, profit, financing, business and reputation; and for loss of management or employee productivity.

10. Insurance. If JCI performs any work as a subcontractor for the Project, JCI’s corresponding insurance obligations shall be as set forth in the JCI Subcontract. The JCI Subcontract shall include a provision whereby upon HOFV’s request, JCI shall enroll in the Owner’s Controlled Insurance Program for the Project and the Construction Manager’s Subcontractor Default Insurance Program. At all times during the Term of this Agreement, and in connection with the Services being provided by JCI hereunder, JCI shall maintain the following insurance policies.

a.	General Liability – $1,000,000 per occurrence, $5,000,000 excess. JCI shall provide an endorsement to their policy naming HOFV, and its designees, as additional insureds. The additional insured endorsement(s) shall be at least as broad as the CB 2010 04/13 and the CG2037 04/13 or their equivalent.

b.	Automobile Liability – $1,000,000 per occurrence, $5,000,000 excess.

c.	Workers’ Compensation – $500,000 or as required by Ohio law as may be applicable. A waiver of subrogation endorsement shall be required, issued in favor of HOFV.

d.	Professional Liability – $5,000,000 per claim, $7,000,000 annual aggregate. Said “claims-made” coverage shall be capable of being renewed for a period of five (5) years.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

11. Instruments of Service. Drawings, specifications, and other documents, including those in electronic form, prepared by JCI and its sub-consultants are Instruments of Service for use solely with respect to the Project. JCI and its sub-consultants shall be deemed the authors and owners of their respective Instruments of Service and shall retain all common law, statutory and other reserved rights, including copyrights. Upon execution of this Agreement, JCI grants to HOFV, its agents, representatives and contractors (including but not limited to Welty, TSAV, and HKS), a non-exclusive license to reproduce and use JCI's Instruments of Service solely in connection with the Project, including the Project's further development by HOFV and others retained by HOFV for such purposes, including Welty, TSAV, and HKS. Such license shall also extend to any other persons or entities retained by HOFV for such purposes. JCI shall obtain similar non-exclusive licenses from its sub-consultants consistent with this Agreement. No other license or right shall be deemed granted or implied under this Agreement. HOFV shall not otherwise assign or transfer any license herein to another party without the prior written agreement of JCI. Any unauthorized reproduction or use of the Instruments of Service by HOFV or others shall be at HOFV's sole risk and expense and without liability to JCI and its sub-consultants.

12. Excluded Sponsors. The Sponsorship Agreement contains a list of excluded sponsors for the Project (the term “Excluded Sponsors” is more specifically defined in the Sponsorship Agreement and the use of that phrase herein shall have the same meaning ascribed to it in the Sponsorship Agreement and/or Long Form Agreement, as applicable). It is understood between the Parties that some products and services of Excluded Sponsors may already be integrated into the infrastructure of the HOF Facility and/or Stadium and that JCI has the opportunity to replace the Excluded Sponsor’s existing infrastructure; the cost of the replacement (including the cost of any lost sponsorship fees) would be borne by JCI.

13. Miscellaneous.

a.	Governing Law. This Agreement shall be governed by the laws of the State of Ohio.

b.	Entire Agreement; Sponsorship Agreement. With the exception of the Sponsorship Agreement, and any long form sponsorship agreement of like tenor, this Agreement replaces any and all other agreements in effect on the Effective Date, whether written or oral and is the sole agreement between the Parties regarding the Services. In the event any of the terms or provisions of this Agreement conflict with the Sponsorship Agreement, the terms of the Sponsorship Agreement shall govern and control.

c.	Severability. All of the covenants and provisions herein contained are severable; in the event that any of said covenants or provisions shall be held invalid by any court of competent jurisdiction; this Agreement shall be construed as if such invalid covenant or provision were not herein contained.

d.	Counterparts. This Agreement may be executed in two or more counterparts, each of which should be an original but all of which together shall constitute a single agreement.

e.	Binding Agreement. HOFV and JCI, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither HOFV, nor JCI shall assign this Agreement without the written consent of the other, not to be unreasonably withheld, conditioned or delayed; provided, however, HOFV may assign this Agreement to a lender providing financing for the Project. In such event, the lender shall assume HOFV’s rights and obligations under this Agreement, and JCI shall execute all reasonable consents facilitating such assignment, conditioned upon JCI’s receipt of all amounts due, if any, as provided in this Agreement.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

f.	Notices. All notices arising out of, or from, provisions of this Agreement shall be in writing and delivered to the parties at the addresses below, either by certified mail, FedEx or other overnight delivery service. All notices sent via the U.S. Postal Service are deemed effective on the date of postmark. Notices mailed through another carrier such as FedEx or UPS shall be effective upon receipt.

i.	If to HOFV:	c/o IRG Realty Advisors, LLC

4020 Kinross Lakes Parkway, Suite 200

Richfield, Ohio 44286

Attn: Carol Smith

ii.	If to JCI:	Johnson Controls

9797 Midwest Ave.

Cleveland, OH 44125

Attn: Todd Grabowski, Branch General Manager

g.	Recitals. The Recitals stated above are hereby incorporated by reference into this Agreement.

[Signature page follows]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of Effective Date.

HOFV:

HOF VILLAGE, LLC,

a Delaware limited liability company

By:	IRG Canton Village Manager, LLC,
a Delaware limited liability company, its Manager

By:
Name:
Title:

JCI:
JOHNSON CONTROLS, INC., a Wisconsin corporation

By:
Name:
Title:

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

Exhibit A

Design Assist and Related Services to be performed by JCI

•	JCI shall perform the following services, and/or advise HOFV, and its designees, agents, representatives, and contractors, as directed by HOFV from time to time, regarding the following:

o	Assist and advise relating to the overall scope, approach, costs, efficiency analysis, construction and performance of the Project’s Building Systems scope(s) of work, based on the conceptual budget target of [***] in construction costs for such Building Systems, plus approved ongoing maintenance and support services during the term of the Sponsorship Agreement.

o	Provide detailed plan review for the Project, including but not limited to:

▪	working closely with the TSAV and Welty to review applicable Building Systems options for the Project, which could enhance the overall business performance of the Project and its end users and consumers.

▪	Providing insight, benchmarking, and access (where available) to other similar facilities for illustrating best practices.

o	Provide design assistance for the Project’s Building Systems, including but not limited to:

▪	Overlay construction documents to identify design duplications in system infrastructures.

▪	Identify infrastructure efficiencies by the use of a single infrastructure/vendor doing multiple tasks in lieu of multiple infrastructures/subcontractors doing single tasks where appropriate.

▪	Conduct constructability reviews of the overall technology systems in unison with Welty’s Project Schedule (Closet Details, Schedules, Construction details).

▪	Coordinate with HOFV provided equipment

▪	Perform cost vs. life cycle cost reviews based on take-offs from the preliminary plans and specifications (provided by others) as each Project asset is programmed or designed. The cost reviews will be comprised of a base cost (minimum requirements for an operational system that meets the defined criteria) and an optimum cost (requirements for an operations system that exceeds the defined criteria, but increases operational efficiencies) for each technology system in scope.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

▪	Assistance with design management and coordination between applicable technology systems, designers, construction trades and TSAV and Welty.

▪	Develop a comprehensive technology procurement, installation, and implementation schedule based on the project team’s schedule.

▪	Prepare a master commissioning schedule to coordinate and facilitate all commissioning programs for applicable technology systems.

o	Provide assistance and consultation regarding Building Systems related construction services, including but not limited to the following:

▪	Outlining the Construction Expectations and Deliverables for all approved subcontracts.

▪	If requested by HOFV, serve as the single point of responsibility for procurement, installation, and management of technology systems included in the scope of work.

▪	Continuously communicate and coordinate with TSAV, Welty and HOFV, and their respective team members, regarding all relevant technology and building systems design and construction issues.

▪	Attend Construction Coordination meetings representing all technology systems under scope.

▪	Within a 60 days after HKS’ issuance of the Construction Drawings for an applicable Project Location, develop a final GMP in conjunction with TSAV based on actual cost from selected technology vendors (such GMP pricing shall be good for a period of 90 days from issuance).

▪	Except for scopes of work where JCI will be competitively bidding and/or self-performing:

•	Assist TSAV and Welty in development and administration of Request for Proposals (RFP) for all technology system bid packages that makeup the overall technology system outcome under scope

•	Qualify and review prospective bidders with TSAV and Welty

•	Assist in preparation of instructions to bidders, identifying bid dates, quantities of proposals, contact points, and other bidding information

•	Assist in preparation of Project Manuals and Project General Conditions to accompany system specific RFPs, including short and long-term service agreements to ensure fair market pricing for the life of the system.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

•	Participate in hosting of onsite pre-bid meetings for each system bid package release in scope, including onsite walk-thrus

•	Assist in collection and facilitation of responses to bidder’s Request for Information (RFI) in conjunction with TSAV

•	Assist in conduction of interviews with TSAV, Welty and others designated by HOFV for the awarding of all technology systems in scope

•	Assist in conduction of interviews and "No Gaps" meetings to verify completeness of scope and introduction of project delivery team

•	Announce and document contract awards

▪	Host construction kick off meeting to establish project implementation team, lines of communication, specific meeting attendance, and project team reporting lines.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

Exhibit B

Product Categories

1.	Fire Suppression (Division 21)
a.	Operation and Maintenance of Fire Suppression
b.	21 05 05 Selective Demolition for Fire Suppression
c.	21 05 13 Common Motor Reg. for Fire Suppression Equipment
d.	21 05 16 Expansion Fittings & Loops for Fire-Suppression Piping
e.	21 06 17 Sleeves & Sleeve Seals for Fire-Suppression Piping
f.	21 05 19 Meters & Gages for Fire- Suppression System
g.	21 05 23 General Duty Valves for Water based Fire-Suppression Pipe
h.	21 05 29 Hangers & Supports for Fire-Suppression P & E
i.	Seismic Controls for Fire-Suppression Piping & Equipment
j.	21 05 53 Identification for Fire Suppression Piping & Equipment
k.	Schedule for Fire Suppression
l.	Commissioning of Fire Suppression
m.	Instrumentation & Control for Fire-Suppression Systems
n.	Fire Suppression Standpipes
o.	Fire- Suppression Sprinkler System
p.	Fire-Suppression Pressure Maintenance Pumps
q.	Fire- Extinguishing Systems
r.	Carbon-Dioxide Fire-Extinguishing Systems
s.	1Clean-Agent Fire-Extinguishing Systems
t.	Wet-Chemical Fire-Extinguishing Systems
u.	Dry-Chemical Fire-Extinguishing Systems
v.	Centrifugal Fire Pumps
w.	Vertical-Turbine Fire Pumps
x.	Positive-Displacement Fire Pumps
y.	Fire Pump Accessories

2.	Plumbing Systems (Division 22) Subsystems
a.	Division 22 05 19 Meters and Gages for Plumbing Piping
b.	Division 22 09 00 Instrumentation & Control for Plumbing
c.	Division 22 51 23 Swimming Pool Equipment Controls
d.	Division 22 52 23 Fountain Equipment Controls

3.	Heating, Ventilating and Air Conditioning (Division 23) Subsystems
a.	Metasys Building Automation
b.	Air Handling Units
c.	Chillers
d.	Terminal Equipment (VAV, FCU, etc..)
e.	Fans
f.	Grills, Registers & Diffusers
g.	Variable Refrigerant Flow
h.	Chilled Beams
i.	Underfloor air distribution systems
j.	23 08 00 Commissioning of HVAC
k.	23 09 00 Instrumentation and Control for HVAC Division
l.	23 01 90 Diagnostic Systems for HVAC

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

4.	Integrated Automation (Division 25)

5.	Electrical (Division 26) Subsystems
a.	Simplex Fire Alarm and Detection
b.	Mass Notification
c.	Distributed Energy Storage (DES)
d.	Housekeeping Controls
e.	Command/Control Room Infrastructure/Connectivity
f.	Lighting Controls
g.	Credentialing
h.	Shades Controls
i.	Parking/Valet Controls
j.	26 05 19 Low-Voltage Electrical Power Conductors and Cables
k.	26 05 23 Control-Voltage Electrical Power Cables
l.	26 09 17 Programmable Controllers
m.	26 09 19 Enclosed Contactors
n.	26 09 23 Lighting Control Devices
o.	26 09 43 Network Lighting Controls
p.	26 09 43.13 Digital-Network Lighting Controls
q.	26 09 43.16 Addressable Luminaire Lighting Controls
r.	26 09 43.19 Wireless Network Lighting Controls
s.	26 09 43.23 Relay-Based Lighting Controls
t.	26 29 00 Low-Voltage Controllers
u.	26 33 00 Battery Equipment

6.	Communications (Division 27) Subsystems
a.	Village Infrastructure/Connectivity to Support AV
b.	Stadium and COP LED Displays and Scoreboards
c.	Infrastructure to Support League Specialty Technology Requirements
d.	Campus Radio and Repeater Systems
e.	Infrastructure (Data/Voice/Video)
f.	Wi-Fi (HD)
g.	Data Center Infrastructure/Connectivity
h.	DAS – Cell and Radio
i.	RF/RTLS
j.	Village specialty technology “FFE” Systems
i.	IPTV Infrastructure/Connectivity
ii.	Digital Signage Infrastructure/Connectivity
iii.	Broadcast/Control Room Infrastructure/Connectivity
iv.	PoS Infrastructure/Connectivity
v.	Ticketing Infrastructure/Connectivity
vi.	Exhibit Lighting Controls
vii.	Bluetooth Beacon Technology
viii.	Wayfinding Infrastructure/Connectivity
ix.	Room Access
x.	NOC Infrastructure/Connectivity
xi.	Patient Wanders

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

k.	27 10 00 Structured Cabling
l.	27 42 13 Point of Sale Systems
m.	27 42 16 Transportation Information Display Systems
n.	27 42 19 Public Information Systems
o.	27 53 16 Infrared and Radio Frequency Tracking Systems
p.	27 53 19 Internal Cellular, Paging, and Antenna Systems

7.	Electronic Safety and Security (Division 28) Subsystems
a.	Village Security and Access Controls
b.	Village Life Safety
c.	28 00 00 Electronic Safety and Security
d.	28 10 00 Access Control
e.	28 20 00 Video Surveillance
f.	28 30 00 Security Detection, Alarm, and Monitoring
g.	28 40 00 Life Safety

8.	Process Heating, Cooling and Drying Equipment (Division 42)

9.	Water and Wastewater Equipment (Division 46)

10.	Electrical Power Generation (Division 48) Subsystems
a.	48 17 13 Electrical Power Generation Batteries
b.	48 19 13 Electrical Power Generation Battery Charging Equipment
c.	48 19 16 Electrical Power Generation Inverters
d.	48 19 23 Electrical Power Generation Transformers
e.	48 19 26 Electrical Power Generation Voltage Regulators
f.	48 70 00 Electrical Power Generation Testing
g.	48 71 00 Electrical Power Generation Test Equipment

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

PRODUCT CATEGORY EXCLUSIONS

The following sub-categories are excluded from the list of categories where JCI shall be entitled to manage, competitively bid or provide equipment, with respect to the Project:

▪	Tenant provided technologies in tenant spaces
▪	Village or Museum website and application(s)
▪	Medical systems
▪	Software systems outside of JCI’s OEM systems where specified
▪	Telecommunications/VOIP and directly related systems
▪	Low Voltage pathways, conduits, cable supports, innerducts, and line voltage power systems.
▪	Other technology sub-categories that are not a core business to JCI
▪	Categories not listed in the preceding section

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

Exhibit C

Additional Terms and Conditions to Be Governed in the JCI Subcontract(s)

JCI’s obligations thereunder may include:

o	Construction:

▪	Facilitate weekly and monthly construction meetings that must be attended by the technology vendors & subcontractors

▪	Perform work designated as approved for self-performance.

▪	Coordinate storage, onsite trailer, and other pre-construction coordination items

▪	Identify bonded warehouse and delivery locations onsite

▪	Define document control practices and expectations (submittal, O&M, As-built, & Commissioning)

▪	Verify power and mechanical infrastructures support technology systems and infrastructures; "Post-Award". Make solution recommendations for revisions to Technology systems.

▪	Assist in management of construction RFI’s through-out construction for all technology systems.

▪	Assist in management of contingency spending and change orders for all technology systems.

▪	Provide TSAV and Welty a monthly report tracking JCI’s identified savings, alternative savings, and project cost to date.

▪	Prepare and execute pre and final commissioning.

▪	Assist in coordination of all owner training sessions, recording of training as requested.

▪	Prepare a composite as-built and O&M package for all technology systems in JCI’s scope of work.

o	Post-Construction

▪	Value Reporting – a customer satisfaction report based on key performance indicators (KPI) giving feedback to JCI on meeting the outcome expectations of VREA. These KPI’s were developed during the ideation process during the preconstruction phase of services. This feedback will allow JCI to ensure Owner’s outcomes have been meet or exceeded.

▪	Provide a single point of contact through-out warranty for all technology systems in scope.

▪	Prepare post-construction service agreements with technology vendors and subcontractors in scope. Review and make recommendations to Owner based on the information/costing gathered during the bid process and need of Owner.

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 11 [Design Assist Services Agreement] EXECUTION VERSION

Schedule 12

Project Labor Agreement

PARTIES AGREE THAT ONCE PROJECT LABOR AGREEMENT FINALIZED AND EXECUTED IT SHALL BE ADDED TO THE AGREEMENT BY CHANGE ORDER

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 12 [Project Labor Agreement] EXECUTION VERSION

SCHEDULE 13

PLANNED SERVICES AGREEMENT

[Redacted]

PROPRIETARY AND CONFIDENTIAL. ALL RIGHTS RESERVED.	TAAS – Schedule 13 [Planned Services Agreement] EXECUTION VERSION